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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 3, 1999

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                                                   13-2592361
   (STATE OR OTHER JURISDICTION OF                   1-8787                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)           (COMMISSION FILE NUMBER)                 IDENTIFICATION NO.)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 770-7000

    ------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
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

ITEM 5.  OTHER EVENTS

American International Group, Inc. (AIG) hereby files restated financial statements and financial statement schedules for the three years ended December 31, 1998 prepared in accordance with Regulation S-X, together with Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations, to retroactively reflect the acquisition of SunAmerica Inc. as of January 1, 1999. Also included are Exhibit 12, Computation of Ratios of Earnings to Fixed Charges, and Exhibit 23, Consent of Independent Accountants.

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA

The following Selected Consolidated Financial Data, which has been restated to include the operations of SunAmerica Inc., the Maryland corporation which was merged into AIG on January 1, 1999, on a pooling of interest basis, is presented in accordance with generally accepted accounting principles. This data should be read in conjunction with the financial statements and accompanying notes included elsewhere herein.

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
------------------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                          1998        1997        1996        1995        1994
------------------------------------------------------------------------------------------------------------------------
Revenues(a)                                                     $ 35,716    $ 32,553    $ 29,325    $ 26,610    $ 22,963
General insurance:
  Net premiums written                                            14,586      13,408      12,692      11,893      10,866
  Net premiums earned                                             14,098      12,421      11,855      11,406      10,287
  Adjusted underwriting profit                                       531         490         450         417         201
  Net investment income                                            2,192       1,854       1,691       1,547       1,436
  Realized capital gains                                             205         128          65          68          51
  Operating income                                                 2,928       2,472       2,206       2,032       1,688
Life insurance:
  Premium income                                                  10,293       9,956       8,995       8,044       6,730
  Net investment income                                            5,201       4,521       3,805       3,059       2,413
  Realized capital gains (losses)                                    (74)         (9)          4           1          66
  Operating income                                                 2,373       2,048       1,657       1,331       1,144
Financial services operating income                                  869         671         501         424         386
Asset management operating income                                    191         127         101          35          66
Equity in income of minority-owned insurance operations               57         114          99          82          56
Other realized capital losses                                         (7)        (29)        (12)        (30)        (51)
Income before income taxes, minority interest and cumulative
  effect of accounting change                                      6,277       5,310       4,468       3,783       3,222
Income taxes                                                       1,785       1,525       1,234       1,041         851
Income before minority interest and cumulative effect of
  accounting change                                                4,492       3,785       3,234       2,742       2,371
Minority interest                                                   (210)        (74)        (63)        (38)        (30)
Income before cumulative effect of accounting change               4,282       3,711       3,171       2,704       2,341
Cumulative effect of accounting change, net of tax                    --          --          --          --         (34)
Net income                                                         4,282       3,711       3,171       2,704       2,307
Earnings per common share(b):
  Income before cumulative effect of accounting change              3.51        3.06        2.61        2.22        1.93
  Cumulative effect of accounting change, net of tax:
  SunAmerica Inc.                                                     --          --          --          --        (.03)
  Basic                                                             3.51        3.06        2.61        2.22        1.90
  Diluted                                                           3.44        3.00        2.56        2.19        1.86
Cash dividends per common share                                      .25         .20         .17         .15         .12
Total assets                                                     233,676     199,614     172,330     150,981     129,002
Long-term debt(c)                                                 22,720      18,950      18,079      14,977      13,087
Capital funds (shareholders' equity)                              30,123      26,585      23,705      21,040      17,383
------------------------------------------------------------------------------------------------------------------------

(a) Represents the sum of general net premiums earned, life premium income, net investment income, financial services commissions, transactions and other fees, asset management commissions and other fees, equity in income of minority-owned insurance operations and realized capital gains (losses). In 1997, agency operations were presented as a component of general insurance and for years prior to 1997 agency results have been reclassified to conform to this presentation.

(b) Per share amounts for all periods presented reflect the adoption of the Statement of Financial Accounting Standards No. 128 "Earnings per Share."

(c) Including commercial paper and excluding that portion of long-term debt maturing in less than one year.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF   American International Group, Inc. and
                                                                    Subsidiaries
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATIONAL REVIEW

GENERAL INSURANCE OPERATIONS

AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in approximately 100 foreign countries.

     Domestic general insurance operations are comprised of the Domestic Brokerage Group, including the domestic operations of Transatlantic Holdings, Inc. (Transatlantic), Personal Lines, including 20th Century Industries (20th Century) and Mortgage Guaranty.

     Commencing with the third quarter of 1998, Transatlantic and 20th Century were consolidated into AIG's financial statements, as a result of AIG obtaining majority ownership.

     The Domestic Brokerage Group (DBG) is the primary domestic division. DBG writes substantially all classes of business insurance accepting such business mainly from insurance brokers. This provides DBG the opportunity to select specialized markets and retain underwriting control. Any licensed broker is able to submit business to DBG without the traditional agent-company contractual relationship, but such broker usually has no authority to commit DBG to accept a risk.

     AIG's Foreign General insurance group accepts risks primarily underwritten through American International Underwriters (AIU), a marketing unit consisting of wholly owned agencies and insurance entities. The Foreign General insurance group also includes business written by AIG's foreign-based insurance subsidiaries for their own accounts. The Foreign General group uses various marketing methods to write both business and personal lines insurance with certain refinements for local laws, customs and needs. AIU operates in over 70 countries in Asia, the Pacific Rim, Europe, Africa, Middle East and Latin America. Transatlantic's foreign operations are included in this group. (See also Note 18 of Notes to Financial Statements.)

     General insurance operations for the twelve month periods ending December 31, 1998, 1997 and 1996 were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                 1998       1997       1996
-------------------------------------------------------------
Net premiums written:
  Domestic                      $ 9,787    $ 9,038    $ 8,367
  Foreign                         4,799      4,370      4,325
-------------------------------------------------------------
Total                           $14,586    $13,408    $12,692
-------------------------------------------------------------
Net premiums earned:
  Domestic                      $ 9,471    $ 8,352    $ 7,822
  Foreign                         4,627      4,069      4,033
-------------------------------------------------------------
Total                           $14,098    $12,421    $11,855
-------------------------------------------------------------
Adjusted underwriting
  profit (loss):
  Domestic                      $     9    $    (7)   $    52
  Foreign                           522        497        398
-------------------------------------------------------------
Total                           $   531    $   490    $   450
-------------------------------------------------------------
Net investment income:
  Domestic                      $ 1,754    $ 1,485    $ 1,352
  Foreign                           438        369        339
-------------------------------------------------------------
Total                           $ 2,192    $ 1,854    $ 1,691
-------------------------------------------------------------
Operating income before
  realized capital gains:
  Domestic                      $ 1,763    $ 1,478    $ 1,404
  Foreign                           960        866        737
-------------------------------------------------------------
Total                             2,723      2,344      2,141
Realized capital gains              205        128         65
-------------------------------------------------------------
Operating income                $ 2,928    $ 2,472    $ 2,206
-------------------------------------------------------------

     In AIG's general insurance operations, 1998 net premiums written and net premiums earned increased 8.8 percent and 13.5 percent, respectively, from those of 1997. In 1997, net premiums written increased 5.6 percent and net premiums earned increased 4.8 percent when compared to 1996.

     The commercial insurance market remains highly competitive and excessively capitalized. DBG has been able to sustain some growth in various specialty markets. However, DBG has also non-renewed certain of its policies where underwriting and pricing standards could not be achieved.

     Domestic growth was primarily achieved through the growth in the personal auto insurance segment of Personal Lines.

     Foreign general insurance operations produced 32.9 percent of the general insurance net premiums written in 1998, 32.6 percent in 1997 and 34.1 percent in 1996.

     In comparing the foreign exchange rates used to translate the results of the Foreign General insurance group's operations during 1998 to those foreign exchange rates used to translate the Foreign General insurance group's results during 1997, the U.S. dollar

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                             American International Group, Inc. and Subsidiaries

strengthened in value in relation to most major foreign currencies in which the Foreign General insurance group conducts its business. Accordingly, if the Foreign General insurance group's net premiums written were translated into U.S. dollars utilizing those exchange rates which prevailed in 1997, thus mitigating the effects of the U.S. dollar's general strengthening, the Foreign General insurance group's premium growth would have been 17.5 percent. This growth equates to growth in original currency. The Far East operations, particularly personal lines, were the primary source for such growth. (See also the discussion under "Capital Resources" herein.)

     Net premiums written are initially deferred and earned based upon the terms of the underlying policies. The net unearned premium reserve constitutes deferred revenues which are generally earned ratably over the policy period. Thus, the net unearned premium reserve is not fully recognized as net premiums earned until the end of the policy period.

     AIG, along with most general insurance entities, uses the loss ratio, the expense ratio and the combined ratio as measures of performance. The loss ratio is derived as the sum of losses and loss expenses incurred divided by net premiums earned. The expense ratio is derived as statutory underwriting expenses divided by net premiums written. The combined ratio is the sum of the loss ratio and the expense ratio. These ratios are relative measurements that describe for every $100 of net premiums earned or written, the cost of losses and statutory expenses, respectively. The combined ratio presents the total cost per $100 of premium production. A combined ratio below 100 demonstrates underwriting profit; a combined ratio above 100 demonstrates underwriting loss. The statutory general insurance ratios were as follows:

-------------------------------------------------------------
                                    1998      1997      1996
-------------------------------------------------------------
Domestic:
  Loss Ratio                        84.25     84.44     85.21
  Expense Ratio                     15.87     15.90     14.79
-------------------------------------------------------------
Combined Ratio                     100.12    100.34    100.00
-------------------------------------------------------------
Foreign:
  Loss Ratio                        57.87     56.61     57.82
  Expense Ratio                     30.76     31.16     31.77
-------------------------------------------------------------
Combined Ratio                      88.63     87.77     89.59
-------------------------------------------------------------
Consolidated:
  Loss Ratio                        75.59     75.33     75.89
  Expense Ratio                     20.77     20.87     20.58
-------------------------------------------------------------
Combined Ratio                      96.36     96.20     96.47
-------------------------------------------------------------

     Adjusted underwriting profit (operating income less net investment income and realized capital gains) represents statutory underwriting profit or loss adjusted primarily for changes in deferred policy acquisition costs. The adjusted underwriting profits were $531 million in 1998, $490 million in 1997 and $450 million in 1996. The regulatory, product type and competitive environment as well as the degree of litigation activity in any one country varies significantly. These factors have a direct impact on pricing and consequently profitability as reflected by adjusted underwriting profit and statutory general insurance ratios. (See also Notes 4 and 18 of Notes to Financial Statements.)

     AIG's results reflect the net impact of incurred losses from catastrophes approximating $110 million in 1998, $16 million in 1997 and $78 million in 1996. AIG's gross incurred losses from catastrophes approximated $625 million in 1998, $22 million in 1997 and $240 million in 1996. If these catastrophes were excluded from the losses incurred in each period, the pro forma consolidated statutory general insurance ratios would be as follows:

-------------------------------------------------------------
                                      1998     1997     1996
-------------------------------------------------------------
Loss Ratio                            74.81    75.20    75.23
Expense Ratio                         20.77    20.87    20.58
-------------------------------------------------------------
Combined Ratio                        95.58    96.07    95.81
-------------------------------------------------------------

     AIG's ability to maintain its combined ratio below 100 is primarily attributable to the profitability of AIG's foreign general insurance operations and AIG's emphasis on maintaining its disciplined underwriting, especially in the domestic specialty markets. In addition, AIG does not seek net premium growth where rates do not adequately reflect its assessment of exposures.

     General insurance net investment income in 1998 increased 18.3 percent when compared to 1997. In 1997, net investment income increased 9.6 percent over 1996. The growth in net investment income in each of the three years was primarily attributable to new cash flow for investment. The new cash flow was generated from net general insurance operating cash flow and included the compounding of previously earned and reinvested net investment income. (See also the discussion under "Liquidity" herein and Note 8 of Notes to Financial Statements.)

     General insurance realized capital gains were $205 million in 1998, $128 million in 1997 and $65 million in 1996. These realized gains resulted from the ongoing management of the general insurance investment portfolios within the overall objectives of the general insurance operations and arose primarily from the disposition of equity securities and available for sale fixed maturities as well as redemptions of fixed maturities.

     General insurance operating income in 1998 increased 18.4 percent when compared to 1997. The 1997 results reflect an increase of 12.1 percent from 1996. The contribution of general insurance operating income to income before income taxes and minority interest was 46.6 percent in 1998 and 1997 compared to
49.4 percent in 1996.

     AIG is a major purchaser of reinsurance for its general insurance operations. AIG is cognizant of the need to exercise good judgment in the selection and approval of both domestic and foreign companies participating in its reinsurance programs. AIG insures risks in over 100 countries and its reinsurance programs must be coordinated in order to provide AIG the level of

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

reinsurance protection that AIG desires. These reinsurance arrangements do not relieve AIG from its direct obligations to its insureds.

     AIG's general reinsurance assets amounted to $17.61 billion and resulted from AIG's reinsurance arrangements. Thus, a credit exposure existed at December 31, 1998 with respect to reinsurance recoverable to the extent that any reinsurer may not be able to reimburse AIG under the terms of these reinsurance arrangements. AIG manages its credit risk in its reinsurance relationships by transacting with reinsurers that it considers financially sound, and when necessary AIG holds substantial collateral in the form of funds, securities and/or irrevocable letters of credit. This collateral can be drawn on for amounts that remain unpaid beyond specified time periods on an individual reinsurer basis. At December 31, 1998, approximately 50 percent of the general reinsurance assets were from unauthorized reinsurers. In order to obtain statutory recognition, nearly all of these balances were collateralized. The remaining 50 percent of the general reinsurance assets were from authorized reinsurers and over 93 percent of such balances are from reinsurers rated A-(excellent) or better, as rated by A.M. Best. This rating is a measure of financial strength. The terms authorized and unauthorized pertain to regulatory categories, not creditworthiness.

     AIG maintains an allowance for estimated unrecoverable reinsurance and has been largely successful in its previous recovery efforts. At December 31, 1998, AIG had allowances for unrecoverable reinsurance approximating $100 million. At that date, and prior to this allowance, AIG had no significant reinsurance recoverables from any individual reinsurer which is financially troubled (e.g., liquidated, insolvent, in receivership or otherwise subject to formal or informal regulatory restriction).

     AIG's Reinsurance Security Department conducts ongoing detailed assessments of the reinsurance markets and current and potential reinsurers both foreign and domestic. Such assessments include, but are not limited to, identifying if a reinsurer is appropriately licensed, and has sufficient financial capacity, and the local economic environment in which a foreign reinsurer operates. This department also reviews the nature of the risks ceded and the need for collateral. In addition, AIG's Credit Risk Committee reviews the credit limits for and concentrations with any one reinsurer.

     AIG enters into certain intercompany reinsurance transactions for its general and life operations. AIG enters these transactions as a sound and prudent business practice in order to maintain underwriting control and spread insurance risk among various legal entities. These reinsurance agreements have been approved by the appropriate regulatory authorities. All material intercompany transactions have been eliminated in consolidation.

     At December 31, 1998, the consolidated general reinsurance assets of $17.61 billion include reinsurance recoverables for paid losses and loss expenses of $1.72 billion and $13.69 billion with respect to the ceded reserve for losses and loss expenses, including ceded losses incurred but not reported (IBNR) (ceded reserves). The ceded reserves represent the accumulation of estimates of ultimate ceded losses including provisions for ceded IBNR and loss expenses. The methods used to determine such estimates and to establish the resulting ceded reserves are continually reviewed and updated. Any adjustments therefrom are reflected in income currently. It is AIG's belief that the ceded reserves at December 31, 1998 were representative of the ultimate losses recoverable. In the future, as the ceded reserves continue to develop to ultimate amounts, the ultimate loss recoverable may be greater or less than the reserves currently ceded.

     At December 31, 1998, general insurance reserves for losses and loss expenses (loss reserves) amounted to $38.31 billion. These loss reserves represent the accumulation of estimates of ultimate losses, including IBNR, and loss expenses and minor amounts of discounting related to certain workers' compensation claims. At December 31, 1998, general insurance net loss reserves increased $3.45 billion to $24.62 billion. These loss reserves represent loss reserves reduced by reinsurance recoverable, net of an allowance for unrecoverable reinsurance. The methods used to determine such estimates and to establish the resulting reserves are continually reviewed and updated. Any adjustments resulting therefrom are reflected in operating income currently. It is management's belief that the general insurance net loss reserves are adequate to cover all general insurance net losses and loss expenses as at December 31, 1998. In the future, if the general insurance net loss reserves develop deficiently, such deficiency would have an adverse impact on such future results of operations.

     In a very broad sense, the general loss reserves can be categorized into two distinct groups: one group being long tail casualty lines of business. Such lines include excess and umbrella liability, directors and officers' liability, professional liability, medical malpractice, general liability, products' liability, and related classes. These lines account for approximately 50 percent of net losses and loss expenses. The other group is short tail lines of business consisting principally of property lines and including certain classes of casualty lines.

     Estimation of ultimate net losses and loss expenses (net losses) for long tail casualty lines of business is a complex process and depends on a number of factors, including the line and volume of the business involved. In the more recent accident years of long tail casualty lines there is limited statistical credibility in reported net losses. That is, a relatively low proportion of net losses would be reported claims and expenses and an even smaller proportion would be net losses paid. A relatively high proportion of net losses would therefore be IBNR.

     A variety of actuarial methods and assumptions are normally employed to estimate net losses for long tail casualty lines. These methods ordinarily involve the use of loss trend factors intended to reflect the estimated annual growth in loss costs from one accident year to the next. For the majority of long tail casualty lines, net loss trend factors approximated six percent. Loss trend factors reflect many items including changes in claims handling, exposure and policy forms and current and future estimates of monetary inflation and social inflation. Thus, many factors are implicitly considered in

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                             American International Group, Inc. and Subsidiaries

estimating the year to year growth in loss costs. Therefore, AIG's carried net long tail loss reserves are judgmentally set as well as tested for reasonableness using the most appropriate loss trend factors for each class of business. In the evaluation of AIG's net loss reserves, loss trend factors vary slightly, depending on the particular class and nature of the business involved. These factors are periodically reviewed and subsequently adjusted, as appropriate, to reflect emerging trends which are based upon past loss experience.

     Estimation of net losses for short tail business is less complex than for long tail casualty lines. Loss cost trends for many property lines can generally be assumed to be similar to the growth in exposure of such lines. For example, if the fire insurance coverage remained proportional to the actual value of the property, the growth in property's exposure to fire loss can be approximated by the amount of insurance purchased.

     For other property and short tail casualty lines, the loss trend is implicitly assumed to grow at the rate that reported net losses grow from one year to the next. The concerns noted above for longer tail casualty lines with respect to the limited statistical credibility of reported net losses generally do not apply to shorter tail lines.

     AIG continues to receive claims asserting injuries from toxic waste, hazardous substances, and other environmental pollutants and alleged damages to cover the cleanup costs of hazardous waste dump sites (hereinafter referred to collectively as environmental claims) and indemnity claims asserting injuries from asbestos. The vast majority of these asbestos and environmental claims emanate from policies written in 1984 and prior years. AIG has established a specialized claims unit which investigates and adjusts all such asbestos and environmental claims. Commencing in 1985, standard policies contained an absolute exclusion for pollution related damage. However, AIG currently underwrites environmental impairment liability insurance on a claims made basis and excluded such claims from the analyses included herein.

     Estimation of asbestos and environmental claims loss reserves is a difficult process. These asbestos and environmental claims cannot be estimated by conventional reserving techniques as previously described. Quantitative techniques frequently have to be supplemented by subjective considerations including managerial judgment. Significant factors which affect the trends which influence the development of asbestos and environmental claims are the inconsistent court resolutions and judicial interpretations which broaden the intent of the policies and scope of coverage. The current case law can be characterized as still evolving and there is little likelihood that any firm direction will develop in the near future. Additionally, the exposure for cleanup costs of hazardous waste dump sites involves issues such as allocation of responsibility among potentially responsible parties and the government's refusal to release parties. The cleanup cost exposure may significantly change if the Congressional reauthorization of Superfund dramatically changes, thereby reducing or increasing litigation and cleanup costs. Additionally, proposed legislation, if passed in current form, would be expected to reduce ultimate asbestos exposure.

     In the interim, AIG and other industry members have and will continue to litigate the broadening judicial interpretation of the policy coverage and the liability issues. At the current time, it is not possible to determine the future development of asbestos and environmental claims with the same degree of reliability as is the case for other types of claims. Such development will be affected by the extent to which courts continue to expand the intent of the policies and the scope of the coverage, as they have in the past, as well as by changes in Superfund and waste dump site coverage issues. Although the estimated liabilities for these claims are subject to a significantly greater margin of error than for other claims, the reserves carried for these claims at December 31, 1998 are believed to be adequate as these reserves are based on the known facts and current law. Furthermore, as AIG's net exposure retained relative to the gross exposure written was lower in 1984 and prior years, the potential impact of these claims is much smaller on the net loss reserves than on the gross loss reserves. (See the previous discussion on reinsurance collectibility herein.)

     The majority of AIG's exposures for asbestos and environmental claims are excess casualty coverages, not primary coverages. Thus, the litigation costs are treated in the same manner as indemnity reserves. That is, litigation expenses are included within the limits of the liability AIG incurs. Individual significant claim liabilities, where future litigation costs are reasonably determinable, are established on a case basis.

     A summary of reserve activity, including estimates for applicable IBNR, relating to asbestos and environmental claims separately and combined at December 31, 1998, 1997 and 1996 follows. The 1998 reserve activity includes Transatlantic.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

(IN MILLIONS)
-------------------------------------------------------------------------------------------------------------------
                                                                   1998               1997               1996
                                                              ---------------    ---------------    ---------------
                                                              GROSS      NET     GROSS      NET     GROSS      NET
-------------------------------------------------------------------------------------------------------------------
ASBESTOS:
Reserve for losses and loss expenses at beginning of year     $  842    $ 195    $  876    $ 172    $  744    $ 127
Losses and loss expenses incurred                                375      111       238       68       393      103
Losses and loss expenses paid                                   (253)     (47)     (272)     (45)     (261)     (58)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $  964    $ 259    $  842    $ 195    $  876    $ 172
-------------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL:
Reserve for losses and loss expenses at beginning of year     $1,467    $ 593    $1,427    $ 571    $1,198    $ 380
Losses and loss expenses incurred                                285      106       223       85       379      240
Losses and loss expenses paid                                   (216)     (93)     (183)     (63)     (150)     (49)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $1,536    $ 606    $1,467    $ 593    $1,427    $ 571
-------------------------------------------------------------------------------------------------------------------
COMBINED:
Reserve for losses and loss expenses at beginning of year     $2,309    $ 788    $2,303    $ 743    $1,942    $ 507
Losses and loss expenses incurred                                660      217       461      153       772      343
Losses and loss expenses paid                                   (469)    (140)     (455)    (108)     (411)    (107)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $2,500    $ 865    $2,309    $ 788    $2,303    $ 743
-------------------------------------------------------------------------------------------------------------------

     The gross and net IBNR included in the aforementioned reserve for losses and loss expenses at December 31, 1998, 1997 and 1996 were estimated as follows:

(IN MILLIONS)
-------------------------------------------------------------------------------------------------------------------
                                                                  1998                1997                1996
                                                              -------------      --------------      --------------
                                                              GROSS    NET       GROSS     NET       GROSS     NET
-------------------------------------------------------------------------------------------------------------------
Combined                                                      $979     $359      $1,004    $394      $1,070    $437
-------------------------------------------------------------------------------------------------------------------

     A summary of asbestos and environmental claims count activity for the years ended December 31, 1998, 1997 and 1996 was as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                           1998                                  1997                             1996
                            -----------------------------------   -----------------------------------   ------------------------
                            ASBESTOS   ENVIRONMENTAL   COMBINED   ASBESTOS   ENVIRONMENTAL   COMBINED   ASBESTOS   ENVIRONMENTAL
--------------------------------------------------------------------------------------------------------------------------------
Claims at beginning of
  year                       6,150        17,422        23,572     5,668        17,395        23,063     5,244        17,858
Claims during year:
  Opened                       887         3,502         4,389     1,073         3,624         4,697     1,083         3,836
  Settled                      (81)         (677)         (758)     (169)         (644)         (813)     (117)         (466)
  Dismissed or otherwise
    resolved                  (568)       (3,687)       (4,255)     (422)       (2,953)       (3,375)     (542)       (3,833)
--------------------------------------------------------------------------------------------------------------------------------
Claims at end of year        6,388        16,560        22,948     6,150        17,422        23,572     5,668        17,395
--------------------------------------------------------------------------------------------------------------------------------

--------------------------  --------
                              1996
                            --------
                            COMBINED
--------------------------  --------
Claims at beginning of
  year                       23,102
Claims during year:
  Opened                      4,919
  Settled                      (583)
  Dismissed or otherwise
    resolved                 (4,375)
----------------------------------------------
Claims at end of year        23,063
-------------------------------------------------------

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

     The average cost per claim settled, dismissed or otherwise resolved for the years ended December 31, 1998, 1997 and 1996 was as follows:

------------------------------------------------------------
                                          GROSS        NET
------------------------------------------------------------
1998
Asbestos                                 $390,300    $71,800
Environmental                              49,600     21,500
Combined                                   93,700     28,000
------------------------------------------------------------
1997
Asbestos                                 $460,600    $77,000
Environmental                              51,000     17,600
Combined                                  108,800     26,000
------------------------------------------------------------
1996
Asbestos                                 $396,700    $88,500
Environmental                              34,900     11,400
Combined                                   83,000     21,600
------------------------------------------------------------

     A.M. Best, an insurance rating agency, has developed a survival ratio to measure the number of years it would take a company to exhaust both its asbestos and environmental reserves for losses and loss expenses based on that company's current level of asbestos and environmental claims payments. This is a ratio derived by taking the current ending losses and loss expense reserves and dividing by the average annual payments for the prior three years. Therefore, the ratio derived is a simplistic measure of an estimate of the number of years it would be before the current ending losses and loss expense reserves would be paid off using recent average payments. The higher the ratio, the more years the reserves for losses and loss expenses cover these claims payments. These ratios are computed based on the ending reserves for losses and loss expenses over the respective claims settlements during the fiscal year. Such payments include indemnity payments and legal and loss adjustment payments. It should be noted, however, that this is an extremely simplistic approach to measuring asbestos and environmental reserve levels. Many factors, such as aggressive settlement procedures, mix of business and level of coverage provided, have significant impact on the amount of asbestos and environmental losses and loss expense reserves, ultimate payments thereof and the resultant ratio.

     The developed survival ratios include both involuntary and voluntary indemnity payments. Involuntary payments include court judgments, court orders, covered claims with no coverage defenses, state mandated cleanup costs, claims where AIG's coverage defenses are minimal, and settlements made less than six months before the first trial setting. Also, AIG considers all legal and loss adjustment payments as involuntary.

     AIG believes voluntary indemnity payments should be excluded from the survival ratio. The special asbestos and environmental claims unit actively manages AIG's asbestos and environmental claims and proactively pursues early settlement of environmental claims for all known and unknown sites. As a result, AIG reduces its exposure to future environmental loss contingencies.

     AIG's survival ratios for involuntary asbestos and environmental claims, separately and combined, were based upon a three year average payment. These ratios for the years ended December 31, 1998, 1997 and 1996 were as follows:

------------------------------------------------------------
                                               GROSS    NET
------------------------------------------------------------
1998
Involuntary survival ratios:
  Asbestos                                      3.7      5.2
  Environmental                                17.0     17.2
  Combined                                      7.8     10.8
------------------------------------------------------------
1997
Involuntary survival ratios:
  Asbestos                                      3.8      4.6
  Environmental                                14.6     18.0
  Combined                                      7.7     11.2
------------------------------------------------------------
1996
Involuntary survival ratios:
  Asbestos                                      5.1      4.6
  Environmental                                16.2     18.8
  Combined                                      9.4     11.5
------------------------------------------------------------

     AIG's operations are negatively impacted under guarantee fund assessment laws which exist in most states. As a result of operating in a state which has guarantee fund assessment laws, a solvent insurance company may be assessed for certain obligations arising from the insolvencies of other insurance companies which operated in that state. AIG generally records these assessments upon notice. Additionally, certain states permit at least a portion of the assessed amount to be used as a credit against a company's future premium tax liabilities. Therefore, the ultimate net assessment cannot reasonably be estimated. The guarantee fund assessments net of credits for 1998, 1997 and 1996 were $16 million, $15 million and $19 million, respectively.

     AIG is also required to participate in various involuntary pools (principally workers' compensation business) which provide insurance coverage for those not able to obtain such coverage in the voluntary markets. This participation is also recorded upon notification, as these amounts cannot reasonably be estimated.

LIFE INSURANCE OPERATIONS

AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in over 70 foreign countries. Traditional products consist of individual and group life, annuity, endowment and accident and health policies. Financial and investment products consist of single premium annuity, variable annuities, guaranteed investment contracts, universal life and pensions.

     AIG's three principal overseas life operations are American Life Insurance Company (ALICO), American International Assurance Company, Limited together with American International Assurance Company (Bermuda) Limited (AIA) and Nan Shan

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

Life Insurance Company, Ltd. (Nan Shan). ALICO is incorporated in Delaware and all of its business is written outside of the United States. ALICO has operations either directly or through subsidiaries in approximately 50 countries located in Europe, Africa, Latin America, the Caribbean, the Middle East, and the Far East, with Japan being the largest territory. AIA operates primarily in Hong Kong, Singapore, Malaysia and Thailand. Nan Shan operates in Taiwan. AIG's domestic life operations are comprised of two separate operations, AIG's domestic life companies and the life insurance subsidiaries of SunAmerica Inc. (SunAmerica), a Delaware corporation which owns substantially all of the subsidiaries which were owned by SunAmerica Inc., the Maryland company which was merged into AIG (Original SunAmerica). Both of these operations sell primarily financial and investment type products. (See also Note 18 of Notes to Financial Statements.)

     Life insurance operations for the twelve month periods ending December 31, 1998, 1997 and 1996 were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                               1998        1997        1996
-------------------------------------------------------------
Premium income:
  Domestic                   $    784    $    583    $    552
  Foreign                       9,509       9,373       8,443
-------------------------------------------------------------
Total                        $ 10,293    $  9,956    $  8,995
-------------------------------------------------------------
Net investment income:
  Domestic                   $  2,889    $  2,464    $  2,059
  Foreign                       2,312       2,057       1,746
-------------------------------------------------------------
Total                        $  5,201    $  4,521    $  3,805
-------------------------------------------------------------
Operating income before
  realized capital gains
  (losses):
  Domestic                   $    782    $    632    $    464
  Foreign                       1,665       1,425       1,189
-------------------------------------------------------------
Total                           2,447       2,057       1,653
Realized capital gains
  (losses)                        (74)         (9)          4
-------------------------------------------------------------
Operating income             $  2,373    $  2,048    $  1,657
-------------------------------------------------------------
Life insurance in-force:
  Domestic                   $ 65,705    $ 66,267    $ 68,428
  Foreign                     437,944     377,056     361,564
-------------------------------------------------------------
Total                        $503,649    $443,323    $429,992
-------------------------------------------------------------

     AIG's life premium income in 1998 represented a 3.4 percent increase from the prior year. This compares with an increase of 10.7 percent in 1997 over 1996. Foreign life operations produced 92.4 percent, 94.1 percent and 93.9 percent of the life premium income in 1998, 1997 and 1996, respectively. (See also Notes 1, 4 and 6 of Notes to Financial Statements.)

     AIG's life insurance operations, demonstrating the strength of its franchise, continued to show growth in original currencies. As previously discussed, the U.S. dollar strengthened in value in relation to most major foreign currencies in which AIG conducts its foreign life operations, particularly AIA and Nan Shan. Accordingly, if foreign life premium income was translated into U.S. dollars utilizing those exchange rates which prevailed in 1997, thus mitigating the effects of the U.S. dollar's general strengthening, foreign life premium growth would have been 15.4 percent. This growth equates to growth in original currency. (See also the discussion under "Capital Resources" herein.)

     The traditional life products were the major contributors to the growth in foreign premium income and investment income, particularly those countries in which AIA and Nan Shan operate. A mixture of traditional, accident and health and financial products are being sold in Japan through ALICO.

     Life insurance net investment income increased 15.0 percent in 1998 compared to an increase of 18.8 percent in 1997. The growth in net investment income in 1998 and 1997 was attributable to both foreign and domestic new cash flow for investment. The new cash flow was generated from life insurance operations and included the compounding of previously earned and reinvested net investment income. (See also the discussion under "Liquidity" herein.)

     Life insurance realized capital losses were $74 million in 1998, compared to realized capital losses of $9 million in 1997 and realized capital gains of $4 million in 1996. These realized gains and losses resulted from the ongoing management of the life insurance investment portfolios within the overall objectives of the life insurance operations and arose primarily from the disposition of equity securities and available for sale fixed maturities as well as redemptions of fixed maturities.

     Life insurance operating income in 1998 increased 15.9 percent to $2.37 billion compared to an increase of 23.6 percent in 1997. Excluding realized capital gains and losses from life insurance operating income, the percent increases would be 19.0 percent and 24.4 percent in 1998 and 1997, respectively. The contribution of life insurance operating income to income before income taxes and minority interest amounted to 37.8 percent in 1998 compared to 38.6 percent in 1997 and 37.1 percent in 1996.

     The risks associated with the traditional life and accident and health products are underwriting risk and investment risk. The risk associated with the financial and investment contract products is investment risk.

     Underwriting risk represents the exposure to loss resulting from the actual policy experience adversely emerging in comparison to the assumptions made in the product pricing associated with mortality, morbidity, termination and expenses. AIG's life companies limit their maximum underwriting exposure on traditional life insurance of a single life to approximately one million dollars of coverage by using yearly renewable term reinsurance. The life insurance operations have not entered into assumption reinsurance transactions or surplus relief transactions during the three year period ended December 31, 1998. (See also Note 5 of Notes to Financial Statements.)

     The investment risk represents the exposure to loss resulting from the cash flows from the invested assets, primarily long-term

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

fixed rate investments, being less than the cash flows required to meet the obligations of the expected policy and contract liabilities and the necessary return on investments.

     To minimize its exposure to investment risk, AIG tests the cash flows from the invested assets and the policy and contract liabilities using various interest rate scenarios to assess whether there is a liquidity excess or deficit. If a rebalancing of the invested assets to the policy and contract claims became necessary and did not occur, a demand could be placed upon liquidity. (See also the discussion under "Liquidity" herein.)

     The asset-liability relationship is appropriately managed in AIG's foreign operations, as it has been throughout AIG's history, even though certain territories lack qualified long-term investments or there are investment restrictions imposed by the local regulatory authorities. For example, in Japan and several Southeast Asia territories, the duration of the investments is often for a shorter period than the effective maturity of the related policy liabilities. Therefore, there is a risk that the reinvestment of the proceeds at the maturity of the investments may be at a yield below that of the interest required for the accretion of the policy liabilities. Additionally, there exists a future investment risk that is associated with certain policies which have future premium receipts. That is, the investment of these future premium receipts may be at a yield below that required to meet future policy liabilities. At December 31, 1998, the average duration of the investment portfolio in Japan was 5.6 years. With respect to the investment of the future premium receipts the average duration is estimated to be 6.1 years. These durations compare with an estimated average duration of 8.7 years for the corresponding policy liabilities. To maintain an adequate yield to match the interest necessary to support future policy liabilities, constant management focus is required to reinvest the proceeds of the maturing securities and to invest the future premium receipts without sacrificing investment quality. To the extent permitted under local regulation, AIG may invest in qualified longer-term securities outside Japan to achieve a closer matching in both duration and the required yield. AIG is able to manage any asset-liability duration difference through maintenance of sufficient global liquidity and to support any operational shortfall through its international financial network. Domestically, active monitoring assures appropriate asset-liability matching as there are investments available to match the duration and the required yield. (See also the discussion under "Liquidity" herein.)

     AIG uses asset-liability matching as a management tool to determine the composition of the invested assets and marketing strategies. As a part of these strategies, AIG may determine that it is economically advantageous to be temporarily in an unmatched position due to anticipated interest rate or other economic changes.

FINANCIAL SERVICES OPERATIONS

AIG's financial services subsidiaries engage in diversified financial products and services including premium financing, banking services and consumer finance services.

     International Lease Finance Corporation (ILFC) engages primarily in the acquisition of new and used commercial jet aircraft and the leasing and remarketing of such aircraft to airlines around the world. (See also Note 18 of Notes to Financial Statements.)

     AIG Financial Products Corp. and its subsidiaries (AIGFP) structure financial transactions, including long-dated interest rate and currency swaps and structures borrowings through notes, bonds and guaranteed investment agreements. (See also Note 18 of Notes to Financial Statements.)

     AIG Trading Group Inc. and its subsidiaries (AIGTG) engage in various commodities trading, foreign exchange trading, interest rate swaps and market making activities. (See also Note 18 of Notes to Financial Statements.)

     Financial services operations for the twelve month periods ending December 31, 1998, 1997 and 1996 were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                     1998      1997      1996
-------------------------------------------------------------
REVENUES:
International Lease Finance
  Corporation                      $2,002    $1,857    $1,560
AIG Financial Products Corp.*         550       452       369
AIG Trading Group Inc.*               374       562       289
Other                                 118       171       161
-------------------------------------------------------------
Total                              $3,044    $3,042    $2,379
-------------------------------------------------------------
OPERATING INCOME:
International Lease Finance
  Corporation                      $  496    $  382    $  307
AIG Financial Products Corp.          323       241       189
AIG Trading Group Inc.                123       127        80
Other, including intercompany
  adjustments                         (73)      (79)      (75)
-------------------------------------------------------------
Total                              $  869    $  671    $  501
-------------------------------------------------------------

* Represents net trading revenues.

     Financial services operating income increased 29.5 percent in 1998 over 1997. This compares with an increase of 33.9 percent in 1997 over 1996.

     Financial services operating income represented 13.8 percent of AIG's income before income taxes and minority interest in 1998. This compares to 12.6 percent and 11.2 percent in 1997 and 1996, respectively.

     ILFC generates its revenues primarily from leasing new and used commercial jet aircraft to domestic and foreign airlines. Revenues also result from the remarketing of commercial jets for its own account, for airlines and for financial institutions. Revenues in 1998 increased 7.8 percent from 1997 compared to a 19.0 percent increase during 1997 from 1996. The revenue growth in each year resulted primarily from the increase in flight equipment available for operating lease, the increase in the relative cost of the leased fleet, the increase in the relative composition of the fleet with wide bodies which typically receive higher lease payments and, in 1997, an increase in the number of aircraft sold. Approximately

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

20 percent of ILFC's operating lease revenues are derived from U.S. and Canadian airlines. During 1998, operating income increased 29.6 percent from 1997 and
24.6 percent during 1997 from 1996. The composite borrowing rates at December 31, 1998, 1997 and 1996 were 6.03 percent, 6.44 percent and 6.23 percent, respectively. (See also the discussions under "Capital Resources" and "Liquidity" herein and Note 18 of Notes to Financial Statements.)

     ILFC is exposed to loss through non-performance of aircraft lessees, through owning aircraft which it would be unable to sell or re-lease at acceptable rates at lease expiration and through committing to purchase aircraft which it would be unable to lease. ILFC manages its lessee non-performance exposure through credit reviews and security deposit requirements. At December 31, 1998, there were 329 aircraft subject to operating leases and there were no aircraft off lease. (See also the discussions under "Capital Resources" and "Liquidity" herein.)

     AIGFP participates in the derivatives dealer market conducting, primarily as principal, an interest rate, currency, equity and credit derivative products business. AIGFP also enters into structured transactions including long-dated forward foreign exchange contracts, option transactions, liquidity facilities and investment agreements and invests in a diversified portfolio of securities. AIGFP derives substantially all its revenues from proprietary positions entered in connection with counterparty transactions rather than from speculative transactions. Revenues in 1998 increased 21.7 percent from 1997 compared to a
22.4 percent increase during 1997 from 1996. During 1998, operating income increased 34.0 percent from 1997 and increased 27.4 percent during 1997 from 1996. As AIGFP is a transaction-oriented operation, current and past revenues and operating results may not provide a basis for predicting future performance. (See also the discussions under "Capital Resources," "Liquidity" and "Derivatives" herein and Note 18 of Notes to Financial Statements.)

     AIGTG derives a substantial portion of their revenues from market making and trading activities, as principals, in foreign exchange, interest rates and precious and base metals. Revenues in 1998 decreased 33.5 percent from 1997 compared to a 94.7 percent increase during 1997 from 1996. During 1998, operating income decreased 2.4 percent from 1997 compared to a 57.9 percent increase during 1997 from 1996. The declines in 1998 relative to 1997 resulted primarily from the decline in trading volume during 1998. A substantial portion of AIGTG's improvement during 1997 over 1996 was currency trading activity in volatile foreign exchange markets. As AIGTG is a transaction-oriented operation, current and past revenues and operating results may not provide a basis for predicting future performance or for comparing revenues to operating income. (See also the discussions under "Capital Resources," "Liquidity" and "Derivatives" herein and Note 18 of Notes to Financial Statements.)

     In December 1997, AIGTG sold its energy operations. The sale of these operations did not have a significant impact on AIG's results of operations.

ASSET MANAGEMENT OPERATIONS

AIG's asset management operations offer a wide variety of investment vehicles and services, including variable annuities, mutual funds, trust services and investment asset management. Such products and services are offered to individuals and institutions both domestically and internationally.

     AIG's three principal asset management operations are SunAmerica's asset management operations (SAMCO), AIG Global Investment Group, Inc. (Global Investment) and AIG Capital Partners, Inc. (Cap Partners). SAMCO develops and sells variable annuities and other investment products, sells and manages mutual funds and provides financial and trust services. Global Investment manages invested assets of institutions, including insurance companies and pension funds, and provides custodial and other trust services. Cap Partners organizes, and manages the invested assets of institutional investment funds and may also invest in such funds. Each of these subsidiary operations receive fees for investment products and services provided.

     Asset management operations for the twelve month periods ending December 31, 1998, 1997 and 1996 were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                           1998   1997   1996
-------------------------------------------------------------
Revenues                                   $707   $555   $444
Operating income                           $191   $127   $101
-------------------------------------------------------------

     These increases were primarily attributable to management of the variable annuity business by SAMCO.

     Asset management operating income increased 50.4 percent in 1998 over 1997. This compares with an increase of 25.7 percent in 1997 over 1996.

     Asset management operating income represented 3.0 percent of AIG's income before income taxes and minority interest in 1998. This compares to 2.4 percent and 2.3 percent in 1997 and 1996, respectively.

OTHER OPERATIONS

In 1998, AIG's equity in income of minority-owned insurance operations was $57 million compared to $114 million in 1997 and $99 million in 1996. In 1998, the equity interest in insurance companies represented 0.9 percent of income before income taxes and minority interest compared to 2.1 percent in 1997 and 2.2 percent in 1996. The decrease in income of minority-owned insurance operations from 1997 to 1998, resulted primarily from the consolidation of Transatlantic's operations into general insurance operating results. In addition, SELIC Holdings, Ltd. was consolidated earlier this year. IPC Holdings, Ltd., the remaining operation included in equity in income of minority-owned insurance operations in previous periods is now reported as a component of other income (deductions) -- net.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

     Other realized capital losses amounted to $7 million, $29 million and $12 million in 1998, 1997 and 1996, respectively.

     Other income (deductions) -- net includes AIG's equity in certain minor majority-owned subsidiaries and certain partially-owned companies, realized foreign exchange transaction gains and losses in substantially all currencies and unrealized gains and losses in hyperinflationary currencies, costs associated with the Year 2000 computer issues, as well as the income and expenses of the parent holding company and other miscellaneous income and expenses. In 1998, net deductions amounted to $134 million. In 1997 and 1996, net deductions amounted to $93 million and $84 million, respectively. (See also the discussion under "Recent Developments" herein.)

     Income before income taxes and minority interest amounted to $6.28 billion in 1998, $5.31 billion in 1997 and $4.47 billion in 1996.

     In 1998, AIG recorded a provision for income taxes of $1.79 billion compared to the provisions of $1.53 billion and $1.23 billion in 1997 and 1996, respectively. These provisions represent effective tax rates of 28.4 percent in 1998, 28.7 percent in 1997 and 27.6 percent in 1996. (See Note 3 of Notes to Financial Statements.)

     Minority interest represents minority shareholders' equity in income of certain majority-owned consolidated subsidiaries. Minority interest amounted to $210 million, $74 million and $63 million in 1998, 1997 and 1996, respectively. The increase in 1998 from 1997 was primarily related to the minority shareholders' equity resulting when Transatlantic and 20th Century were consolidated during 1998.

     Net income amounted to $4.28 billion in 1998, $3.71 billion in 1997 and $3.17 billion in 1996. The increases in net income over the three year period resulted from those factors described above.

CAPITAL RESOURCES

At December 31, 1998, AIG had total capital funds of $30.12 billion and total borrowings of $31.91 billion. At that date, $27.80 billion of such borrowings were either not guaranteed by AIG or were matched borrowings under obligations of guaranteed investment agreements (GIAs) or matched notes and bonds payable.

     Total borrowings and borrowings not guaranteed or matched at December 31, 1998 and 1997 were as follows:

(IN MILLIONS)
------------------------------------------------------------
DECEMBER 31,                                 1998     1997
------------------------------------------------------------
GIAs -- AIGFP                             $ 9,188    $ 8,000
------------------------------------------------------------
Commercial Paper:
  AIG Funding                                 637        308
  ILFC(a)                                   3,204      2,208
  AICCO                                       727        834
  Universal Finance Company (UFC)(a)           68         25
------------------------------------------------------------
  Total                                     4,636      3,375
------------------------------------------------------------
Medium Term Notes:
  ILFC(a)                                   3,348      2,897
  AIG                                         239        248
  Original SunAmerica                         228        248
------------------------------------------------------------
  Total                                     3,815      3,393
------------------------------------------------------------
Notes and Bonds Payable:
  ILFC(a)                                   3,825      3,950
  Original SunAmerica                         989        888
  AIGFP                                     7,265      4,859
  AIG: Lire bonds                             159        159
       Zero coupon notes                      102         91
------------------------------------------------------------
  Total                                    12,340      9,947
------------------------------------------------------------
Loans and Mortgages Payable:
  ILFC(a)(b)                                  811        904
  SPC Credit, Ltd. (SPC)(a)                   532        539
  AIG Consumer Finance(a)                     254         --
  AIG                                         334        239
------------------------------------------------------------
  Total                                     1,931      1,682
------------------------------------------------------------
Total Borrowings                           31,910     26,397
------------------------------------------------------------
Borrowings not guaranteed by AIG           12,042     10,523
Matched GIA borrowings                      9,188      8,000
Matched notes and bonds payable -- AIGFP    6,565      3,755
------------------------------------------------------------
                                           27,795     22,278
------------------------------------------------------------
Remaining borrowings of AIG               $ 4,115    $ 4,119
------------------------------------------------------------

(a) AIG does not guarantee or support these borrowings.
(b) Capital lease obligations.

See also Note 9 of Notes to Financial Statements.

     During 1998, AIGFP increased the aggregate principal amount outstanding of its notes and bonds payable to $7.27 billion, a net increase of $2.41 billion and increased its net GIA borrowings by $1.19 billion. AIGFP uses the proceeds from the issuance of notes and bonds and GIA borrowings to invest in a diversified portfolio of securities and derivative transactions. The funds may also be temporarily invested in securities purchased under agreements to resell. (See also the discussions under "Operational Review", "Liquidity" and "Derivatives" herein and Notes 1, 8, 9, 12 and 18 of Notes to Financial Statements.)

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

     AIG Funding, Inc. (Funding), through the issuance of commercial paper, fulfills the short-term cash requirements of AIG and its non-insurance subsidiaries. Funding intends to continue to meet AIG's funding requirements through the issuance of commercial paper guaranteed by AIG. This issuance of Funding's commercial paper is subject to the approval of AIG's Board of Directors. ILFC, A.I. Credit Corp. (AICCO) and UFC, a consumer finance subsidiary in Taiwan, issue commercial paper for the funding of their own operations. AIG does not guarantee AICCO's, ILFC's or UFC's commercial paper. However, AIG has entered into an agreement in support of AICCO's commercial paper. From time to time, AIGFP may issue commercial paper, which AIG guarantees, to fund its operations. At December 31, 1998, AIGFP had no commercial paper outstanding. (See also the discussion under "Derivatives" herein and Note 9 of Notes to Financial Statements.)

     AIG and Funding have entered into two syndicated revolving credit facilities (the Facilities) aggregating $1 billion. The Facilities consist of a $500 million 364 day revolving credit facility and a $500 million five year revolving credit facility. The Facilities can be used for general corporate purposes and also provide backup for AIG's commercial paper programs administered by Funding. There are currently no borrowings outstanding under either of the Facilities, nor were any borrowings outstanding as of December 31, 1998.

     At December 31, 1998, ILFC had increased the aggregate principal amount outstanding of its medium term and term notes to $7.17 billion, a net increase of $326 million, and recorded a net decline in its capital lease obligations of $93 million and a net increase in its commercial paper of $996 million. At December 31, 1998, ILFC had $565 million in aggregate principal amount of debt securities registered for issuance from time to time. Through March 15, 1999, ILFC reduced this registered amount to $100 million through the sale of debt securities amounting to $465 million aggregate principal amount. Also, in March 1999, ILFC registered $2.0 billion in aggregate principal amount of debt securities for issuance from time to time. At that time, the aggregate principal amount of registered debt available for issuance was $2.1 billion. The proceeds of ILFC's debt financing are primarily used to purchase flight equipment, including progress payments during the construction phase. The primary sources for the repayment of this debt and the interest expense thereon are the cash flow from operations, proceeds from the sale of flight equipment and the rollover and refinancing of the prior debt. (See also the discussions under "Operational Review" and "Liquidity" herein.)

     During 1998, AIG issued $31 million principal amount of Medium Term Notes and $40 million of previously issued notes matured.

     At December 31, 1998, AIG had $508 million in aggregate principal amount of debt securities registered for issuance from time to time.

     AIG's capital funds increased $3.54 billion during 1998. Unrealized appreciation of investments, net of taxes decreased $292 million. During 1998, the cumulative translation adjustment loss, net of taxes, increased $100 million. The changes from year to year with respect to the unrealized appreciation of investments, net of taxes and the cumulative translation adjustment loss, net of taxes were primarily impacted by each of the economic situations in Japan and Southeast Asia and the general strength of the U.S. dollar against most currencies in which AIG conducts operations. (See also the discussion under "Operational Review" and "Liquidity" herein.) Retained earnings increased $3.01 billion, resulting from net income less dividends.

     During 1998, AIG repurchased 1,044,750 shares of its common stock in the open market at a cost of $77 million. Shares repurchased prior to July 31, 1998, have been adjusted for the three for two stock split in the form of a 50 percent common stock dividend. AIG intends to continue to buy its common shares in the open market to satisfy its obligations under various employee benefit plans.

     Payments of dividends to AIG by its insurance subsidiaries are subject to certain restrictions imposed by statutory authorities. AIG has in the past reinvested most of its unrestricted earnings in its operations and believes such continued reinvestment in the future will be adequate to meet any foreseeable capital needs. However, AIG may choose from time to time to raise additional funds through the issuance of additional securities. At December 31, 1998, there were no significant statutory or regulatory issues which would impair AIG's financial condition, results of operations or liquidity. To AIG's knowledge, no AIG company is on any regulatory or similar "watch list". (See also the discussion under "Liquidity" herein and Note 11 of Notes to Financial Statements.)

     The National Association of Insurance Commissioners (NAIC) has developed Risk-Based Capital (RBC) requirements. RBC relates an individual insurance company's statutory surplus to the risk inherent in its overall operations. At December 31, 1998, the adjusted capital of each of AIG's domestic general companies and of each of AIG's domestic life companies exceeded each of their RBC standards by considerable margins.

     A substantial portion of AIG's general insurance business and a majority of its life insurance business are conducted in foreign countries. The degree of regulation and supervision in foreign jurisdictions varies from minimal in some to stringent in others. Generally, AIG, as well as the underwriting companies operating in such jurisdictions, must satisfy local regulatory requirements.

LIQUIDITY

AIG's liquidity is primarily derived from the operating cash flows of its general and life insurance operations.

     At December 31, 1998, AIG's consolidated invested assets included $7.04 billion of cash and short-term investments. Consolidated net cash provided from operating activities in 1998 amounted to $7.44 billion.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

     Sources of funds considered in meeting the objectives of AIG's financial services operations include guaranteed investment agreements, issuance of long and short-term debt, maturities and sales of securities available for sale, securities sold under repurchase agreements, trading liabilities, securities and spot commodities sold but not yet purchased, issuance of equity, and cash provided from such operations. AIG's strong capital position is integral to managing this liquidity, as it enables AIG to raise funds in diverse markets worldwide. (See also the discussions under "Capital Resources" herein.)

     Management believes that AIG's liquid assets, its net cash provided by operations, and access to the capital markets will enable it to meet any foreseeable cash requirements.

     The liquidity of the combined insurance operations is derived both domestically and abroad. The combined insurance operating cash flow is derived from two sources, underwriting operations and investment operations. In the aggregate, AIG's insurance operations generated approximately $12 billion in pre-tax cash flow during 1998. Cash flow includes periodic premium collections, including policyholders' contract deposits, paid loss recoveries less reinsurance premiums, losses, benefits, acquisition and operating expenses. Generally, there is a time lag from when premiums are collected and, when as a result of the occurrence of events specified in the policy, the losses and benefits are paid. AIG's insurance investment operations generated approximately $7.5 billion in investment income cash flow during 1998. Investment income cash flow is primarily derived from interest and dividends received and includes realized capital gains net of realized capital losses.

     In addition to the combined insurance pre-tax operating cash flow, AIG's insurance operations held $6.71 billion in cash and short-term investments at December 31, 1998. The aforementioned operating cash flow and the cash and short-term balances held provided AIG's insurance operations with a significant amount of liquidity.

     This liquidity is available, among other things, to purchase high quality and diversified fixed income securities and to a lesser extent marketable equity securities and to provide mortgage loans on real estate, policy loans and collateral loans. This cash flow coupled with proceeds of approximately $41 billion from the maturities, sales and redemptions of fixed income securities and from the sale of equity securities was used to purchase approximately $47 billion of fixed income securities and marketable equity securities during 1998.

     The following table is a summary of AIG's invested assets by significant segment, including investment income due and accrued and real estate, at December 31, 1998 and 1997:

(DOLLARS IN MILLIONS)
-------------------------------------------------------------
                                         INVESTED    PERCENT
                                           ASSETS    OF TOTAL
-------------------------------------------------------------
1998
General insurance                        $ 38,883      22.7%
Life insurance                             75,078      43.8
Financial services and asset management    56,619      33.1
Other                                         714       0.4
-------------------------------------------------------------
Total                                    $171,294     100.0%
-------------------------------------------------------------
1997
General insurance                        $ 31,844      21.6%
Life insurance                             65,752      44.7
Financial services and asset management    48,899      33.2
Other                                         662       0.5
-------------------------------------------------------------
Total                                    $147,157     100.0%
-------------------------------------------------------------

The following tables summarize the composition of AIG's insurance invested assets by insurance segment, including investment income due and accrued and real estate, at December 31, 1998 and 1997:

(DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           PERCENT DISTRIBUTION
                                                           GENERAL         LIFE                 PERCENT    ---------------------
DECEMBER 31, 1998                                        INSURANCE    INSURANCE       TOTAL    OF TOTAL     DOMESTIC     FOREIGN
--------------------------------------------------------------------------------------------------------------------------------
Fixed maturities:
  Available for sale, at market value(a)                  $15,939      $51,237     $ 67,176      59.0%        56.4%       43.6%
  Held to maturity, at amortized cost                      12,658           --       12,658      11.1        100.0          --
Equity securities, at market value(b)                       3,923        2,092        6,015       5.3         54.1        45.9
Mortgage loans on real estate, policy and collateral
  loans                                                        70        9,894        9,964       8.7         55.5        44.5
Short-term investments, including time deposits, and
  cash                                                        873        5,835        6,708       5.9         42.6        57.4
Real estate                                                   393        1,124        1,517       1.3         18.2        81.8
Investment income due and accrued                             568        1,197        1,765       1.5         51.2        48.8
Other invested assets                                       4,459        3,699        8,158       7.2         85.9        14.1
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     $38,883      $75,078     $113,961     100.0%        61.7%       38.3%
--------------------------------------------------------------------------------------------------------------------------------

(a) Includes $1,005 of bonds trading securities, at market value.

(b) Includes $593 of preferred stock, at market value.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

(DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           PERCENT DISTRIBUTION
                                                           GENERAL       LIFE                  PERCENT     ---------------------
DECEMBER 31, 1997                                         INSURANCE    INSURANCE     TOTAL     OF TOTAL    DOMESTIC     FOREIGN
--------------------------------------------------------------------------------------------------------------------------------
Fixed maturities:
  Available for sale, at market value(a)                   $11,326      $45,262     $56,588      58.0%        57.5%       42.5%
  Held to maturity, at amortized cost(b)                    12,770           --      12,770      13.1        100.0          --
Equity securities, at market value(c)                        3,314        2,076       5,390       5.5         46.2        53.8
Mortgage loans on real estate, policy and collateral
  loans                                                         50        9,362       9,412       9.6         59.8        40.2
Short-term investments, including time deposits, and
  cash                                                         617        3,402       4,019       4.1         49.6        50.4
Real estate                                                    402        1,062       1,464       1.5         21.5        78.5
Investment income due and accrued                              529        1,114       1,643       1.7         50.6        49.4
Other invested assets                                        2,836        3,474       6,310       6.5         83.9        16.1
--------------------------------------------------------------------------------------------------------------------------------
Total                                                      $31,844      $65,752     $97,596     100.0%        63.4%       36.6%
--------------------------------------------------------------------------------------------------------------------------------

(a) Includes $719 of bonds trading securities, at market value.
(b) Includes $239 of preferred stock, at amortized cost.
(c) Includes $275 of preferred stock, at market value.

     Generally, insurance regulations restrict the types of assets in which an insurance company may invest.

     With respect to fixed maturities, AIG's general strategy is to invest in high quality securities while maintaining diversification to avoid significant exposure to issuer, industry and/or country concentrations. With respect to general insurance, AIG's strategy is to invest in longer duration fixed maturities to maximize the yields at the date of purchase. With respect to life insurance, AIG's strategy is to produce cash flows required to meet maturing insurance liabilities (See also the discussion under "Operational Review: Life Insurance Operations" herein.)

     The fixed maturity available for sale portfolio is subject to decline in fair value as interest rates rise. Such declines in fair value are presented as a component of capital funds in unrealized appreciation of investments, net of taxes.

     The fixed maturities held to maturity portfolio is exposed to adverse interest rate fluctuations. However, AIG has the ability and intent to hold such securities to maturity. Therefore, there would be no detrimental impact to AIG's results of operations or financial condition as a result of such fluctuations.

     At December 31, 1998, approximately 63.3 percent of the fixed maturities investments were domestic securities. Approximately 33.9 percent of such domestic securities were rated AAA. Approximately 11 percent were below investment grade or not rated.

     A significant portion of the foreign insurance fixed income portfolio is rated by Moody's, Standard & Poor's (S&P) or similar foreign services. Similar credit quality rating services are not available in all overseas locations. AIG annually reviews the credit quality of the foreign portfolio nonrated fixed income investments, including mortgages. At December 31, 1998, approximately 17 percent of the foreign fixed income investments were either rated AAA or, on the basis of AIG's internal analysis, were equivalent from a credit standpoint to securities so rated. Approximately 15 percent were below investment grade or not rated at that date. The decline in credit worthiness results not from a change in investment policy but rather from economic turmoil, particularly in Southeast Asia. A large portion of these fixed maturity securities are sovereign fixed maturity securities supporting the policy liabilities in the country of issuance.

     At December 31, 1998, approximately nine percent of the fixed maturities portfolio was collateralized mortgage obligations (CMOs), including minor amounts with respect to commercial mortgage backed securities. Primarily all of the CMOs were investment grade and approximately 32 percent of the CMOs were backed by various U.S. government agencies. CMOs are exposed to interest rate risk as the duration and ultimate realized yield would be affected by the accelerated prepayments of the underlying mortgages.

     Any fixed income security may be subject to downgrade for a variety of reasons subsequent to any balance sheet date.

     AIG invests in equities for reasons including diversifying its overall exposure to interest rate risk. Equity securities are subject to declines in fair value. Such declines in fair value are presented in unrealized appreciation of investments, net of taxes as components of comprehensive income.

     Mortgage loans on real estate, policy and collateral loans comprised 8.7 percent of AIG's insurance invested assets at December 31, 1998. AIG's insurance operations' holdings of real estate mortgages amounted to $6.17 billion of which
71.7 percent was domestic. At December 31, 1998 only a nominal amount were in default. It is AIG's practice to maintain a maximum loan to value ratio of 75 percent at loan origination. At December 31, 1998, AIG's insurance holdings of collateral loans amounted to $1.16 billion, all of which were foreign. It is AIG's strategy to enter into mortgage and collateral loans as an adjunct primarily to life insurance fixed maturity investments. AIG's policy loans decreased from $2.75 billion at December 31, 1997 to $2.63 billion at December 31, 1998.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

     Short-term investments represent amounts invested in various internal and external money market funds, time deposits and cash held.

     AIG's real estate investment properties are primarily occupied by AIG's various operations. The current market value of these properties considerably exceeds their carrying value.

     Other invested assets were primarily comprised of both foreign and domestic private placements, limited partnerships and outside managed funds.

     When permitted by regulatory authorities and when deemed necessary to protect insurance assets, including invested assets, from adverse movements in foreign currency exchange rates, interest rates and equity prices, AIG and its insurance subsidiaries may enter into derivative transactions as end users. To date, such activities have not been significant. (See also the discussion under "Derivatives" herein.)

     In certain jurisdictions, significant regulatory and/or foreign governmental barriers exist which may not permit the immediate free flow of funds between insurance subsidiaries or from the insurance subsidiaries to AIG parent. These barriers generally cause only minor delays in the outward remittance of the funds.

     AIG's insurance operations are exposed to market risk. Market risk is the risk of loss of fair value resulting from adverse fluctuations in interest and foreign currency exchange rates and equity prices.

     Measuring potential losses in fair values has recently become the focus of risk management efforts by many companies. Such measurements are performed through the application of various statistical techniques. One such technique is Value at Risk (VaR). VaR is a summary statistical measure that uses historical interest and foreign currency exchange rates and equity prices and estimates the volatility and correlation of each of these rates and prices to calculate the maximum loss that could occur over a defined period of time given a certain probability.

     AIG believes that statistical models alone do not provide a reliable method of monitoring and controlling market risk. While VaR models are relatively sophisticated, the quantitative market risk information generated is limited by the assumptions and parameters established in creating the related models. Therefore, such models are tools and do not substitute for the experience or judgment of senior management.

     AIG has performed a VaR analysis to estimate the maximum potential loss of fair value for each of AIG's insurance segments and for each market risk within each insurance segment. In this analysis, financial instrument assets include the domestic and foreign invested assets excluding real estate and investment income due and accrued. Financial instrument liabilities include reserve for losses and loss expenses, reserve for unearned premiums, future policy benefits for life and accident and health insurance contracts and policyholders' funds.

     Due to the nature of each insurance segment, AIG manages the general and life insurance operations separately. As a result, AIG manages separately the invested assets of each. Accordingly, the VaR analysis was separately performed for the general and the life insurance operations.

     AIG calculated the VaR with respect to the net fair value of each of AIG's insurance segments as of December 31, 1998 and December 31, 1997. These calculations used the variance-covariance (delta-normal) methodology. These calculations also used daily historical interest and foreign currency exchange rates and equity prices in the two years ending December 31, 1998 and 1997, as applicable. The VaR model estimated the volatility of each of these rates, equity prices and the correlations among them. For interest rates, each country's yield curve was constructed using eleven separate points on this curve to model possible curve movements. Inter-country correlations were also used. The redemption experience of municipal and corporate fixed maturities and mortgage securities was taken into account as well as the use of financial modeling. Thus, the VaR measured the sensitivity of the asset and the liability portfolios of each of the aforementioned market exposures. Each sensitivity was estimated separately to capture the market exposures within each insurance segment. These sensitivities were then applied to a database, which contained both historical ranges of movements in all market factors and the correlations among them. The results were aggregated to provide a single amount that depicts the maximum potential loss in fair value at a confidence level of 95 percent for a time period of one month. At December 31, 1998 and December 31, 1997 the VaR of AIG's insurance segments was approximately $760 million and $520 million for general insurance, respectively and $981 million and $799 million for life insurance, respectively.

     The following table presents the VaR of each component of market risk for each of AIG's insurance segments as of December 31, 1998 and December 31, 1997. VaR with respect to combined operations cannot be derived by aggregating the individual risk or segment amounts presented herein.

(IN MILLIONS)
-----------------------------------------------------------
                                 GENERAL           LIFE
                                INSURANCE       INSURANCE
                               ------------    ------------
MARKET RISK                    1998    1997    1998    1997
-----------------------------------------------------------
Interest rate                  $232    $236    $809    $779
Currency                         26      26     457      85
Equity                          716     355     254     120
-----------------------------------------------------------

FINANCIAL SERVICES AND ASSET MANAGEMENT INVESTED ASSETS

The following table is a summary of the composition of AIG's financial services and asset management invested assets at December 31, 1998 and 1997. (See also the discussions under "Operational Review: Financial Services Operations", "Operational Review: Asset Management Operations", "Capital Resources" and "Derivatives" herein.)

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

                   (DOLLARS IN MILLIONS)
----------------------------------------------------------------------------------------------------------
                                                                      1998                    1997
                                                              --------------------    --------------------
                                                              INVESTED     PERCENT    INVESTED     PERCENT
                                                               ASSETS     OF TOTAL      ASSETS    OF TOTAL
----------------------------------------------------------------------------------------------------------
Flight equipment primarily under operating leases, net of
  accumulated depreciation                                    $16,330       28.8%     $14,438       29.5%
Unrealized gain on interest rate and currency swaps, options
  and forward transactions                                      9,881       17.5        7,422       15.2
Securities available for sale, at market value                 10,674       18.9        9,145       18.7
Trading securities, at market value                             5,668       10.0        3,975        8.1
Securities purchased under agreements to resell, at contract
  value                                                         4,838        8.5        4,551        9.3
Trading assets                                                  6,229       11.0        6,715       13.8
Spot commodities, at market value                                 476        0.8          460        0.9
Other, including short-term investments                         2,523        4.5        2,193        4.5
----------------------------------------------------------------------------------------------------------
Total                                                         $56,619      100.0%     $48,899      100.0%
----------------------------------------------------------------------------------------------------------

     As previously discussed, the cash used for the purchase of flight equipment is derived primarily from the proceeds of ILFC's debt financings. The primary sources for the repayment of this debt and the interest expense thereon are the cash flow from operations, proceeds from the sale of flight equipment and the rollover and refinancing of the prior debt. During 1998, ILFC acquired flight equipment costing $3.16 billion.

     At December 31, 1998, ILFC had committed to purchase or had secured positions for 303 aircraft deliverable from 1999 through 2006 at an estimated aggregate purchase price of $17.4 billion. As of March 15, 1999, ILFC has entered into leases, letters of intent to lease or is in various stages of negotiation for all of the aircraft to be delivered in 1999 and 57 of 247 aircraft to be delivered subsequent to 1999. ILFC will be required to find customers for any aircraft presently on order and any aircraft to be ordered, and it must arrange financing for portions of the purchase price of such equipment. In a rising interest rate environment, ILFC negotiates higher lease rates on any new contracts. ILFC has been successful to date both in placing its new aircraft on lease or under sales contract and obtaining adequate financing.

     ILFC is exposed to market risk and the risk of loss of fair value resulting from adverse fluctuations in interest rates. As of December 31, 1998, AIG statistically measured the aforementioned loss of fair value through the application of a VaR model. In this analysis, the net fair value of ILFC was determined using the financial instrument assets which included the tax adjusted future flight equipment lease revenue and the financial instrument liabilities which included the future servicing of the current debt. The estimated impact of the current derivative positions was also taken into account.

     AIG calculated the VaR with respect to the net fair value of ILFC using the variance-covariance (delta-normal) methodology. This calculation also used daily historical interest rates for the two years ending December 31, 1998. The VaR model estimated the volatility of each of these interest rates and the correlation among them. The yield curve was constructed using eleven key points on the curve to model possible curve movements. Thus, the VaR measured the sensitivity of the assets and liabilities to the calculated interest rate exposures. These sensitivities were then applied to a database, which contained the historical ranges of movements in interest rates and the correlation among them. The results were aggregated to provide a single amount that depicts the maximum potential loss in fair value of a confidence level of 95 percent for a time period of one month. As of December 31, 1998, the VaR with respect to the aforementioned net fair value of ILFC was $9 million.

     AIGFP's derivative transactions are carried at market value or at estimated fair value when market prices are not readily available. AIGFP reduces its economic risk exposure through similarly valued offsetting transactions including swaps, trading securities, options, forwards and futures. The estimated fair values of these transactions represent assessments of the present value of expected future cash flows. These transactions are exposed to liquidity risk if AIGFP were to sell or close out the transactions prior to maturity. AIG believes that the impact of any such limited liquidity would not be significant to AIG's financial condition or its overall liquidity. (See also the discussion under "Operational Review: Financial Services Operations" and "Derivatives" herein.)

     AIGFP uses the proceeds from the issuance of notes and bonds and GIA borrowings to invest in a diversified portfolio of securities, including securities available for sale, at market, and derivative transactions. The funds may also be temporarily invested in securities purchased under agreements to resell. The proceeds from the disposal of the aforementioned securities available for sale and securities purchased under agreements to resell have been used to fund the maturing GIAs or other AIGFP financings. (See also the discussion under "Capital Resources" herein.)

     Securities available for sale is mainly a portfolio of debt securities, where the individual securities have varying degrees of credit risk. At December 31, 1998, the average credit rating of this portfolio was AA or the equivalent thereto as determined through rating agencies or internal review. AIGFP has also entered into credit derivative transactions to hedge its credit risk associated with $435 million of these securities. There were no securities deemed below investment grade at December 31, 1998. There have been no significant downgrades through March 1, 1999. Securities

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

purchased under agreements to resell are treated as collateralized transactions. AIGFP takes possession of or obtains a security interest in securities purchased under agreements to resell. AIGFP further minimizes its credit risk by monitoring counterparty credit exposure and, when AIGFP deems necessary, it requires additional collateral to be deposited. Trading securities, at market value are marked to market daily and are held to meet the short-term risk management objectives of AIGFP.

     AIGTG conducts, as principal, market making and trading activities in foreign exchange, interest rates and precious and base metals. AIGTG owns inventories in the commodities in which it trades and may reduce the exposure to market risk through the use of swaps, forwards, futures and option contracts. AIGTG uses derivatives to manage the economic exposure of its various trading positions and transactions from adverse movements of interest rates, foreign currency exchange rates and commodity prices. AIGTG supports its trading activities largely through trading liabilities, unrealized losses on swaps, short-term borrowings, securities sold under agreements to repurchase and securities and commodities sold but not yet purchased. (See also the discussions under "Capital Resources" and "Derivatives" herein.)

     The gross unrealized gains and gross unrealized losses of AIGFP and AIGTG included in the financial services assets and liabilities at December 31, 1998 were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                        GROSS           GROSS
                                     UNREALIZED    UNREALIZED
                                        GAINS          LOSSES
-------------------------------------------------------------
Securities available for sale, at
  market value(a)                      $  483        $  476
Unrealized gain/loss on interest
  rate and currency swaps, options
  and forward transactions(b)(c)        9,881         7,055
Trading assets                          7,435         4,611
Spot commodities, at market value          --            12
Trading liabilities                        --         3,257
Securities and spot commodities
  sold but not yet purchased, at
  market value                            407            --
-------------------------------------------------------------

(a) See also Note 8(e) of Notes to Financial Statements.

(b) These amounts are also presented as the respective balance sheet amounts.

(c) At December 31, 1998, AIGTG's replacement values with respect to interest rate and currency swaps were $642 million.

     AIGFP's interest rate and currency risks on securities available for sale, at market, are managed by taking offsetting positions on a security by security basis, thereby offsetting a significant portion of the unrealized appreciation or depreciation. At December 31, 1998, the unrealized gains and losses remaining after the benefit of the offsets were $43 million and $35 million, respectively.

     Trading securities, at market value, and securities and spot commodities sold but not yet purchased, at market value are marked to market daily with the unrealized gain or loss being recognized in income at that time. These securities are held to meet the short-term risk management objectives of AIGFP and AIGTG.

     The senior management of AIG defines the policies and establishes general operating parameters for AIGFP and AIGTG. AIG's senior management has established various oversight committees to review the various financial market, operational and credit issues of AIGFP and AIGTG. The senior managements of AIGFP and AIGTG report the results of their respective operations to and review future strategies with AIG's senior management.

     AIG actively manages the exposures to limit potential losses, while maximizing the rewards afforded by these business opportunities. In doing so, AIG must manage a variety of exposures including credit, market, liquidity, operational and legal risks.

     Market risk arises principally from the uncertainty that future earnings are exposed to potential changes in volatility, interest rates, foreign currency exchange rates, and equity and commodity prices. AIG generally controls its exposure to market risk by taking offsetting positions. AIG's philosophy with respect to its financial services operations is to minimize or set limits for open or uncovered positions that are to be carried. Credit risk exposure is separately managed. (See the discussion on the management of credit risk below.)

     AIG's Market Risk Management Department provides detailed independent review of AIG's market exposures, particularly those market exposures of AIGFP and AIGTG. This department determines whether AIG's market risks, as well as those market risks of individual subsidiaries, are within the parameters established by AIG's senior management. Well established market risk management techniques such as sensitivity analysis are used. Additionally, this department verifies that specific market risks of each of certain subsidiaries are managed and hedged by that subsidiary.

     AIGFP is exposed to market risk due to changes in the level and volatility of interest rates and the shape and slope of the yield curve. AIGFP hedges its exposure to interest rate risk by entering into transactions such as interest rate swaps and options and purchasing U.S. and foreign government obligations.

     AIGFP is exposed to market risk due to changes in and volatility of foreign currency exchange rates. AIGFP hedges its foreign currency exchange risk primarily through the use of currency swaps, options, forwards and futures.

     AIGFP is exposed to market risk due to changes in the level and volatility of equity prices which affect the value of securities or instruments that derive their value from a particular stock, a basket of stocks or a stock index. AIGFP reduces the risk of loss inherent in its inventory in equity securities by entering into hedging transactions, including equity swaps and options and purchasing U.S. and foreign government obligations.

     AIGFP does not seek to manage the market risk of each of its transactions through an individual offsetting transaction. Rather, AIGFP takes a portfolio approach to the management of its market

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

risk exposure. AIGFP values its portfolio at market value or estimated fair value when market values are not readily available. These valuations represent an assessment of the present values of expected future cash flows of AIGFP's transactions and may include reserves for such risks as are deemed appropriate by AIGFP's and AIG's management. AIGFP evaluates the portfolio's discounted cash flows with reference to current market conditions, maturities within the portfolio and other relevant factors. Based upon this evaluation, AIGFP determines what, if any, offsetting transactions are necessary to reduce the market risk exposure of the portfolio.

     The aforementioned estimated fair values are based upon the use of valuation models. These models utilize, among other things, current interest, foreign exchange and volatility rates. These valuation models are integrated into the evaluation of the portfolio, as described above, in order to provide timely information for the market risk management of the portfolio.

     Additionally, depending upon the changes in interest rates and other market movements during the day, the system will produce reports for management's consideration for intra-day offsetting positions. Overnight, the system generates reports which recommend the types of offsets management should consider for the following day. Additionally, AIGFP operates in major business centers overseas and is essentially open for business 24 hours a day. Thus, the market exposure and offset strategies are monitored, reviewed and coordinated around the clock. Therefore, offsetting adjustments can be made as and when necessary from any AIGFP office in the world.

     As part of its monitoring and controlling of its exposure to market risk, AIGFP applies various testing techniques which reflect potential market movements. These techniques vary by currency and are regularly changed to reflect factors affecting the derivatives portfolio. In addition to the daily monitoring, AIGFP's senior management and local risk managers conduct a weekly review of the derivatives portfolio and existing hedges. This review includes an examination of the portfolio's risk measures, such as aggregate option sensitivity to movements in market variables. AIGFP's management may change these measures to reflect their judgment and evaluation of the dynamics of the markets. This management group will also determine whether additional or alternative action is required in order to manage the portfolio. AIG utilizes an outside consultant to provide the managements of AIG and AIGFP with comfort that the system produces representative values.

     All of AIGTG's market risk sensitive instruments are entered into for trading purposes. The fair values of AIGTG's financial instruments are exposed to market risk as a result of adverse market changes in interest rates, foreign currency exchange rates, commodity prices and adverse changes in the liquidity of the markets in which AIGTG trades.

     AIGTG's approach to managing market risk is to establish an appropriate offsetting position to a particular transaction or group of transactions depending upon the extent of market risk AIGTG expects to reduce.

     AIGTG's senior management has established positions and stop-loss limits for each line of business. AIGTG's traders are required to maintain positions within these limits. These positions are monitored during the day either manually and/or through on-line computer systems. In addition, these positions are reviewed by AIGTG's management. Reports which present each trading books position and the prior day's profit and loss are reviewed by traders, head traders and AIGTG's senior management. Based upon these and other reports, AIGTG's senior management may determine to adjust AIGTG's risk profile.

     AIGTG attempts to secure reliable current market prices, such as published prices or third party quotes, to value its derivatives. Where such prices are not available, AIGTG uses an internal methodology which includes interpolation or extrapolation from verifiable prices nearest to the dates of the transactions. The methodology may reflect interest and exchange rates, commodity prices, volatility rates and other relevant factors.

     A significant portion of AIGTG's business is transacted in liquid markets. Certain of AIGTG's derivative product exposures are evaluated using simulation techniques which consider such factors as changes in currency and commodity prices, interest rates, volatility levels and the effect of time. Though not indicative of the future, past volatile market scenarios have represented profit opportunities for AIGTG.

     AIGFP and AIGTG are both exposed to the risk of loss of fair value from adverse fluctuations in interest rate and foreign currency exchange rates and equity and commodity prices. AIG statistically measured the losses of fair value through the application of a VaR model. AIG separately calculated the VaR with respect to AIGFP and AIGTG, as AIG manages these operations separately.

     AIGFP's and AIGTG's asset and liability portfolios for which the VaR analyses were performed included over the counter and exchange traded investments, derivative instruments and commodities. Since the market risk with respect to securities available for sale, at market is substantially hedged, segregation of market sensitive instruments into trading and other than trading was not deemed necessary.

     AIG calculated the VaR with respect to AIGFP and AIGTG as of December 31, 1998 and December 31, 1997. These calculations used the variance-covariance (delta-normal) methodology. These calculations also used, where appropriate for each entity, daily historical interest and foreign currency exchange rates and equity/commodity prices in the two years ending December 31, 1998 and December 31, 1997, as applicable. The VaR model estimated the volatility of each of these rates, prices and the correlations among them. For interest rates, the yield curves of the United States and certain foreign countries were constructed using eleven separate points on each country's yield curve to model possible curve movements. Inter-country correlations were also used. The redemption experience of corporate fixed maturities was taken into account. Thus, the VaR measured the sensitivity of the asset and the liability portfolios of each of the market exposures. Each

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

sensitivity was estimated separately to capture the market exposures within each entity. These sensitivities were then applied to a database, which contained both historical ranges of movements in all market factors and the correlations among them. The results depict the maximum potential loss in fair value at a confidence level of 95 percent.

     Given the distinct business strategies at AIGFP and AIGTG, the VaR calculations used different time periods to measure market exposures. Many of AIGFP's customized, longer-term contracts may require several days to transact and hedge. AIG therefore used a one month holding period to measure market exposures for AIGFP. The large majority of AIGTG's contracts can be arranged and hedged within one day. AIG therefore used a one day holding period to measure market exposures at AIGTG.

     The following table presents the VaR on a combined basis and of each component of AIGFP's and AIGTG's market risk as of December 31, 1998 and December 31, 1997. VaR with respect to combined operations cannot be derived by aggregating the individual risk presented herein.

                       (IN MILLIONS)
-----------------------------------------------------------
                                 AIGFP(A)
                               ------------
                               1998
                                                 AIGTG(B)
                                               ------------
                                       1997            1997
                                               1998
MARKET RISKS
-----------------------------------------------------------
Combined                       $42     $24     $ 3     $ 4
Interest rate                   42      24       3       4
Currency                        --      --       2       2
Equity/Commodity                 2      --      --      --
-----------------------------------------------------------

(a) A one month holding period was used to measure the market exposures of AIGFP.

(b) A one day holding period was used to measure the market exposures of AIGTG.

DERIVATIVES

Derivatives are financial arrangements among two or more parties whose returns are linked to or "derived" from some underlying equity, debt, commodity or other asset, liability, or index. Derivatives payments may be based on interest rates and exchange rates and/or prices of certain securities, certain commodities, or financial or commodity indices. The more significant types of derivative arrangements in which AIG transacts are swaps, forwards, futures, options and related instruments.

     The most commonly used swaps are interest rate and currency swaps. An interest rate swap is a contract between two parties to exchange interest rate payments (typically a fixed interest rate versus a variable interest rate) calculated on a notional principal amount for a specified period of time. The notional amount is not exchanged. A currency swap is similar but the notional amounts are different currencies which are typically exchanged at the commencement and termination of the swap based upon negotiated exchange rates. Such derivatives are traded over the counter.

     A futures or forward contract is a legal contract between two parties to purchase or sell at a specified future date a specified quantity of a commodity, security, currency, financial index or other instrument, at a specified price. A futures contract is traded on an exchange, while a forward contract is executed over the counter.

     Over the counter derivatives are not transacted in an exchange traded environment. The futures exchanges maintain considerable financial requirements and surveillance to ensure the integrity of exchange traded futures and options.

     An option contract generally provides the option purchaser with the right but not the obligation to buy or sell during a period of time or at a specified date the underlying instrument at a set price. The option writer is obligated to sell or buy the underlying item if the option purchaser chooses to exercise his right. The option writer receives a nonrefundable fee or premium paid by the option purchaser. Options may be traded over the counter or on an exchange.

     Derivatives are generally either negotiated over the counter contracts or standardized contracts executed on an exchange. Standardized exchange traded derivatives include futures and options which can be readily bought or sold over recognized security or commodity exchanges and settled daily through such clearing houses. Negotiated over the counter derivatives include forwards, swaps and options. Over the counter derivatives are generally not traded like exchange traded securities and the terms of over the counter derivatives are non-standard and unique to each contract. However, in the normal course of business, with the agreement of the original counterparty, these contracts may be terminated early or assigned to another counterparty.

     All significant derivatives activities are conducted through AIGFP and AIGTG permitting AIG to participate in the derivatives dealer market acting primarily as principal. In these derivative operations, AIG structures agreements which generally allow its counterparties to enter into transactions with respect to changes in interest and exchange rates, securities' prices and certain commodities and financial or commodity indices. Generally, derivatives are used by AIG's customers such as corporations, financial institutions, multinational organizations, sovereign entities, government agencies and municipalities. For example, a futures, forward or option contract can be used to protect the customers' assets or liabilities against price fluctuations.

     A counterparty may default on any obligation to AIG, including a derivative contract. Credit risk is a consequence of extending credit and/or carrying trading and investment positions. Credit risk exists for a derivative contract when that contract has an estimated positive fair value. To help manage this risk, the credit departments of AIGFP and AIGTG operate within the guidelines of the AIG Credit Risk Committee, which sets credit policy and limits for counterparties and provides limits for derivative transactions with counterparties having different credit ratings. In addition to credit ratings, this committee takes into account other factors, including the industry and country of the counterparty. Transactions which fall outside these pre-established guidelines require the approval of the AIG Credit Risk Committee. It is also

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

AIG's policy to establish reserves for potential credit impairment when necessary.

     AIGFP and AIGTG determine the credit quality of each of their counterparties taking into account credit ratings assigned by recognized statistical rating organizations. If it is determined that a counterparty requires credit enhancement, then one or more enhancement techniques will be used. Examples of such enhancement techniques include letters of credit, guarantees, collateral credit triggers and credit derivatives and margin agreements.

     A significant majority of AIGFP's transactions are contracted and documented under ISDA Master Agreements that provide for legally enforceable set-off and close out netting of exposures in the event of default. Under such agreements, in connection with the early termination of a transaction, AIGFP is permitted to set-off its receivables from a counterparty against AIGFP's payables to that same counterparty arising out of all included transactions. Excluding regulated exchange transactions, AIGTG, whenever possible, enters into netting agreements with its counterparties which are similar in effect to those discussed above.

     The following tables provide the notional and contractual amounts of AIGFP's and AIGTG's derivatives transactions at December 31, 1998 and December 31, 1997.

     The notional amounts used to express the extent of AIGFP's and AIGTG's involvement in swap transactions represent a standard of measurement of the volume of AIGFP's and AIGTG's swaps business. Notional amount is not a quantification of market risk or credit risk and it may not necessarily be recorded on the balance sheet. Notional amounts represent those amounts used to calculate contractual cash flows to be exchanged and are not paid or received, except for certain contracts such as currency swaps.

     The timing and the amount of cash flows relating to AIGFP's and AIGTG's foreign exchange forwards and exchange traded futures and options contracts are determined by each of the respective contractual agreements.

     The net replacement value most closely represents the net credit risk to AIGFP or the maximum amount exposed to potential loss after the application of the aforementioned strategies, set-off and netting under ISDA Master Agreements and collateral held.

     The following table presents AIGFP's derivatives portfolio by maturity and type of derivative at December 31, 1998 and December 31, 1997:

(IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------
                                                                   REMAINING LIFE
                                                 ---------------------------------------------------
                                                   ONE       TWO THROUGH    SIX THROUGH    AFTER TEN     TOTAL       TOTAL
                                                   YEAR      FIVE YEARS      TEN YEARS       YEARS        1998        1997
----------------------------------------------------------------------------------------------------------------------------
Interest rate, currency and equity/commodity
  swaps and swaptions:
Notional amount:
  Interest rate swaps                            $ 85,379       $105,850      $57,556       $ 7,132     $255,917    $200,491
  Currency swaps                                   27,943         26,154       16,916         2,881       73,894      54,748
  Swaptions and equity swaps                        2,306          6,102        5,780         1,497       15,685      11,217
----------------------------------------------------------------------------------------------------------------------------
Total                                            $115,628       $138,106      $80,252       $11,510     $345,496    $266,456
----------------------------------------------------------------------------------------------------------------------------
FUTURES AND FORWARD CONTRACTS:
Exchange traded futures contracts contractual
  amount                                         $  8,290             --           --            --     $  8,290    $  4,411
----------------------------------------------------------------------------------------------------------------------------
Over the counter forward contracts contractual
  amount                                         $ 42,825       $     61       $   12            --     $ 42,898    $ 13,271
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

     AIGFP determines counterparty credit quality by reference to ratings from independent rating agencies or internal analysis. At December 31, 1998 and December 31, 1997, the counterparty credit quality by derivative product with respect to the net replacement value of AIGFP's derivatives portfolio was as follows:

(IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------------------
                                                                NET REPLACEMENT VALUE
                                                         ------------------------------------
                                                         SWAPS AND             FUTURES AND             TOTAL           TOTAL
                                                         SWAPTIONS          FORWARD CONTRACTS           1998            1997
-----------------------------------------------------------------------------------------------------------------------------
Counterparty credit quality:
  AAA                                                       $2,360                        $--          $2,360          $2,327
  AA                                                         3,358                        330           3,688           2,311
  A                                                          1,789                         94           1,883           1,165
  BBB                                                        1,040                         45           1,085             608
  Below investment grade                                       210                         --             210             290
-----------------------------------------------------------------------------------------------------------------------------
Total                                                       $8,757                       $469          $9,226          $6,701
-----------------------------------------------------------------------------------------------------------------------------

     At December 31, 1998 and December 31, 1997, the counterparty breakdown by industry with respect to the net replacement value of AIGFP's derivatives portfolio was as follows:

(IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------------------
                                                                NET REPLACEMENT VALUE
                                                         ------------------------------------
                                                         SWAPS AND             FUTURES AND             TOTAL           TOTAL
                                                         SWAPTIONS          FORWARD CONTRACTS           1998            1997
-----------------------------------------------------------------------------------------------------------------------------
Non-U.S. banks                                              $2,708                       $169          $2,877          $2,263
Insured municipalities                                         784                         --             784             757
U.S. industrials                                             1,120                          5           1,125             514
Governmental                                                   603                         --             603             677
Non-U.S. financial service companies                           272                         --             272              65
Non-U.S. industrials                                         1,145                         --           1,145           1,035
Special purpose                                                423                         --             423             163
U.S. banks                                                     617                        294             911             585
U.S. financial service companies                               931                          1             932             434
Supranationals                                                 154                         --             154             208
-----------------------------------------------------------------------------------------------------------------------------
Total                                                       $8,757                       $469          $9,226          $6,701
-----------------------------------------------------------------------------------------------------------------------------

     The following tables provide the contractual and notional amounts of AIGTG's derivatives portfolio at December 31, 1998 and December 31, 1997. In addition, the estimated positive fair values associated with the derivatives portfolio are also provided and include a maturity profile for the December 31, 1998 balances based upon the expected timing of the future cash flows.

     The gross replacement values presented represent the sum of the estimated positive fair values of all of AIGTG's derivatives contracts at December 31, 1998 and December 31, 1997. These values do not represent the credit risk to AIGTG.

     Net replacement values presented represent the net sum of estimated positive fair values after the application of legally enforceable master closeout netting agreements and collateral held. The net replacement values most closely represent the net credit risk to AIGTG or the maximum amount exposed to potential loss.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

     The following tables present AIGTG's derivatives portfolio and the associated credit exposure, if applicable, by maturity and type of derivative at December 31, 1998 and December 31, 1997:

(IN MILLIONS)
---------------------------------------------------------------------------------------------------------------------------------
                                                                            REMAINING LIFE
                                                           ------------------------------------------------
                                                                ONE   TWO THROUGH   SIX THROUGH   AFTER TEN      TOTAL      TOTAL
                                                               YEAR    FIVE YEARS     TEN YEARS       YEARS       1998       1997
---------------------------------------------------------------------------------------------------------------------------------
Contractual amount of futures, forwards and options:
  Exchange traded futures and options                      $  9,777   $     1,985   $        74   $      --   $ 11,836   $ 24,579
---------------------------------------------------------------------------------------------------------------------------------
  Forwards                                                 $263,312   $    17,306   $     1,539   $      --   $282,157   $267,959
---------------------------------------------------------------------------------------------------------------------------------
  Over the counter purchased options                       $ 31,039   $    21,300   $     5,213   $   1,308   $ 58,860   $ 60,274
---------------------------------------------------------------------------------------------------------------------------------
  Over the counter sold options(a)                         $ 31,922   $    20,374   $     5,091   $   1,474   $ 58,861   $ 58,190
---------------------------------------------------------------------------------------------------------------------------------
Notional amount:
  Interest rate swaps and forward rate agreements          $ 77,872   $    24,605   $     7,334   $     980   $110,791   $ 77,503
  Currency swaps                                              1,488         4,854         1,170          --      7,512      6,489
  Swaptions                                                      81         1,377         1,889       2,419      5,766      1,634
---------------------------------------------------------------------------------------------------------------------------------
Total                                                      $ 79,441   $    30,836   $    10,393   $   3,399   $124,069   $ 85,626
---------------------------------------------------------------------------------------------------------------------------------
Credit exposure:
  Futures, forwards, swaptions and purchased options
    contracts and interest rate and currency swaps:
    Gross replacement value                                $  7,274   $     1,806   $       544   $     167   $  9,791   $ 11,020
    Master netting arrangements                              (4,224)         (930)         (306)       (150)    (5,610)    (5,798)
    Collateral                                                 (313)          (29)          (15)         (2)      (359)      (225)
---------------------------------------------------------------------------------------------------------------------------------
Net replacement value(b)                                   $  2,737   $       847   $       223   $      15   $  3,822   $  4,997
---------------------------------------------------------------------------------------------------------------------------------

(a) Sold options obligate AIGTG to buy or sell the underlying item if the option purchaser chooses to exercise. The amounts do not represent credit exposure.

(b) The net replacement values with respect to exchange traded futures and options, forward contracts and purchased over the counter options are presented as a component of trading assets in the accompanying balance sheet. The net replacement values with respect to interest rate and currency swaps are presented as a component of unrealized gain on interest rate and currency swaps, options and forward transactions in the accompanying balance sheet.

     AIGTG determines counterparty credit quality by reference to ratings from independent rating agencies or internal analysis. At December 31, 1998 and December 31, 1997, the counterparty credit quality and counterparty breakdown by industry with respect to the net replacement value of AIGTG's derivatives portfolio was as follow:

(IN MILLIONS)
------------------------------------------------------------
                                      NET REPLACEMENT VALUE
                                      ----------------------
                                       1998            1997
------------------------------------------------------------
Counterparty credit quality:
  AAA                                 $  462          $  753
  AA                                   1,821           2,503
  A                                    1,066           1,024
  BBB                                    221             343
  Below investment grade                  26              98
  Not externally rated, including
    exchange traded futures and
    options*                             226             276
------------------------------------------------------------
Total                                 $3,822          $4,997
------------------------------------------------------------

(IN MILLIONS)
------------------------------------------------------------
                                      NET REPLACEMENT VALUE
                                      ----------------------
                                       1998            1997
------------------------------------------------------------
Counterparty breakdown by industry:
  Non-U.S. banks                      $1,253          $2,686
  U.S. industrials                       381             164
  Governmental                           184             135
  Non-U.S. financial service
    companies                            406             260
  Non-U.S. industrials                   150             168
  U.S. banks                             593             560
  U.S. financial service companies       629             748
  Exchanges*                             226             276
------------------------------------------------------------
Total                                 $3,822          $4,997
------------------------------------------------------------

* Exchange traded futures and options are not deemed to have significant credit exposure as the exchanges guarantee that every contract will be properly settled on a daily basis.

     Generally, AIG manages and operates its businesses in the currencies of the local operating environment. Thus, exchange gains or losses occur when AIG's foreign currency net investment is

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

affected by changes in the foreign exchange rates relative to the U.S. dollar from one reporting period to the next.

     As an end user, AIG and its subsidiaries, including its insurance subsidiaries, use derivatives to aid in managing AIG's foreign exchange translation exposure. Derivatives may also be used to minimize certain exposures with respect to AIG's debt financing and its insurance operations; to date, such activities have not been significant.

     AIG has formed a Derivatives Review Committee. This committee, with certain exceptions, provides an independent review of any proposed derivative transaction. The committee examines, among other things, the nature and purpose of the derivative transaction, its potential credit exposure, if any, and the estimated benefits. This committee does not review those derivative transactions entered into by AIGFP and AIGTG for their own account.

     AIG, through its Foreign Exchange Operating Committee, evaluates each of its worldwide consolidated foreign currency net asset or liability positions and manages AIG's translation exposure to adverse movement in currency exchange rates. AIG may use forward exchange contracts and purchase options where the cost of such is reasonable and markets are liquid to reduce these exchange translation exposures. The exchange gain or loss with respect to these hedging instruments is recorded on an accrual basis as a component of comprehensive income in capital funds.

     Legal risk arises from the uncertainty of the enforceability, through legal or judicial processes, of the obligations of AIG's clients and counterparties, including contractual provisions intended to reduce credit exposure by providing for the netting of mutual obligations. (See also the discussion on master netting agreements above.) AIG seeks to eliminate or minimize such uncertainty through continuous consultation with internal and external legal advisors, both domestically and abroad, in order to understand the nature of legal risk, to improve documentation and to strengthen transaction structure.

ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (FASB
130) and Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information" (FASB 131).

     FASB 130 establishes standards for reporting comprehensive income and its components in a full set of general purpose financial statements. FASB 130 was effective for AIG as of January 1, 1998.

     FASB 131 establishes standards for the way AIG is required to disclose certain information about its operating segments in its annual financial statements and certain selected information in its interim financial statements. FASB 131 establishes, where practicable, standards with respect to geographic areas, among other things. Certain descriptive information is also required. FASB 131 was effective for the year ended December 31, 1998 and has been adopted herein.

     In February 1998, FASB issued Statement of Financial Accounting Standards No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits' (FASB 132). This statement requires AIG to revise its disclosures about pension and other postretirement benefit plans and does not change the measurement or recognition of these plans. Also, FASB 132 requires additional information on changes in the benefit obligations and fair values of plan assets. FASB 132 was effective for the year ended December 31, 1998 and has been adopted herein.

     In June 1998, FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). This statement requires AIG to recognize all derivatives in the consolidated balance sheet measuring these derivatives at fair value. The recognition of the change in the fair value of a derivative depends on a number of factors, including the intended use of the derivative. Currently, AIGTG and AIGFP present, in all material respects, the changes in fair value of their derivative transactions as a component of AIG's operating income. AIG is evaluating the impact of FASB 133 with respect to derivative transactions entered into by other AIG operations. AIG believes that the impact of FASB 133 on its results of operations, financial condition or liquidity will not be significant. FASB 133 is effective for the year commencing January 1, 2001.

     In December 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AcSEC) issued Statement of Position (SOP) 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." This statement provides guidance for the recording of a liability for insurance-related assessments. The statement requires that a liability be recognized in certain defined circumstances. AIG believes that the impact of this statement on its results of operations, financial condition or liquidity will not be significant. This statement is effective for the year commencing January 1, 1999.

     In October 1998, AcSEC issued SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk." This statement identifies several methods of deposit accounting and provides guidance on the application of each method. This statement classifies insurance and reinsurance contracts for which the deposit method is appropriate as contracts that (i) transfer only significant timing risk, (ii) transfer only significant underwriting risk, (iii) transfer neither significant timing nor underwriting risk, and (iv) have an indeterminate risk. AIG believes that the impact of this statement on its results of operations, financial condition or liquidity will not be significant. This statement is effective for the year commencing January 1, 2000. Restatement of previously issued financial statements is not permitted.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

YEAR 2000 ISSUES

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including those risks related to the Year 2000 issue. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect.

     The Year 2000 issue arises from computer programs being written using two digits rather than four digits to define the applicable year. This could result in a failure of the information technology systems (IT systems) and other equipment containing imbedded technology (non-IT systems) in the year 2000, causing disruption of operations of AIG, its lessees, vendors, or business partners.

     AIG has developed a plan to address the Year 2000 issue as it affects AIG's internal IT and non-IT systems, and to assess Year 2000 issues relating to third parties with whom AIG has critical relationships.

     The plan for addressing internal systems includes an assessment of internal IT and non-IT systems and equipment affected by the Year 2000 issue; definition of strategies to address affected systems and equipment; remediation of identified affected systems and equipment; and internal certification that each internal system is Year 2000 compliant. AIG has remediated, tested and returned to production substantially all of its internal IT systems. AIG continues to remediate and test internal non-IT systems and expects to complete remediation by mid-1999.

     AIG has also initiated formal communications with respect to the Year 2000 issue to those third parties which have significant interaction with AIG. Currently, AIG is unable to ascertain whether all such third parties will successfully address the Year 2000 issue, particularly those third parties outside the United States where it is believed that remediation efforts relating to the Year 2000 issue may be less advanced. While AIG expects to have no interruption of operations as a result of its internal IT and non-IT systems, significant uncertainties remain about the effect on AIG of third parties who are not Year 2000 compliant. AIG will continue to monitor third party Year 2000 issue readiness to determine whether additional or alternative measures may be necessary. Such measures may include the selection of alternate third parties or other actions designed to mitigate the effects of a third party's lack of preparedness. There can be no assurance that unresolved Year 2000 issues of third parties will not have a material adverse impact on AIG's results of operations, financial condition or liquidity. AIG is considering the effects of Year 2000 related failures on its business and the most reasonably likely worst case scenarios have not yet been clearly identified. However, AIG is establishing contingency plans with respect to third parties unpreparedness, particularly where such unpreparedness would impact AIG's operations or liquidity. Such plans are expected to be complete by the end of June 1999.

     Through March 31, 1999, the costs associated with addressing the Year 2000 issue, including developing and implementing the above stated plans and remediating affected systems and equipment, has approximated $120 million and has been expensed as incurred. AIG estimates the total costs of the Year 2000 remediation will approximate $175 million.

RECENT DEVELOPMENTS

On January 1, 1999, certain of the member nations of the European Economic and Monetary Union (EMU) adopted a common currency, the euro. Once the national currencies are phased out, the euro will be the sole legal tender of each of these nations. During the transition period, commerce of these nations will be transacted in the euro or in the currently existing national currency.

     AIG has identified the significant issues and is prepared with respect to the phase in of and ultimate redenomination to the euro. Any costs associated with the adoption of the euro are expensed as incurred and are not material to AIG's results of operations, financial condition or liquidity.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

--------------------------------------------------------------------------------

                                                  PAGE
Report of Independent Accountants                  26
Consolidated Balance Sheet at December 31, 1998
  and 1997                                         27
Consolidated Statement of Income for the years
  ended December 31, 1998, 1997 and 1996           29
Consolidated Statement of Capital Funds for the
  years ended December 31, 1998, 1997 and 1996     30
Consolidated Statement of Cash Flows for the
  years ended December 31, 1998, 1997 and 1996     31
Consolidated Statement of Comprehensive Income
  for the years ended December 31, 1998, 1997
  and 1996                                         33
Notes to Financial Statements                      34

                                                  PAGE
SCHEDULES:
 I -- Summary of Investments -- Other Than
      Investments in Related Parties as of
      December 31, 1998                           S-1
III -- Supplementary Insurance Information as of
       December 31, 1998, 1997 and 1996 and for
       the years then ended                       S-2

--------------------------------------------------------------------------------
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
AMERICAN INTERNATIONAL GROUP, INC.:

In our opinion, the accompanying consolidated financial statements listed in the accompanying index present fairly, in all material respects, the consolidated financial position of American International Group, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                              PricewaterhouseCoopers LLP

                                       New York, New York
                                       February 11, 1999.

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET   American International Group, Inc. and Subsidiaries

(IN MILLIONS)
----------------------------------------------------------------------------------
                        DECEMBER 31,                            1998        1997
----------------------------------------------------------------------------------
ASSETS:
  Investments and cash:
    Fixed maturities:
      Bonds available for sale, at market value (amortized
       cost: 1998 -- $63,873; 1997 -- $54,106)                $ 66,317    $ 56,000
      Bonds held to maturity, at amortized cost (market
       value: 1998 -- $13,633; 1997 -- $13,366)                 12,658      12,530
      Bonds trading securities, at market value (cost:
       1998 -- $990; 1997 -- $700)                               1,005         719
      Preferred stocks, at amortized cost (market value:
       1997 -- $531)                                                --         239
    Equity securities:
      Common stocks (cost: 1998 -- $5,465; 1997 -- $4,658)       5,648       5,306
      Non-redeemable preferred stocks (cost: 1998 -- $628;
       1997 -- $290)                                               620         302
    Mortgage loans on real estate, net of allowance
     (1998 -- $67; 1997 -- $64)                                  6,702       6,152
    Policy loans                                                 2,626       2,746
    Collateral and guaranteed loans, net of allowance
     (1998 -- $74; 1997 -- $6)                                   2,413       2,236
    Financial services and asset management assets:
      Flight equipment primarily under operating leases, net
       of accumulated depreciation(1998 -- $2,048;
       1997 -- $1,657)                                          16,330      14,438
      Securities available for sale, at market value
       (amortized cost: 1998 -- $10,667;1997 -- $9,145)         10,674       9,145
      Trading securities, at market value                        5,668       3,975
      Spot commodities, at market value                            476         460
      Unrealized gain on interest rate and currency swaps,
       options and forward transactions                          9,881       7,422
      Trading assets                                             6,229       6,715
      Securities purchased under agreements to resell, at
       contract value                                            4,838       4,551
    Other invested assets                                        8,692       6,618
    Short-term investments, at cost (approximates market
     value)                                                      6,739       4,326
    Cash                                                           303          87
----------------------------------------------------------------------------------
      Total investments and cash                               167,819     143,967
  Investment income due and accrued                              1,869       1,665
  Premiums and insurance balances receivable -- net of
    allowance (1998 -- $105; 1997 -- $47)                       11,679      10,283
  Reinsurance assets                                            17,744      16,111
  Deferred policy acquisition costs                              8,081       7,152
  Investments in partially-owned companies                         418       1,121
  Real estate and other fixed assets, net of accumulated
    depreciation (1998 -- $1,774; 1997 -- $1,534)                2,738       2,424
  Separate and variable accounts                                18,662      13,509
  Other assets                                                   4,666       3,382
----------------------------------------------------------------------------------
TOTAL ASSETS                                                  $233,676    $199,614
----------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET (CONTINUED)    American International Group, Inc. and
                                                                    Subsidiaries

(IN MILLIONS, EXCEPT SHARE AMOUNTS)
----------------------------------------------------------------------------------
                        DECEMBER 31,                            1998        1997
----------------------------------------------------------------------------------
LIABILITIES:
  Reserve for losses and loss expenses                        $ 38,310    $ 33,400
  Reserve for unearned premiums                                 10,009       8,739
  Future policy benefits for life and accident and health
    insurance contracts                                         29,571      24,502
  Policyholders' contract deposits                              33,924      30,321
  Other policyholders' funds                                     2,720       2,352
  Reserve for commissions, expenses and taxes                    2,225       1,740
  Insurance balances payable                                     2,283       1,703
  Funds held by companies under reinsurance treaties               837         337
  Income taxes payable:
    Current                                                        224         587
    Deferred                                                     1,247         855
  Financial services and asset management liabilities:
    Borrowings under obligations of guaranteed investment
     agreements                                                  9,188       8,000
    Securities sold under agreements to repurchase, at
     contract value                                              4,473       2,706
    Trading liabilities                                          4,664       5,366
    Securities and spot commodities sold but not yet
     purchased, at market value                                  4,457       5,172
    Unrealized loss on interest rate and currency swaps,
     options and forward transactions                            7,055       5,980
    Trust deposits and deposits due to banks and other
     depositors                                                  1,682       1,399
    Commercial paper                                             3,204       2,208
    Notes, bonds and loans payable                              15,249      12,609
  Commercial paper                                               1,432       1,167
  Notes, bonds, loans and mortgages payable                      2,837       2,413
  Separate and variable accounts                                18,662      13,509
  Other liabilities                                              8,405       7,069
----------------------------------------------------------------------------------
TOTAL LIABILITIES                                              202,658     172,134
----------------------------------------------------------------------------------
PREFERRED SHAREHOLDERS' EQUITY IN SUBSIDIARY COMPANIES             895         895
----------------------------------------------------------------------------------
CAPITAL FUNDS:
  Preferred stock                                                  248         248
  Common stock, $2.50 par value; 2,000,000,000 shares
    authorized; shares issued 1998 -- 1,313,510,800;
    1997 -- 933,589,812                                          3,284       2,334
  Additional paid-in capital                                     1,319       1,335
  Retained earnings                                             27,110      24,101
  Accumulated other comprehensive income                           (10)        382
  Treasury stock, at cost; 1998 -- 96,373,983;
    1997 -- 67,048,136 shares of common stock (including
    70,034,573 and 49,171,453 shares, respectively, held by
    subsidiaries)                                               (1,828)     (1,815)
----------------------------------------------------------------------------------
TOTAL CAPITAL FUNDS                                             30,123      26,585
----------------------------------------------------------------------------------
TOTAL LIABILITIES AND CAPITAL FUNDS                           $233,676    $199,614
----------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME          American International Group, Inc. and
                                                                    Subsidiaries

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                             1998           1997           1996
---------------------------------------------------------------------------------------------------------
GENERAL INSURANCE OPERATIONS:
  Net premiums written                                              $14,586        $13,408        $12,692
  Change in unearned premium reserve                                   (488)          (987)          (837)
---------------------------------------------------------------------------------------------------------
  Net premiums earned                                                14,098         12,421         11,855
  Net investment income                                               2,192          1,854          1,691
  Realized capital gains                                                205            128             65
---------------------------------------------------------------------------------------------------------
                                                                     16,495         14,403         13,611
---------------------------------------------------------------------------------------------------------
  Losses incurred                                                     9,164          7,801          7,279
  Loss expenses incurred                                              1,493          1,555          1,718
  Underwriting expenses (principally policy acquisition
    costs)                                                            2,910          2,575          2,408
---------------------------------------------------------------------------------------------------------
                                                                     13,567         11,931         11,405
---------------------------------------------------------------------------------------------------------
  OPERATING INCOME                                                    2,928          2,472          2,206
---------------------------------------------------------------------------------------------------------
LIFE INSURANCE OPERATIONS:
  Premium income                                                     10,293          9,956          8,995
  Net investment income                                               5,201          4,521          3,805
  Realized capital (losses) gains                                       (74)            (9)             4
---------------------------------------------------------------------------------------------------------
                                                                     15,420         14,468         12,804
---------------------------------------------------------------------------------------------------------
  Death and other benefits                                            4,543          4,052          3,733
  Increase in future policy benefits                                  5,699          5,718          5,032
  Acquisition and insurance expenses                                  2,805          2,650          2,382
---------------------------------------------------------------------------------------------------------
                                                                     13,047         12,420         11,147
---------------------------------------------------------------------------------------------------------
  OPERATING INCOME                                                    2,373          2,048          1,657
---------------------------------------------------------------------------------------------------------
FINANCIAL SERVICES OPERATING INCOME                                     869            671            501
---------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT OPERATING INCOME                                       191            127            101
---------------------------------------------------------------------------------------------------------
EQUITY IN INCOME OF MINORITY-OWNED INSURANCE OPERATIONS                  57            114             99
---------------------------------------------------------------------------------------------------------
OTHER REALIZED CAPITAL LOSSES                                            (7)           (29)           (12)
---------------------------------------------------------------------------------------------------------
OTHER INCOME (DEDUCTIONS) -- NET                                       (134)           (93)           (84)
---------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                      6,277          5,310          4,468
---------------------------------------------------------------------------------------------------------
INCOME TAXES:
  Current                                                             1,100          1,304          1,192
  Deferred                                                              685            221             42
---------------------------------------------------------------------------------------------------------
                                                                      1,785          1,525          1,234
---------------------------------------------------------------------------------------------------------
INCOME BEFORE MINORITY INTEREST                                       4,492          3,785          3,234
---------------------------------------------------------------------------------------------------------
MINORITY INTEREST                                                      (210)           (74)           (63)
---------------------------------------------------------------------------------------------------------
NET INCOME                                                          $ 4,282        $ 3,711        $ 3,171
---------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:
  Basic                                                             $  3.51        $  3.06        $  2.61
  Diluted                                                              3.44           3.00           2.56
---------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                               1,215          1,206          1,207
  Diluted                                                             1,243          1,233          1,234
---------------------------------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CAPITAL FUNDS   American International Group, Inc. and
                                                                    Subsidiaries

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                             1998           1997           1996
---------------------------------------------------------------------------------------------------------
PREFERRED STOCK:
  Balance at beginning of year                                      $   248        $   385        $   322
    Issuance of preferred stock                                          --             --            248
    Redemption of preferred stock                                        --           (137)          (185)
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                                248            248            385
---------------------------------------------------------------------------------------------------------
COMMON STOCK:
  Balance at beginning of year                                        2,334          1,539          1,400
    Issuance of common stock                                              1            162            139
    Stock split effected as dividend                                    949            633             --
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                              3,284          2,334          1,539
---------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL:
  Balance at beginning of year                                        1,335            996            956
    Issuance of common stock                                             (1)           480            (74)
    Excess of cost over proceeds of common stock issued
     under stock option and stock purchase plans                        (22)           (29)            (4)
    Excess of redemption value of Series D Preferred shares
     over par value of shares of common stock issued, net of
     transaction costs                                                   --             --            180
    Cost of issuances of preferred securities                            --            (55)           (13)
    Stock splits -- SunAmerica                                           --            (65)           (60)
    Other                                                                 7              8             11
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                              1,319          1,335            996
---------------------------------------------------------------------------------------------------------
RETAINED EARNINGS:
  Balance at beginning of year                                       24,101         21,290         18,355
    Net income                                                        4,282          3,711          3,171
    Stock dividends to shareholders                                    (949)          (633)            --
    Cash dividends to shareholders:
      Preferred                                                         (12)           (19)           (27)
      Common ($.25, $.20 and $.17 per share respectively)              (312)          (248)          (209)
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                             27,110         24,101         21,290
---------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME:
  Balance at beginning of year                                          382            868            934
    Unrealized appreciation (depreciation) of
     investments -- net of reclassification adjustments                (387)           232            (10)
      Deferred income tax benefit (expense) on changes                   95            (33)           (19)
    Foreign currency translation adjustments                           (137)          (754)           (67)
      Applicable income tax benefit on changes                           37             69             30
---------------------------------------------------------------------------------------------------------
    Other comprehensive income                                         (392)          (486)           (66)
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                                (10)           382            868
---------------------------------------------------------------------------------------------------------
TREASURY STOCK, AT COST:
  Balance at beginning of year                                       (1,815)        (1,373)          (926)
    Cost of shares acquired during year                                 (81)          (508)          (494)
    Issued under stock option and stock purchase plans                   68             66             39
    Other                                                                --             --              8
---------------------------------------------------------------------------------------------------------
  Balance at end of year                                             (1,828)        (1,815)        (1,373)
---------------------------------------------------------------------------------------------------------
TOTAL CAPITAL FUNDS AT END OF YEAR                                  $30,123        $26,585        $23,705
---------------------------------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS      American International Group, Inc. and
                                                                    Subsidiaries

(IN MILLIONS)
---------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                        1998       1997        1996
---------------------------------------------------------------------------------------------
SUMMARY:
  Net cash provided by operating activities                   $  7,439    $ 3,433    $  9,840
  Net cash used in investing activities                        (16,207)    (7,402)    (15,512)
  Net cash provided by financing activities                      8,984      3,997       5,643
---------------------------------------------------------------------------------------------
  Change in cash                                                   216         28         (29)
  Cash at beginning of year                                         87         59          88
---------------------------------------------------------------------------------------------
  Cash at end of year                                         $    303    $    87    $     59
---------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $  4,282    $ 3,711    $  3,171
---------------------------------------------------------------------------------------------
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
     BY OPERATING ACTIVITIES:
     Non-cash revenues, expenses, gains and losses included
      in income:
     Change in:
       General and life insurance reserves                       6,990      1,767       4,131
       Premiums and insurance balances receivable and
        payable -- net                                            (733)      (796)       (261)
       Reinsurance assets                                         (972)       416         352
       Deferred policy acquisition costs                        (1,025)      (200)       (754)
       Investment income due and accrued                          (111)      (229)          5
       Funds held under reinsurance treaties                       370        (47)         39
       Other policyholders' funds                                  368        133         128
       Current and deferred income taxes -- net                    225        520         (62)
       Reserve for commissions, expenses and taxes                 455        229         254
       Other assets and liabilities -- net                        (411)       593        (375)
       Trading assets and liabilities -- net                      (216)      (869)        (57)
       Trading securities, at market value                      (1,693)    (1,617)        284
       Spot commodities, at market value                           (16)      (255)        179
       Net unrealized gain on interest rate and currency
        swaps, options and forward transactions                 (1,382)        49        (131)
       Securities purchased under agreements to resell            (287)    (2,909)        379
       Securities sold under agreements to repurchase            1,767       (333)      1,659
       Securities and spot commodities sold but not yet
        purchased, at market value                                (715)     3,603         364
     Realized capital gains                                       (124)       (90)        (57)
     Equity in income of partially-owned companies and other
      invested assets                                             (176)      (157)       (153)
     Depreciation expenses, principally flight equipment           952        885         817
     Change in cumulative translation adjustments                 (137)      (754)        (67)
     Other -- net                                                   28       (217)         (5)
---------------------------------------------------------------------------------------------
     Total adjustments                                           3,157       (278)      6,669
---------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                     $  7,439    $ 3,433    $  9,840
---------------------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)   American International Group,
                                                           Inc. and Subsidiaries

(IN MILLIONS)
----------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                        1998        1997        1996
----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cost of fixed maturities, at amortized cost matured or
     redeemed                                                 $  1,578    $  1,226    $  1,627
  Cost of bonds, at market sold                                 28,110      22,446      17,035
  Cost of bonds, at market matured or redeemed                   8,315       8,200       5,372
  Cost of equity securities sold                                 2,784       2,262       2,758
  Realized capital gains                                           124          90          57
  Purchases of fixed maturities                                (43,659)    (36,428)    (30,988)
  Purchases of equity securities                                (3,277)     (1,916)     (3,218)
  Acquisitions, net of cash acquired                              (515)         --          --
  Mortgage, policy and collateral loans granted                 (2,942)     (3,233)     (3,597)
  Repayments of mortgage, policy and collateral loans            2,341       2,962       3,460
  Sales of securities available for sale                         2,618       4,310       2,062
  Maturities of securities available for sale                    1,848       3,232       1,603
  Purchases of securities available for sale                    (5,967)     (6,916)     (9,531)
  Sales of flight equipment                                        687       2,231       1,363
  Purchases of flight equipment                                 (3,160)     (3,435)     (3,254)
  Net additions to real estate and other fixed assets             (624)       (517)       (581)
  Sales or distributions of other invested assets                2,869       2,549       1,814
  Investments in other invested assets                          (5,109)     (2,637)     (2,045)
  Change in short-term investments                              (2,227)     (1,788)        590
  Investments in partially-owned companies                          (1)        (40)        (39)
----------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                         $(16,207)   $ (7,402)   $(15,512)
----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in policyholders' contract deposits                  $  4,474    $  2,816    $  1,362
  Change in trust deposits and deposits due to banks and
     other depositors                                             (595)     (1,030)       (195)
  Change in commercial paper                                     1,261      (1,123)      1,331
  Proceeds from notes, bonds, loans and mortgages payable        7,909       8,164       6,198
  Repayments on notes, bonds, loans and mortgages payable       (4,973)     (7,016)     (2,775)
  Liquidation of zero coupon notes payable                          --         (12)         --
  Proceeds from guaranteed investment agreements                 6,540       4,930       3,583
  Maturities of guaranteed investment agreements                (5,353)     (2,653)     (3,283)
  Proceeds from common stock issued                                 40         614          23
  Net proceeds from issuance of preferred stock                     --          --         240
  Net proceeds from issuance of preferred securities of
     subsidiary grantor trusts                                      --         300         179
  Payment for redemption of preferred securities of
     subsidiary grantor trusts                                      --         (55)         --
  Payment for redemption of preferred stock                         --        (137)         --
  Cash dividends to shareholders                                  (324)       (267)       (236)
  Acquisition of treasury stock                                    (81)       (508)       (494)
  Other -- net                                                      86         (26)       (290)
----------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     $  8,984    $  3,997    $  5,643
----------------------------------------------------------------------------------------------
SUPPLEMENTARY INFORMATION:
TAXES PAID                                                    $  1,334    $    922    $  1,170
----------------------------------------------------------------------------------------------
INTEREST PAID                                                 $  2,076    $  1,864    $  1,661
----------------------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME     American International Group,
                                                           Inc. and Subsidiaries

(IN MILLIONS)
----------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                       1998      1997      1996
----------------------------------------------------------------------------------------
COMPREHENSIVE INCOME:
Net income                                                    $4,282    $3,711    $3,171
----------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME:
  Unrealized appreciation (depreciation) of
     investments -- net of reclassification adjustments         (387)      232       (10)
     Deferred income tax benefit (expense) on changes             95       (33)      (19)
  Foreign currency translation adjustments                      (137)     (754)      (67)
     Applicable income tax benefit on changes                     37        69        30
----------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME                                      (392)     (486)      (66)
----------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                          $3,890    $3,225    $3,105
----------------------------------------------------------------------------------------

See Accompanying Notes to Financial Statements.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS             American International Group, Inc. and
                                                                    Subsidiaries

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) PRINCIPLES OF CONSOLIDATION: On January 1, 1999 (the merger date), AIG issued 187.5 million shares of its common stock in exchange for all the outstanding common stock and Class B stock of SunAmerica Inc., a Maryland corporation (Original SunAmerica) based on an exchange ratio of 0.855 shares of AIG common stock for each share of Original SunAmerica stock. The merger was accounted for as a pooling of interests and the accompanying financial statements have been restated to combine Original SunAmerica's financial statements for its fiscal years ended September 30 with AIG's December 31 financial statements for all periods presented.

     The financial statements for the quarter ended March 31, 1999, included in the AIG Form 10-Q for the quarter ended March 31, 1999, reflect the operations of Original SunAmerica on a pooling of interest basis and the change of its fiscal year from September 30 to December 31.

     The following is a reconciliation of the individual company results to the combined results for the twelve month periods during 1998, 1997 and 1996:

(IN MILLIONS)                AIG          SUNAMERICA    TOTAL
--------------------------------------------------------------
                         DECEMBER 31          SEPTEMBER 30
1998
  Revenues                 $33,296          $2,420     $35,716
  Net income               $ 3,766          $  516     $ 4,282
1997
  Revenues                 $30,602          $1,951     $32,553
  Net income               $ 3,332          $  379     $ 3,711
1996
  Revenues                 $27,943          $1,382     $29,325
  Net income               $ 2,897          $  274     $ 3,171
--------------------------------------------------------------

     The consolidated financial statements include the accounts of American International Group, Inc. and all significant subsidiaries. Some of AIG's foreign subsidiaries report on a fiscal year ending November 30. All material intercompany accounts and transactions have been eliminated.

     Commencing with the third quarter 1998, Transatlantic and 20th Century were consolidated into AIG's financial statements as AIG became the majority shareholder of these entities.

     (B) BASIS OF PRESENTATION: The accompanying financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain accounts have been reclassified in the 1997 and 1996 financial statements to conform to their 1998 presentation and certain accounts have been reclassified herein to conform to the first quarter 1999 presentation.

     GENERAL INSURANCE OPERATIONS: AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in more than 100 foreign countries. Premiums are earned primarily on a pro rata basis over the term of the related coverage. The reserve for unearned premiums represents the portion of premiums written relating to the unexpired terms of coverage.

     Acquisition costs represent those costs, including commissions, that vary with and are primarily related to the acquisition of new business. These costs are deferred and amortized over the period in which the related premiums written are earned. Investment income is not anticipated in the deferral of acquisition costs. (See Note 4.)

     Losses and loss expenses are charged to income as incurred. The reserve for losses and loss expenses represents the accumulation of estimates for reported losses and includes provisions for losses incurred but not reported. The methods of determining such estimates and establishing resulting reserves, including amounts relating to reserves for estimated unrecoverable reinsurance, are continually reviewed and updated. Adjustments resulting therefrom are reflected in income currently. AIG discounts certain of its loss reserves which are primarily related to certain workers' compensation claims. (See Note 6.)

     LIFE INSURANCE OPERATIONS: AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states of the United States and in over 70 foreign countries. Traditional products consist of individual and group life, annuity, endowment and accident and health policies. Financial and investment products consist of single premium annuity, variable annuities, guaranteed investment contracts and universal life. Premiums for traditional life insurance products and life contingent annuities, excluding accident and health products, are recognized as revenues over the premium paying period of the related policies. Benefits and expenses are provided against such revenues to recognize profits over the estimated life of the policies. Revenues for universal life and investment-type products consist of policy charges for the cost of insurance, administration, and surrenders during the period. Expenses include interest credited to policy account balances and benefit payments made in excess of policy account balances. Accident and health products are accounted for in a manner similar to general insurance products described above. Investment income reflects certain minor amounts of realized capital gains where the gains are deemed to be an inherent element in pricing certain life products in some foreign countries.

     Policy acquisition costs for traditional life insurance products are generally deferred and amortized over the premium paying period of the policy. Deferred policy acquisition costs and policy initiation costs related to universal life and investment-type products are amortized in relation to expected gross profits over the life of the policies. Policy acquisition costs with respect to universal

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) life and investment type products are deferred and amortized, with interest, in relation to the incidence of estimated gross profits to be realized over the estimated lives of the contracts. Estimated gross profits are composed of net interest income, net realized investment gains and losses, variable annuity fees, surrender charges and direct administrative expenses.

     As debt and equity securities available for sale are carried at aggregate fair value, an adjustment is made to deferred policy acquisition costs equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains/losses on debt and equity securities available for sale that is credited or charged directly to comprehensive income. Deferred policy acquisition costs have been reduced by $145 million at December 31, 1998 and $140 million at December 31, 1997 for this adjustment. (See Note 4.)

     The liabilities for future policy benefits and policyholders' contract deposits are established using assumptions described in Note 6.

     FINANCIAL SERVICES OPERATIONS: AIG participates in the derivatives dealer market conducting, primarily as principal, an interest rate, currency, equity and credit derivative products business. AIG also enters into structured transactions including long-dated forward foreign exchange contracts, option transactions, liquidity facilities and investment agreements and invests in a diversified portfolio of securities.

     AIG engages in market making and trading activities, as principal, in foreign exchange, interest rates and precious and base metals. AIG owns inventories in the commodities in which it trades and may reduce the exposure to market risk through the use of swaps, forwards, futures and option contracts.

     AIG, as lessor, leases flight equipment principally under operating leases. Accordingly, income is reported over the life of the lease as rentals become receivable under the provisions of the lease or, in the case of leases with varying payments, under the straight-line method over the noncancelable term of the lease. In certain cases, leases provide for additional amounts contingent on usage. AIG is also a remarketer of flight equipment for its own account and for airlines and financial institutions. AIG's revenues from such operations consist of net gains on sales of flight equipment and commissions.

     ASSET MANAGEMENT OPERATIONS: AIG's asset management operations offer a wide variety of investment vehicles and services, including variable annuities, mutual funds, trust services and investment asset management. Such products and services are offered to individuals and institutions both domestically and internationally. The fees generated with respect to asset management operations are recognized as revenues when earned. Costs incurred in the sale of variable annuities and mutual funds are deferred and subsequently amortized. With respect to variable annuities, acquisition costs are amortized in relation to the incidence of estimated gross profits to be realized over the estimated lives of the variable annuity contracts. With respect to the sale of mutual funds, acquisition costs are amortized over the estimated lives of the funds obtained.

     (C) NON-CASH TRANSACTION: In July 1998, 224,950 shares of 20th Century's Series A preferred stock were converted into 19,584,368 shares of 20th Century's common stock.

     (D) INVESTMENTS IN FIXED MATURITIES AND EQUITY SECURITIES: Bonds and preferred stocks held to maturity, both of which are principally owned by the insurance subsidiaries, are carried at amortized cost where AIG has the ability and positive intent to hold these securities until maturity. Where AIG may not have the positive intent to hold these securities until maturity, those bonds are considered to be available for sale and carried at current market values. Interest income with respect to fixed maturity securities is accrued currently.

     Included in the bonds available for sale are collateralized mortgage obligations (CMOs). Premiums and discounts arising from the purchase of CMOs are treated as yield adjustments over their estimated life.

     Bond trading securities are carried at current market values, as it is AIG's intention to sell these securities in the near term.

     Common and non-redeemable preferred stocks are carried at current market values. Dividend income is generally recognized when receivable.

     Unrealized gains and losses from investments in equity securities and fixed maturities available for sale are reflected as a separate component of comprehensive income, net of deferred income taxes in capital funds currently. Unrealized gains and losses from investments in trading securities are reflected in income currently.

     Realized capital gains and losses are determined principally by specific identification. Where declines in values of securities below cost or amortized cost are considered to be other than temporary, a charge is reflected in income for the difference between cost or amortized cost and estimated net realizable value.

     (E) MORTGAGE LOANS ON REAL ESTATE, POLICY AND COLLATERAL
LOANS -- NET: Mortgage loans on real estate, policy loans and collateral loans are carried at unpaid principal balances. Interest income on such loans is accrued currently.

     Impairment of mortgage loans on real estate and collateral loans is generally measured based on the present value of expected future cash flows discounted at the loan's effective interest rate subject to the fair value of underlying collateral. Interest income on such loans is recognized as cash is received.

     There is no allowance for policy loans, as these loans serve to reduce the death benefit paid when the death claim is made and

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) the balances are effectively collateralized by the cash surrender value of the policy.

     (F) FLIGHT EQUIPMENT: Flight equipment is stated at cost. Major additions and modifications are capitalized. Normal maintenance and repairs, airframe and engine overhauls and compliance with return conditions of flight equipment on lease are provided by and paid for by the lessee. Under the provisions of most leases for certain airframe and engine overhauls, the lessee is reimbursed for costs incurred up to but not exceeding contingent rentals paid to AIG by the lessee. AIG provides a charge to income for such reimbursements based upon the expected reimbursements during the life of the lease. Depreciation and amortization are computed on the straight-line basis to a residual value of approximately 15 percent over the estimated useful lives of the related assets but not exceeding 25 years. AIG continually assesses its flight equipment for impairment. At December 31, 1998, there were no impairments. This caption also includes deposits for aircraft to be purchased.

     At the time the assets are retired or disposed of, the cost and associated accumulated depreciation and amortization are removed from the related accounts and the difference, net of proceeds, is recorded as a gain or loss.

     (G) SECURITIES AVAILABLE FOR SALE, AT MARKET VALUE: These securities are held to meet long term investment objectives and are accounted for as available for sale, carried at current market values and recorded on a trade date basis. Unrealized gains and losses from valuing these securities and any related hedges are reflected in capital funds currently, net of any related deferred income taxes. When the underlying security is sold, the realized loss or gain resulting from the hedging derivative transaction is recognized in income in that same period as the realized gain or loss of the hedged security.

     (H) TRADING SECURITIES, AT MARKET VALUE: Trading securities are held to meet short term investment objectives, including hedging securities. These securities are recorded on a trade date basis and carried at current market values. Unrealized gains and losses are reflected in income currently.

     (I) SPOT COMMODITIES, AT MARKET VALUE: Spot commodities are carried at current market values and are recorded on a settlement date basis. The exposure to market risk may be reduced through the use of forwards, futures and option contracts. Unrealized gains and losses of both commodities and any derivative transactions are reflected in income currently.

     (J) UNREALIZED GAIN AND UNREALIZED LOSS ON INTEREST RATE AND CURRENCY SWAPS, OPTIONS AND FORWARD TRANSACTIONS: Interest rate swaps, currency swaps, equity swaps, swaptions, options and forward transactions are accounted for as contractual commitments recorded on a trade date basis and are carried at current market values or estimated fair values when market values are not available. Unrealized gains and losses are reflected in income currently. Estimated fair values are based on the use of valuation models that utilize, among other things, current interest, foreign exchange and volatility rates. These valuations represent an assessment of the present values of expected future cash flows of these transactions and may include reserves for market risk as deemed appropriate. The portfolio's discounted cash flows are evaluated with reference to current market conditions, maturities within the portfolio and other relevant factors. Based upon this evaluation, it is determined what offsetting transactions, if any, are necessary to reduce the market risk of the portfolio. AIG manages its market risk with a variety of transactions, including swaps, trading securities, futures contracts and other transactions as appropriate. Because of the limited liquidity of some of these instruments, the recorded values of these transactions may be different than the values that might be realized if AIG were to sell or close out the transactions prior to maturity. AIG believes that such differences are not significant to the results of operations, financial condition or liquidity. Such differences would be immediately recognized when the transactions are sold or closed out prior to maturity.

     (K) TRADING ASSETS AND TRADING LIABILITIES: Trading assets and trading liabilities include option premiums paid and received and receivables from and payables to counterparties which relate to unrealized gains and losses on futures, forwards and options and balances due from and due to clearing brokers and exchanges.

     Futures, forwards and options purchased and written are accounted for as contractual commitments on a trade date basis and are carried at fair values. Unrealized gains and losses are reflected in income currently. The fair values of futures contracts are based on closing exchange quotations. Commodity forward transactions are carried at fair values derived from dealer quotations and underlying commodity exchange quotations. For long dated forward transactions, where there are no dealer or exchange quotations, fair values are derived using internally developed valuation methodologies based on available market information. Options are carried at fair values based on the use of valuation models that utilize, among other things, current interest or commodity rates and foreign exchange and volatility rates, as applicable.

     (L) SECURITIES PURCHASED (SOLD) UNDER AGREEMENTS TO RESELL (REPURCHASE), AT CONTRACT VALUE: Purchases of securities under agreements to resell and sales of securities under agreements to repurchase are accounted for as collateralized transactions and are recorded at their contracted resale or repurchase amounts, plus accrued interest. Generally, it is AIG's policy to take possession of or obtain a security interest in securities purchased under agreements to resell.

     AIG minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and generally requiring additional collateral to be deposited with AIG when deemed necessary.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
     (M) OTHER INVESTED ASSETS: Other invested assets consist primarily of investments by AIG's insurance operations in joint ventures and partnerships and other investments not classified elsewhere herein. The joint ventures and partnerships are carried at equity or cost depending on the nature of the invested asset and the ownership percentage thereof. Other investments are carried at cost or market values depending upon the nature of the underlying assets. Unrealized gains and losses from the revaluation of those investments carried at market values are reflected in comprehensive income, net of any related deferred income taxes.

     (N) REINSURANCE ASSETS: Reinsurance assets include the balances due from both reinsurance and insurance companies under the terms of AIG's reinsurance arrangements for paid and unpaid losses and loss expenses, ceded unearned premiums and ceded future policy benefits for life and accident and health insurance contracts and benefits paid and unpaid. It also includes funds held under reinsurance treaties. Amounts related to reinsurance arrangements paid and unpaid losses and loss expenses are substantially collateralized.

     (O) INVESTMENTS IN PARTIALLY-OWNED COMPANIES: The equity method of accounting is used for AIG's investment in companies in which AIG's ownership interest approximates twenty but is not greater than fifty percent (minority-owned companies). Equity in income of minority-owned insurance operations is presented separately in the consolidated statement of income. Equity in net income of other unconsolidated companies is principally included in other income (deductions) -- net. At December 31, 1998, AIG's significant investments in partially-owned companies included its 19.9 percent interest in Richmond Insurance Company; and its 24.4 percent interest in IPC Holdings, Ltd. This balance sheet caption also includes investments in less significant partially-owned companies and in certain minor majority-owned subsidiaries. The amount of dividends received from unconsolidated subsidiaries owned less than 50 percent were $24 million, $30 million and $13 million in 1998, 1997 and 1996 respectively. The undistributed earnings of unconsolidated subsidiaries owned less than 50 percent was $59 million as of December 31, 1998.

     In January 1998, AIG purchased the 76.1 percent of the outstanding shares of SELIC Holdings, Ltd. (SELIC) which AIG did not own. Prior to the purchase of these shares, SELIC's operations were accounted for on an equity basis and presented as a component of equity in income of minority-owned insurance operations. Subsequent to the acquisition, SELIC was consolidated as a component of general insurance operations.

     As a result of purchases of the common stock of Transatlantic, as of August 1998, AIG owns more than 50 percent of the voting securities of Transatlantic. Commencing with the third quarter of 1998, AIG accounted for its investment in Transatlantic on a consolidated basis.

     (P) REAL ESTATE AND OTHER FIXED ASSETS: The costs of buildings and furniture and equipment are depreciated principally on a straight-line basis over their estimated useful lives (maximum of 40 years for buildings and 10 years for furniture and equipment). Expenditures for maintenance and repairs are charged to income as incurred; expenditures for betterments are capitalized and depreciated.

     (Q) SEPARATE AND VARIABLE ACCOUNTS: Separate and variable accounts represent funds for which investment income and investment gains and losses accrue directly to the policyholders. Each account has specific investment objectives, and the assets are carried at market value. The assets of each account are legally segregated and are not subject to claims which arise out of any other business of AIG.

     (R) SECURITIES AND SPOT COMMODITIES SOLD BUT NOT YET PURCHASED, AT MARKET
VALUE: Securities and spot commodities sold but not yet purchased represent sales of securities and spot commodities not owned at the time of sale. The obligations arising from such transactions are recorded on a trade date basis and carried at the respective current market values or current commodity prices.

     (S) PREFERRED SHAREHOLDERS' EQUITY IN SUBSIDIARY COMPANIES: Preferred shareholders' equity in subsidiary companies relates to outstanding preferred stock of ILFC and certain subsidiaries of SunAmerica Inc., the Delaware corporation which now owns substantially all of the subsidiaries held by Original SunAmerica prior to the merger date (SunAmerica), both wholly owned subsidiaries of AIG. Dividends on such preferred stock are accounted for as interest expense and included as minority interest in the consolidated statement of income.

     (T) TRANSLATION OF FOREIGN CURRENCIES: Financial statement accounts expressed in foreign currencies are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" (FASB 52). Under FASB 52, functional currency assets and liabilities are translated into U.S. dollars generally using current rates of exchange prevailing at the balance sheet date of each respective subsidiary and the related translation adjustments are recorded as a separate component of comprehensive income, net of any related taxes in capital funds. Functional currencies are generally the currencies of the local operating environment. Income statement accounts expressed in functional currencies are translated using average exchange rates. The adjustments resulting from translation of financial statements of foreign entities operating in highly inflationary economies are recorded in income. Exchange gains and losses resulting from foreign currency transactions are also recorded in income currently. The exchange gain or loss with respect to utilization of foreign exchange hedging instruments is recorded as a component of comprehensive income.

     (U) INCOME TAXES: Deferred federal and foreign income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in AIG's financial statements or tax returns.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
     (V) EARNINGS PER SHARE: Basic earnings per common share are based on the weighted average number of common shares outstanding, retroactively adjusted to reflect all stock dividends and stock splits. Diluted earnings per share are based on those shares used in basic earnings per share plus shares that would have been outstanding assuming issuance of common shares for all dilutive potential common shares outstanding, retroactively adjusted to reflect all stock dividends and stock splits.

     The computation of earnings per share for December 31, 1998, 1997 and 1996 was as follows:

            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
----------------------------------------------------------------
       YEAR ENDED DECEMBER 31,           1998     1997     1996
----------------------------------------------------------------
NUMERATOR FOR BASIC EARNINGS PER
  SHARE:
Net income                              $4,282   $3,711   $3,171
Less:
  Dividends on non-convertible
    preferred stock                         --       (6)     (11)
  Dividends on convertible preferred
    stock                                  (12)     (12)     (16)
----------------------------------------------------------------
Net income applicable to common stock   $4,270   $3,693   $3,144
----------------------------------------------------------------
DENOMINATOR FOR BASIC EARNINGS PER
  SHARE:
Average shares outstanding used in the
  computation of per share earnings:
  Common stock issued                    1,306    1,295    1,289
  Common stock in treasury                 (89)     (86)     (79)
  Common stock contingently issuable        (2)      (3)      (3)
----------------------------------------------------------------
Average outstanding shares -- basic      1,215    1,206    1,207
----------------------------------------------------------------
NUMERATOR FOR DILUTED EARNINGS PER
  SHARE:
Net income                              $4,282   $3,711   $3,171
Less:
  Dividends on non-convertible
    preferred stock                         --       (6)     (11)
----------------------------------------------------------------
Net income applicable to common stock   $4,282   $3,705   $3,160
----------------------------------------------------------------
DENOMINATOR FOR DILUTED EARNINGS PER
  SHARE:
Average shares outstanding               1,217    1,209    1,210
Incremental shares from potential
  common stock:
  Average number of shares arising
    from outstanding employee stock
    plans (treasury stock method)           12        9        7
  Average number of shares issuable
    upon conversion of convertible
    securities and preferred stock          14       15       17
----------------------------------------------------------------
Average shares outstanding -- diluted    1,243    1,233    1,234
----------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                   $ 3.51   $ 3.06   $ 2.61
Diluted                                   3.44     3.00     2.56
----------------------------------------------------------------

     (W) ACCOUNTING STANDARDS: In June 1997, FASB issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (FASB 130) and Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information" (FASB 131).

     FASB 130 establishes standards for reporting comprehensive income and its components in a full set of general purpose financial statements. FASB 130 was effective for AIG as of January 1, 1998.

     FASB 131 establishes standards for the way AIG is required to disclose information about its operating segments in its annual financial statements and selected information in its interim financial statements. FASB 131 establishes, where practicable, standards with respect to geographic areas, among other things. Certain descriptive information is also required. FASB 131 was effective for the year ended December 31, 1998 and has been adopted herein.

     In February 1998, FASB issued Statement of Financial Accounting Standards No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" (FASB 132). This statement requires AIG to revise its disclosures about pension and other postretirement benefit plans and does not change the measurement or recognition of these plans. Also, FASB 132 requires additional information on changes in the benefit obligations and fair values of plan assets. FASB 132 was effective for the year ended December 31, 1998 and has been adopted herein.

     In June 1998, FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). This statement requires AIG to recognize all derivatives in the consolidated balance sheet measuring these derivatives at fair value. The recognition of the change in the fair value of a derivative depends on a number of factors, including the intended use of the derivative. Currently, AIG Financial Products Corp. and its subsidiaries (AIGFP) and AIG Trading Group Inc. and its subsidiaries (AIGTG) present, in all material respects, the changes in fair value of their derivative transactions as a component of AIG's operating income. AIG is evaluating the impact of FASB 133 with respect to derivative transactions entered into by other AIG operations. AIG believes that the impact of FASB 133 on its results of operations, financial condition or liquidity will not be significant. FASB 133 is effective for the year commencing January 1, 2001.

     In December 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AcSEC) issued Statement of Position (SOP) 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." This statement provides guidance for the recording of a liability for insurance-related assessments. The statement requires that a liability be recognized in certain defined circumstances. AIG believes that the impact of this statement on its results of operations, financial condition or liquidity will not be significant. This statement is effective for the year commencing January 1, 1999.

     In October 1998, AcSEC issued SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk." This statement identifies several methods of deposit accounting and provides guidance on the application of each method. This statement classifies insurance and reinsurance contracts for which the deposit method is appropriate as

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) contracts that (i) transfer only significant timing risk, (ii) transfer only significant underwriting risk, (iii) transfer neither significant timing nor underwriting risk, and (iv) have an indeterminate risk. AIG believes that the impact of this statement on its results of operations, financial condition or liquidity will not be significant. This statement is effective for the year commencing January 1, 2000. Restatement of previously issued financial statements is not permitted.

2.  FOREIGN OPERATIONS

Certain subsidiaries operate solely outside of the United States. Their assets and liabilities are located principally in the countries where the insurance risks are written and/or investment and non-insurance related operations are located. In addition, certain of AIG's domestic subsidiaries have branch and/or subsidiary operations and substantial assets and liabilities in foreign countries. Certain countries have restrictions on the conversions of funds which generally cause a delay in the outward remittance of such funds. Approximately 32 percent and 29 percent of consolidated assets at December 31, 1998 and 1997, respectively, and 49 percent of revenues for the year ended December 31, 1998 and 51 percent for each of the years ended December 31, 1997 and 1996, respectively, were located in or derived from foreign countries (other than Canada). (See Note 18.)

3.  FEDERAL INCOME TAXES

     (a) AIG and its domestic subsidiaries file a consolidated U.S. Federal income tax return. Revenue Agent's Reports assessing additional taxes for the years 1987, 1988, 1989 and 1990 have been issued and Letters of Protest contesting the assessments have been filed with the Internal Revenue Service. It is management's belief that there are substantial arguments in support of the positions taken by AIG in its Letters of Protest. AIG also believes that the impact of the results of these examinations will not be significant to AIG's financial condition, results of operations or liquidity.

     Foreign income not expected to be taxed in the United States has arisen because AIG's foreign subsidiaries were generally not subject to U.S. income taxes on income earned prior to January 1, 1987. Such income would become subject to U.S. income taxes at current tax rates if remitted to the United States or if other events occur which would make these amounts currently taxable. The cumulative amount of translated undistributed earnings of AIG's foreign subsidiaries currently not subject to U.S. income taxes was approximately $3.3 billion at December 31, 1998. Management presently has not subjected and has no intention of subjecting these accumulated earnings to material U.S. income taxes and no provision has been made in the accompanying financial statements for such taxes.

     (b) The U.S. Federal income tax rate is 35 percent for 1998, 1997 and 1996. Actual tax expense on income differs from the "expected" amount computed by applying the Federal income tax rate because of the following:

(DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

               YEARS ENDED DECEMBER 31,                         1998                    1997                    1996
                                                        --------------------    --------------------    --------------------
                                                                   PERCENT                 PERCENT                 PERCENT
                                                                  OF PRE-TAX              OF PRE-TAX              OF PRE-TAX
                                                        AMOUNT      INCOME      AMOUNT      INCOME      AMOUNT      INCOME
----------------------------------------------------------------------------------------------------------------------------
"Expected" tax expense                                  $2,197          35.0%   $1,859          35.0%   $1,564          35.0%
Adjustments:
  Tax exempt interest                                     (284)         (4.5)     (287)         (5.4)     (279)         (6.2)
  Dividends received deduction                             (30)         (0.5)      (28)         (0.5)      (32)         (0.7)
  State income taxes                                        34           0.5        33           0.6        52           1.1
  Foreign income not expected to be taxed in the U.S.,
    less foreign income taxes                              (85)         (1.4)      (33)         (0.6)      (22)         (0.5)
  Affordable housing tax credits                           (39)         (0.6)      (24)         (0.5)      (22)         (0.5)
  Other                                                     (8)         (0.1)        5           0.1       (27)         (0.6)
----------------------------------------------------------------------------------------------------------------------------
Actual tax expense                                      $1,785          28.4%   $1,525          28.7%   $1,234          27.6%
----------------------------------------------------------------------------------------------------------------------------
Foreign and domestic components of actual tax expense:
  Foreign:
    Current                                             $  386                  $  317                  $  392
    Deferred                                                31                      75                      (1)
  Domestic*:
    Current                                                714                     987                     800
    Deferred                                               654                     146                      43
----------------------------------------------------------------------------------------------------------------------------
Total                                                   $1,785                  $1,525                  $1,234
----------------------------------------------------------------------------------------------------------------------------

* Including U.S. tax on foreign income.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  FEDERAL INCOME TAXES (continued)

     (c) The components of the net deferred tax liability as of December 31, 1998 and December 31, 1997 were as follows:

(IN MILLIONS)
------------------------------------------------------------------

                                             1998      1997
------------------------------------------------------------
Deferred tax assets:
  Loss reserve discount                     $1,275    $1,235
  Unearned premium reserve reduction           390       322
  Accruals not currently deductible            555       505
  Adjustment to life policy reserves           935       950
  Cumulative translation adjustment            151       116
  Other                                         62        44
------------------------------------------------------------
                                             3,368     3,172
------------------------------------------------------------
Deferred tax liabilities:
  Deferred policy acquisition costs          2,002     1,728
  Financial service products mark to
    market differential                        330       270
  Depreciation of flight equipment           1,137       943
  Acquisition net asset basis adjustments       93       119
  Unrealized appreciation of investments       707       706
  Other                                        346       261
------------------------------------------------------------
                                             4,615     4,027
------------------------------------------------------------
Net deferred tax liability                  $1,247    $  855
------------------------------------------------------------

4.  DEFERRED POLICY ACQUISITION COSTS

The following reflects the policy acquisition costs deferred for amortization against future income and the related amortization charged to income for general and life insurance operations, excluding certain amounts deferred and amortized in the same period:

(IN MILLIONS)
------------------------------------------------------------------

    YEARS ENDED DECEMBER 31,        1998      1997      1996
-------------------------------------------------------------
General insurance operations:
  Balance at beginning of year     $1,637    $1,416    $1,290
-------------------------------------------------------------
  Acquisition costs deferred
    Commissions                       664       592       592
    Other                             909       845       714
-------------------------------------------------------------
                                    1,573     1,437     1,306
-------------------------------------------------------------
  Amortization charged to income
    Commissions                       568       552       557
    Other                             790       664       623
-------------------------------------------------------------
                                    1,358     1,216     1,180
-------------------------------------------------------------
  Balance at end of year           $1,852    $1,637    $1,416
-------------------------------------------------------------
Life insurance operations:
  Balance at beginning of year     $5,515    $5,403    $4,636
-------------------------------------------------------------
  Acquisition costs deferred
    Commissions                       892       963       955
    Other                             421       825       612
-------------------------------------------------------------
                                    1,313     1,788     1,567
-------------------------------------------------------------
  Amortization charged to income
    Commissions                       450       489       454
    Other                             309       385       210
-------------------------------------------------------------
                                      759       874       664
-------------------------------------------------------------
  Increase (decrease) due to
    foreign exchange                  160      (802)     (136)
-------------------------------------------------------------
  Balance at end of year           $6,229    $5,515    $5,403
-------------------------------------------------------------
Total deferred policy acquisition
  costs                            $8,081    $7,152    $6,819
-------------------------------------------------------------

5.  REINSURANCE

In the ordinary course of business, AIG's general and life insurance companies cede reinsurance to other insurance companies in order to provide greater diversification of AIG's business and limit the potential for losses arising from large risks.

     General reinsurance is effected under reinsurance treaties and by negotiation on individual risks. Certain of these reinsurance arrangements consist of excess of loss contracts which protect AIG against losses over stipulated amounts. Ceded premiums are considered prepaid reinsurance premiums and are amortized into income over the contract period in proportion to the protection received. Amounts recoverable from general reinsurers are estimated in a manner consistent with the claims liabilities associated with the reinsurance and presented as a component of reinsurance assets.

     AIG life companies limit exposure to loss on any single life. For ordinary insurance, AIG retains a maximum of approximately one million dollars of coverage per individual life. There are smaller

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

5.  REINSURANCE (continued)
retentions for other lines of business. Life reinsurance is effected principally under yearly renewable term treaties. Amounts recoverable from life reinsurers are estimated in a manner consistent with the assumptions used for the underlying policy benefits and are presented as a component of reinsurance assets.

     General insurance premiums written and earned were comprised of the following:

(IN MILLIONS)
------------------------------------------------------------------

        YEARS ENDED DECEMBER 31,          WRITTEN    EARNED
------------------------------------------------------------
1998
Gross premiums                            $20,684    $20,092
Ceded premiums                             (6,098)    (5,994)
------------------------------------------------------------
Net premiums                              $14,586    $14,098
------------------------------------------------------------
1997
Gross premiums                            $18,742    $17,566
Ceded premiums                             (5,334)    (5,145)
------------------------------------------------------------
Net premiums                              $13,408    $12,421
------------------------------------------------------------
1996
Gross premiums                            $18,319    $17,580
Ceded premiums                             (5,627)    (5,725)
------------------------------------------------------------
Net premiums                              $12,692    $11,855
------------------------------------------------------------

     For the years ended December 31, 1998, 1997 and 1996, reinsurance recoveries, which reduced loss and loss expenses incurred, amounted to $5.36 billion, $4.59 billion and $5.07 billion, respectively.

     Life insurance net premium income was comprised of the following:

(IN MILLIONS)
------------------------------------------------------------------

   YEARS ENDED DECEMBER 31,       1998       1997       1996
-------------------------------------------------------------
Gross premium income             $10,578    $10,242    $9,256
Ceded premiums                      (285)      (286)     (261)
-------------------------------------------------------------
Net premium income               $10,293    $ 9,956    $8,995
-------------------------------------------------------------

     Life insurance recoveries, which reduced death and other benefits, approximated $138 million, $136 million and $113 million, respectively, for the years ended December 31, 1998, 1997 and 1996.

     AIG's reinsurance arrangements do not relieve AIG from its direct obligation to its insureds. Thus, a credit exposure exists with respect to both general and life reinsurance ceded to the extent that any reinsurer is unable to meet the obligations assumed under the reinsurance agreements. AIG holds substantial collateral as security under related reinsurance agreements in the form of funds, securities and/or letters of credit. A provision has been recorded for estimated unrecoverable reinsurance. AIG has been largely successful in prior recovery efforts.

     AIG evaluates the financial condition of its reinsurers through an internal reinsurance security committee consisting of members of AIG's senior management. No single reinsurer is a material reinsurer to AIG nor is AIG's business substantially dependent upon any reinsurance contract.

     Life insurance ceded to other insurance companies was as follows:

(IN MILLIONS)
------------------------------------------------------------------

   YEARS ENDED DECEMBER 31,      1998       1997       1996
-------------------------------------------------------------
Life insurance in-force         $62,434    $56,681    $52,392
-------------------------------------------------------------

     Life insurance assumed represented 0.3 percent of gross life insurance in-force at December 31, 1998 and 1997 and 0.2 percent for 1996, and life insurance premium income assumed represented 0.3 percent, 0.2 percent and 0.1 percent of gross premium income for the periods ended December 31, 1998, 1997 and 1996.

     Supplemental information for gross loss and benefit reserves net of ceded reinsurance at December 31, 1998 and 1997 follows:

(IN MILLIONS)
------------------------------------------------------------------

                                        AS         NET OF
                                     REPORTED    REINSURANCE
------------------------------------------------------------
December 31, 1998
Reserve for losses and loss
  expenses                           $(38,310)      $(24,619)
Future policy benefits for life and
  accident and health insurance
  contracts                           (29,571)       (29,433)
Premiums and insurance balances
  receivable -- net                    11,679         13,394
Funds held under reinsurance
  treaties                                 --            446
Reserve for unearned premiums         (10,009)        (8,255)
Reinsurance assets                     17,744             --
------------------------------------------------------------
December 31, 1997
Reserve for losses and loss
  expenses                           $(33,400)      $(21,171)
Future policy benefits for life and
  accident and health insurance
  contracts                           (24,502)       (24,374)
Premiums and insurance balances
  receivable -- net                    10,283         12,306
Funds held under reinsurance
  treaties                                 --             81
Reserve for unearned premiums          (8,739)        (7,089)
Reinsurance assets                     16,111             --
------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. RESERVE FOR LOSSES AND LOSS EXPENSES AND FUTURE LIFE POLICY BENEFITS AND POLICYHOLDERS' CONTRACT DEPOSITS

(a) The following analysis provides a reconciliation of the activity in the reserve for losses and loss expenses:

(IN MILLIONS)
------------------------------------------------------------------

   YEARS ENDED DECEMBER 31,      1998       1997       1996
-------------------------------------------------------------
At beginning of year:
  Reserve for losses and loss
    expenses                    $33,400    $33,430    $33,047
  Reinsurance recoverable       (12,229)   (13,023)   (13,354)
-------------------------------------------------------------
                                 21,171     20,407     19,693
-------------------------------------------------------------
Acquisitions                      2,896         --         --
Losses and loss expenses
  incurred:
  Current year                   10,938      9,732      9,273
  Prior year                       (281)      (376)      (276)
-------------------------------------------------------------
Total                            10,657      9,356      8,997
-------------------------------------------------------------
Losses and loss expenses paid:
  Current year                    4,389      2,976      3,002
  Prior year                      5,716      5,616      5,281
-------------------------------------------------------------
Total                            10,105      8,592      8,283
-------------------------------------------------------------
At end of year:
  Net reserve for losses and
    loss expenses                24,619     21,171     20,407
  Reinsurance recoverable        13,691     12,229     13,023
-------------------------------------------------------------
Total                           $38,310    $33,400    $33,430
-------------------------------------------------------------

     (b) The analysis of the future policy benefits and policyholders' contract deposits liabilities as at December 31, 1998 and 1997 follows:

(IN MILLIONS)
------------------------------------------------------------------

                                           1998       1997
------------------------------------------------------------
Future policy benefits:
  Long duration contracts                 $28,535    $23,918
  Short duration contracts                  1,036        584
------------------------------------------------------------
Total                                     $29,571    $24,502
------------------------------------------------------------
Policyholders' contract deposits:
  Annuities                               $18,129    $19,204
  Guaranteed investment contracts (GICs)   12,007      8,230
  Corporate life products                   2,266      1,967
  Universal life                              639        540
  Other investment contracts                  883        380
------------------------------------------------------------
Total                                     $33,924    $30,321
------------------------------------------------------------

     (c) Long duration contract liabilities included in future policy benefits, as presented in the table above, result from traditional life products. Short duration contract liabilities are primarily accident and health products. The liability for future life policy benefits has been established based upon the following assumptions:

     (i) Interest rates (exclusive of immediate/terminal funding annuities), which vary by territory, year of issuance and products, range from 3.0 percent to 12.0 percent within the first 20 years. Interest rates on immediate/terminal funding annuities are at a maximum of 12.2 percent and grade to not greater than
7.5 percent.

     (ii) Mortality and surrender rates are based upon actual experience by geographical area modified to allow for variations in policy form. The weighted average lapse rate, including surrenders, for individual and group life approximated 7.8 percent.

     (iii) The portions of current and prior net income and of current unrealized appreciation of investments that can inure to the benefit of AIG are restricted in some cases by the insurance contracts and by the local insurance regulations of the countries in which the policies are in force.

     (iv) Participating life business represented approximately 30 percent of the gross insurance in-force at December 31, 1998 and 46 percent of gross premium income in 1998. The amount of dividends to be paid is determined annually by the Boards of Directors. Anticipated dividends are considered as a planned contractual benefit in computing the value of future policy benefits and are provided ratably over the premium-paying period of the contracts.

     (d) The liability for policyholders' contract deposits has been established based on the following assumptions:

     (i) Interest rates credited on deferred annuities, which vary by territory and year of issuance, range from 3.0 percent to 7.1 percent. Credited interest rate guarantees are generally for a period of one year. Withdrawal charges generally range from 3.0 percent to 10.0 percent grading to zero over a period of 5 to 10 years.

     (ii) Domestically, GICs have market value withdrawal provisions for any funds withdrawn other than benefit responsive payments. Interest rates credited generally range from 4.7 percent to 8.1 percent and maturities range from 1 to 20 years. Overseas, primarily in the United Kingdom, GIC type contracts are credited at rates ranging from 4.6 percent to 6.5 percent with guarantees generally being one year. Contracts in other foreign locations have interest rates, maturities and withdrawal charges based upon local economic and regulatory conditions.

     (iii) Interest rates on corporate life insurance products are guaranteed at
4.0 percent and the weighted average rate credited in 1998 was 7.0 percent.

     (iv) The universal life funds have credited interest rates of 4.5 percent to 7.5 percent and guarantees ranging from 3.5 percent to 5.5 percent depending on the year of issue. Additionally, universal life funds are subject to surrender charges that amount to 11.0 percent of the fund balance grading to zero over a period not longer than 20 years.

     (e) Experience adjustments, relating to future policy benefits and policyholders' contract deposits, vary according to the type of contract and the territory in which the policy is in force. In general terms, investments, mortality and morbidity results may be passed

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

6. RESERVE FOR LOSSES AND LOSS EXPENSES AND FUTURE LIFE POLICY BENEFITS AND POLICYHOLDERS' CONTRACT DEPOSITS (continued)
through by experience credits or as an adjustment to the premium mechanism, subject to local regulatory guidance.

7.  STATUTORY FINANCIAL DATA

Statutory surplus and net income for general insurance and life insurance operations as reported to regulatory authorities were as follows:

(IN MILLIONS)
------------------------------------------------------------------

   YEARS ENDED DECEMBER 31,      1998       1997       1996
-------------------------------------------------------------
Statutory surplus:
  General insurance             $15,523    $14,071    $12,311
  Life insurance                  8,177      6,966      6,729
Statutory net income*:
  General insurance               2,252      2,041      1,727
  Life insurance                    925      1,357      1,062
-------------------------------------------------------------

* Includes net realized capital gains and losses.

     AIG's insurance subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic or foreign insurance regulatory authorities. The differences between statutory financial statements and financial statements prepared in accordance with GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition costs and deferred income taxes, all bonds are carried at amortized cost and reinsurance assets and liabilities are presented net of reinsurance. AIG's use of permitted statutory accounting practices does not have a significant impact on statutory surplus.

8.  INVESTMENT INFORMATION

(A) STATUTORY DEPOSITS: Cash and securities with carrying values of $4.12 billion and $3.89 billion were deposited by AIG's subsidiaries under requirements of regulatory authorities as of December 31, 1998 and 1997, respectively.

     (B) NET INVESTMENT INCOME: An analysis of the net investment income from the general and life insurance operations follows:

(IN MILLIONS)
-------------------------------------------------------------
    YEARS ENDED DECEMBER 31,        1998      1997      1996
-------------------------------------------------------------
General insurance:
  Fixed maturities                 $1,663    $1,490    $1,392
  Equity securities                    80        55        75
  Short-term investments               73        40        41
  Other (net of interest expense
    on funds held)                    481       337       253
-------------------------------------------------------------
  Total investment income           2,297     1,922     1,761
  Investment expenses                 105        68        70
-------------------------------------------------------------
Net investment income              $2,192    $1,854    $1,691
-------------------------------------------------------------
Life insurance:
  Fixed maturities                 $3,683    $3,154    $2,554
  Equity securities                    72        79        94
  Short-term investments              308       148       123
  Interest on mortgage, policy
    and collateral loans              820       766       832
  Other                               627       624       411
-------------------------------------------------------------
  Total investment income           5,510     4,771     4,014
  Investment expenses                 309       250       209
-------------------------------------------------------------
Net investment income              $5,201    $4,521    $3,805
-------------------------------------------------------------

     (C) INVESTMENT GAINS AND LOSSES: The realized capital gains (losses) and increase (decrease) in unrealized appreciation of investments for 1998, 1997 and 1996 were as follows:

(IN MILLIONS)
-----------------------------------------------------------
     YEARS ENDED DECEMBER 31,        1998     1997     1996
-----------------------------------------------------------
Realized capital gains (losses) on
  investments:
  Fixed maturities(a)               $ 121    $  64    $ (74)
  Equity securities                   105      134      166
  Other                              (102)    (108)     (35)
-----------------------------------------------------------
Realized capital gains              $ 124    $  90    $  57
-----------------------------------------------------------
Increase (decrease) in unrealized
  appreciation of investments:
  Fixed maturities                  $ 555    $ 712    $(280)
  Equity securities                  (484)    (405)     292
  Other(b)                           (458)     (75)     (22)
-----------------------------------------------------------
Increase (decrease) in unrealized
  appreciation                      $(387)   $ 232    $ (10)
-----------------------------------------------------------

(a) The realized gains (losses) resulted from the sale of available for sale fixed maturities.

(b) Includes $301 million increase, $158 million decrease and $51 million increase in unrealized appreciation attributable to participating policyholders at December 31, 1998, 1997 and 1996, respectively.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  INVESTMENT INFORMATION (continued)
     The gross gains and gross losses realized on the disposition of available for sale securities for 1998, 1997 and 1996 follow:

(IN MILLIONS)
-------------------------------------------------------------
                                             GROSS      GROSS
                                          REALIZED   REALIZED
                                             GAINS     LOSSES
-------------------------------------------------------------
1998
Bonds                                      $  502      $363
Common stocks                                 542       454
Preferred stocks                               12        11
Financial services securities available
  for sale                                      4         2
-------------------------------------------------------------
Total                                      $1,060      $830
-------------------------------------------------------------
1997
Bonds                                      $  229      $247
Common stocks                                 559       419
Preferred stocks                                6        11
Financial services securities available
  for sale                                      6         3
-------------------------------------------------------------
Total                                      $  800      $680
-------------------------------------------------------------
1996
Bonds                                      $  128      $194
Common stocks                                 363       208
Preferred stocks                               11         1
Financial services securities available
  for sale                                      7         2
-------------------------------------------------------------
Total                                      $  509      $405
-------------------------------------------------------------

     (D) MARKET VALUE OF FIXED MATURITIES AND UNREALIZED APPRECIATION OF
INVESTMENTS: At December 31, 1998 and 1997, the balance of the unrealized appreciation of investments in equity securities (before applicable taxes) included gross gains of approximately $1.3 billion and $1.9 billion and gross losses of approximately $1.2 billion and $1.3 billion, respectively.

     The deferred tax payable related to the net unrealized appreciation of investments was $707 million at December 31, 1998 and $706 million at December 31, 1997.

     The amortized cost and estimated market value of investments in fixed maturities carried at amortized cost at December 31, 1998 and 1997 were as follows:

(IN MILLIONS)
-----------------------------------------------------------------------
                                         GROSS        GROSS   ESTIMATED
                        AMORTIZED   UNREALIZED   UNREALIZED      MARKET
                             COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------------
1998
Fixed maturities held
  to maturity:
  Bonds:
    U.S.
      Government(a)      $     9      $    1        $--        $    10
    States(b)             12,648         975          2         13,621
    All other
      corporate                1           1         --              2
-----------------------------------------------------------------------
Total fixed
  maturities             $12,658      $  977        $ 2        $13,633
-----------------------------------------------------------------------
1997
Fixed maturities held
  to maturity:
  Bonds:
    U.S.
      Government(a)      $     9      $    1        $--        $    10
    States(b)             12,521         836          1         13,356
-----------------------------------------------------------------------
Total bonds               12,530         837          1         13,366
Preferred stocks             239         292         --            531
-----------------------------------------------------------------------
Total fixed
  maturities             $12,769      $1,129        $ 1        $13,897
-----------------------------------------------------------------------

(a) Including U.S. Government agencies and authorities.
(b) Including municipalities and political subdivisions.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

8.  INVESTMENT INFORMATION (continued)
     The amortized cost and estimated market value of bonds available for sale and carried at market value at December 31, 1998 and 1997 were as follows:

(IN MILLIONS)
-----------------------------------------------------------------------
                                         GROSS        GROSS   ESTIMATED
                        AMORTIZED   UNREALIZED   UNREALIZED      MARKET
                             COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------------
1998
Fixed maturities
  available for sale:
  Bonds:
    U.S.
      Government(a)      $2,827       $  216        $  2       $ 3,041
    States(b)             6,514          427          65         6,876
    Foreign
      governments        10,523          671          42        11,152
    All other
      corporate          44,009        1,861         622        45,248
-----------------------------------------------------------------------
Total bonds              $63,873      $3,175        $731       $66,317
-----------------------------------------------------------------------
1997
Fixed maturities
  available for sale:
  Bonds:
    U.S.
      Government(a)      $2,310       $  133        $  2       $ 2,441
    States(b)             5,870          333           2         6,201
    Foreign
      governments         8,311          374         104         8,581
    All other
      corporate          37,615        1,333         171        38,777
-----------------------------------------------------------------------
Total bonds              $54,106      $2,173        $279       $56,000
-----------------------------------------------------------------------

(a) Including U.S. Government agencies and authorities.

(b) Including municipalities and political subdivisions.

     The amortized cost and estimated market values of fixed maturities held to maturity and fixed maturities available for sale at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

(IN MILLIONS)
------------------------------------------------------------
                                                   ESTIMATED
                                       AMORTIZED      MARKET
                                            COST       VALUE
------------------------------------------------------------
Fixed maturities held to maturity:
Due in one year or less                 $   520     $   554
Due after one year through five
  years                                   1,722       1,849
Due after five years through ten
  years                                   3,075       3,314
Due after ten years                       7,341       7,916
------------------------------------------------------------
Total held to maturity                  $12,658     $13,633
------------------------------------------------------------
Fixed maturities available for sale:
Due in one year or less                 $ 3,597     $ 3,634
Due after one year through five
  years                                  21,449      22,279
Due after five years through ten
  years                                  21,014      21,789
Due after ten years                      17,813      18,615
------------------------------------------------------------
Total available for sale                $63,873     $66,317
------------------------------------------------------------

     (E) SECURITIES AVAILABLE FOR SALE: AIGFP follows a policy of minimizing interest rate, equity and currency risks associated with securities available for sale by entering into swap or other transactions. In addition, to reduce its credit risk, AIGFP has entered into credit derivative transactions with respect to $435 million of securities available for sale. At December 31, 1998, the cumulative increase in carrying value of the securities available for sale and related hedges as a result of marking to market such securities net of hedging transactions was $7 million.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  INVESTMENT INFORMATION (continued)
     The amortized cost, related hedges and estimated market value of securities available for sale and carried at market value at December 31, 1998 and 1997 were as follows:

(IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                      UNREALIZED
                                                                                                           GAINS
                                                                            GROSS        GROSS   (LOSSES) -- NET   ESTIMATED
                                                           AMORTIZED   UNREALIZED   UNREALIZED        ON HEDGING      MARKET
                                                                COST        GAINS       LOSSES      TRANSACTIONS       VALUE
----------------------------------------------------------------------------------------------------------------------------
1998
Securities available for sale:
  Corporate and bank debt                                   $ 5,440       $149         $13           $ (131)        $ 5,445
  Foreign government obligations                                405         16           1              (15)            405
  Asset-backed and collateralized                             3,037         91           8              (95)          3,025
  Preferred stocks                                              970         10          --                3             983
  U.S. Government obligations                                   815         15          --              (14)            816
----------------------------------------------------------------------------------------------------------------------------
Total                                                       $10,667       $281         $22           $ (252)        $10,674
----------------------------------------------------------------------------------------------------------------------------
1997
Securities available for sale:
  Corporate and bank debt                                   $ 5,203       $ 45         $37           $  (10)        $ 5,201
  Foreign government obligations                                337          2          30               29             338
  Asset-backed and collateralized                             2,344         34          16              (17)          2,345
  Preferred stocks                                              675         --           1                1             675
  U.S. Government obligations                                   586         12          --              (12)            586
----------------------------------------------------------------------------------------------------------------------------
Total                                                       $ 9,145       $ 93         $84           $   (9)        $ 9,145
----------------------------------------------------------------------------------------------------------------------------

     The amortized cost and estimated market values of securities available for sale at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

(IN MILLIONS)
------------------------------------------------------------
                                                   ESTIMATED
                                       AMORTIZED      MARKET
                                            COST       VALUE
------------------------------------------------------------
Securities available for sale:
Due in one year or less                 $   807     $   807
Due after one year through five
  years                                   4,445       4,459
Due after five years through ten
  years                                   1,293       1,299
Due after ten years                       1,085       1,084
Asset-backed and collateralized           3,037       3,025
------------------------------------------------------------
Total available for sale                $10,667     $10,674
------------------------------------------------------------

     No securities available for sale were below investment grade at December 31, 1998.

     (F) CMOS: At December 31, 1998, CMOs, held by AIG's life companies, were presented as a component of bonds available for sale, at market value. All of the CMOs were investment grade and approximately 32 percent of the CMOs were backed by various U.S. government agencies. The remaining 68 percent were corporate issuances.

     At December 31, 1998 and 1997, the market value of the CMO portfolio was $7.29 billion and $7.96 billion, respectively; the amortized cost was approximately $7.07 billion in 1998 and $7.73 billion in 1997. AIG's CMO portfolio is readily marketable. There were no derivative (high risk) CMO securities contained in this portfolio at December 31, 1998 and 1997.

     The distribution of the CMOs at December 31, 1998 and 1997 was as follows:

(IN MILLIONS)
-----------------------------------------------------------
                                                1998   1997
-----------------------------------------------------------
GNMA                                               6%     9%
FHLMC                                             15     21
FNMA                                              10     15
VA                                                 1      2
Non-governmental                                  68     53
-----------------------------------------------------------
                                                 100%   100%
-----------------------------------------------------------

     AIG is not exposed to any significant credit concentration risk of a single or group non-governmental issuer.

     At December 31, 1998, the gross weighted average coupon of this portfolio was 6.8 percent. The gross weighted average life of this portfolio was approximately 5.12 years.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

8.  INVESTMENT INFORMATION (continued)

     (G) FIXED MATURITIES BELOW INVESTMENT GRADE: At December 31, 1998, fixed maturities held by AIG that were below investment grade or not rated totaled $8.96 billion.

     (H) At December 31, 1998, non-income producing invested assets were insignificant.

9.  DEBT OUTSTANDING

At December 31, 1998, AIG's debt outstanding of $31.91 billion, shown below, included borrowings of $27.80 billion which were either not guaranteed by AIG or were matched borrowings under obligations of guaranteed investment agreements
(GIAs) or matched notes and bonds payable.

                   (IN MILLIONS)
------------------------------------------------------------
Borrowings under obligations of GIAs -- AIGFP        $ 9,188
------------------------------------------------------------
Commercial Paper:
  AIG Funding Inc. (Funding)                             637
  ILFC(a)                                              3,204
  A.I. Credit Corp. (AICCO)                              727
  Universal Finance Company (UFC)(a)                      68
------------------------------------------------------------
  Total                                                4,636
------------------------------------------------------------
Medium Term Notes:
  ILFC(a)                                              3,348
  AIG                                                    239
  Original SunAmerica(c)                                 228
------------------------------------------------------------
  Total                                                3,815
------------------------------------------------------------
Notes and Bonds Payable:
  ILFC(a)                                              3,825
  Original SunAmerica(c)                                 989
  AIGFP                                                7,265
  AIG: Lire bonds                                        159
       Zero coupon notes                                 102
------------------------------------------------------------
  Total                                               12,340
------------------------------------------------------------
Loans and Mortgages Payable:
  ILFC(a)(b)                                             811
  SPC Credit Limited (SPC)(a)                            532
  Consumer Finance(a)                                    254
  AIG                                                    334
------------------------------------------------------------
  Total                                                1,931
------------------------------------------------------------
Total Borrowings                                      31,910
------------------------------------------------------------
Borrowings not guaranteed by AIG                      12,042
Matched GIA borrowings                                 9,188
Matched notes and bonds payable -- AIGFP               6,565
------------------------------------------------------------
                                                      27,795
------------------------------------------------------------
Remaining borrowings of AIG                          $ 4,115
------------------------------------------------------------

(a) AIG does not guarantee or support these borrowings.

(b) Capital lease obligations.

(c) Assumed by AIG as a result of the merger.

The amount of long-term borrowings is $22.72 billion and the amount of short-term borrowings is $9.19 billion. Long-term borrowings include commercial paper; short-term borrowings represent borrowings that mature in less than one year.

     (A) COMMERCIAL PAPER: At December 31, 1998, the commercial paper issued and outstanding was as follows:

                        (DOLLARS IN MILLIONS)
----------------------------------------------------------------------
                                                   WEIGHTED
                         NET                        AVERAGE   WEIGHTED
                        BOOK  UNAMORTIZED    FACE  INTEREST    AVERAGE
                       VALUE     DISCOUNT  AMOUNT      RATE   MATURITY
----------------------------------------------------------------------
Funding                $ 637          $ 2   $ 639      5.07%   28 days
ILFC                   3,204           11   3,215      5.30    83 days
AICCO                    727            2     729      5.24    20 days
UFC*                      68            1      69      7.04   182 days
----------------------------------------------------------------------
Total                 $4,636          $16  $4,652        --         --
----------------------------------------------------------------------

* Issued in Taiwan N.T. dollars at prevailing local interest rates.

     Commercial paper issued by Funding is guaranteed by AIG. AIG has entered into an agreement in support of AICCO's commercial paper. AIG does not guarantee ILFC's or UFC's commercial paper.

     (B) BORROWINGS UNDER OBLIGATIONS OF GUARANTEED INVESTMENT
AGREEMENTS: Borrowings under obligations of guaranteed investment agreements, which are guaranteed by AIG, are recorded at the amount outstanding under each contract. Obligations may be called at various times prior to maturity at the option of the counterparty. Interest rates on these borrowings are primarily fixed and range up to 9.8 percent.

     Payments due under these investment agreements in each of the next five years ending December 31, and the periods thereafter based on the earliest call dates, were as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                                    PRINCIPAL
                                                       AMOUNT
-------------------------------------------------------------
1999                                                 $4,460
2000                                                    865
2001                                                    370
2002                                                    110
2003                                                     67
Remaining years after 2003                            3,316
-------------------------------------------------------------
Total                                                $9,188
-------------------------------------------------------------

     At December 31, 1998, the market value of securities pledged as collateral with respect to these obligations approximated $961 million.

     Funds received from GIA borrowings are invested in a diversified portfolio of securities and derivative transactions.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9.  DEBT OUTSTANDING (continued)
     (C) MEDIUM TERM NOTES PAYABLE:

     (i) Medium Term Notes Payable Issued by AIG: AIG's Medium Term Notes are unsecured obligations which normally may not be redeemed by AIG prior to maturity and bear interest at either fixed rates set by AIG at issuance or variable rates determined by reference to an interest rate or other formula.

     An analysis of the Medium Term Notes for the year ended December 31, 1998 was as follows:

(IN MILLIONS)
-----------------------------------------------------------
      MEDIUM TERM NOTE SERIES:            B       E   TOTAL
-----------------------------------------------------------
Balance December 31, 1997              $ 40    $208   $248
Issued during year                       --      31     31
Matured during year                     (40)     --    (40)
-----------------------------------------------------------
Balance December 31, 1998              $ --    $239   $239
-----------------------------------------------------------

     The interest rates on this debt range from 2.25 percent to 6.25 percent. To the extent deemed appropriate, AIG may enter into swap transactions to reduce its effective borrowing rates with respect to these notes.

     During 1997, AIG issued $100 million principal amount of equity-linked Medium Term Notes due July 30, 2004. These notes accrue interest at the rate of
2.25 percent and the total return on these notes is linked to the appreciation in market value of AIG's common stock. The notes may be redeemed, at the option of AIG, as a whole but not in part, at any time on or after July 30, 2000. In conjunction with the issuance of these notes, AIG entered into a series of swap transactions which effectively converted its interest expense to a fixed rate of
5.87 percent and transferred the equity appreciation exposure to a third party. AIG is exposed to credit risk with respect to the counterparties to these swap transactions.

     At December 31, 1998, the maturity schedule for AIG's outstanding Medium Term Notes was as follows:

(IN MILLIONS)
-------------------------------------------------------------
                                                    PRINCIPAL
                                                       AMOUNT
-------------------------------------------------------------
1999                                                  $108
2000                                                    31
Remaining years after 2003                             100
-------------------------------------------------------------
Total                                                 $239
-------------------------------------------------------------

     At December 31, 1998, AIG had $508 million principal amount of Term Notes registered and available for issuance from time to time.

     (ii) Medium Term Notes Payable Issued by ILFC: ILFC's Medium Term Notes are unsecured obligations which may not be redeemed by ILFC prior to maturity and bear interest at fixed rates set by ILFC at issuance.

     As of December 31, 1998, notes in aggregate principal amount of $3.35 billion were outstanding with maturity dates from 1999 to 2005 at interest rates ranging from 4.85 percent to 8.55 percent. These notes provide for a single principal payment at the maturity of each note.

     At December 31, 1998, the maturity schedule for ILFC's outstanding Medium Term Notes was as follows:

(IN MILLIONS)
------------------------------------------------------------
                                                   PRINCIPAL
                                                      AMOUNT
------------------------------------------------------------
1999                                               $     733
2000                                                   1,005
2001                                                     867
2002                                                     378
2003                                                     260
Remaining years after 2003                               105
------------------------------------------------------------
Total                                              $   3,348
------------------------------------------------------------

     (iii) Medium Term Notes Payable Issued by Original SunAmerica: Original SunAmerica's Medium Term Notes are unsecured obligations which may not be redeemed by SunAmerica prior to maturity.

     As of December 31, 1998, notes in aggregate principal amount of $228 million were outstanding with maturity dates from 1999 to 2026 at interest rates ranging from 5.38 percent to 7.38 percent.

     At December 31, 1998, the maturity schedule for Original SunAmerica's outstanding Medium Term Notes was as follows:

(IN MILLIONS)
------------------------------------------------------------
                                                   PRINCIPAL
                                                      AMOUNT
------------------------------------------------------------
1999                                               $      18
2000                                                      14
2001                                                      24
2002                                                      24
2003                                                      19
Remaining years after 2003                               129
------------------------------------------------------------
Total                                              $     228
------------------------------------------------------------

     (D) NOTES AND BONDS PAYABLE:

     (i) Zero Coupon Notes: On October 1, 1984, AIG issued Eurodollar zero coupon notes in the aggregate principal amount at stated maturity of $750 million. The notes were offered at 12 percent of principal amount at stated maturity, bear no interest and are due August 15, 2004. The net proceeds to AIG from the issuance were $86 million. The notes are redeemable at any time in whole or in part at the option of AIG at 100 percent of their principal amount at stated maturity. The notes are also redeemable at the option of AIG or bearer notes may be redeemed at the option of the holder in the event of certain changes involving taxation in the United States at prices ranging from 52.72 percent

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

9.  DEBT OUTSTANDING (continued)
currently, to 89.88 percent after August 15, 2003, of the principal amount at stated maturity together with accrued amortization of original issue discount from the preceding August 15. During 1998 and 1997, no notes were repurchased. At December 31, 1998, the notes outstanding had a face value of $189 million, an unamortized discount of $87 million and a net book value of $102 million. The amortization of the original issue discount was recorded as interest expense.

     (ii) Italian Lire Bonds: In December, 1991, AIG issued unsecured bonds denominated in Italian Lire. The principal amount of 200 billion Italian Lire Bonds matures December 4, 2001 and accrues interest at a rate of 11.7 percent which is paid annually. These bonds are not redeemable prior to maturity, except in the event of certain changes involving taxation in the United States or the imposition of certain certification, identification or reporting requirements.

     Simultaneous with the issuance of this debt, AIG entered into a swap transaction which effectively converted AIG's net interest expense to a U.S. dollar liability of approximately 7.9 percent, which requires the payment of proceeds at maturity of approximately $159 million in exchange for 200 billion Italian Lire and interest thereon.

     (iii) Term Notes Issued by ILFC: ILFC has issued unsecured obligations which may not be redeemed prior to maturity.

     As of December 31, 1998, notes in aggregate principal amount of $3.83 billion were outstanding with maturity dates from 1999 to 2004 and interest rates ranging from 5.50 percent to 8.88 percent. Term notes in the aggregate principal amount of $300 million are at floating interest rates and the remainder are at fixed rates. These notes provide for a single principal payment at maturity.

     At December 31, 1998, the maturity schedule for ILFC's Term Notes was as follows:

(IN MILLIONS)
------------------------------------------------------------
                                                   PRINCIPAL
                                                      AMOUNT
------------------------------------------------------------
1999                                               $   1,150
2000                                                     900
2001                                                   1,075
2002                                                     400
2003                                                     200
Remaining years after 2003                               100
------------------------------------------------------------
Total                                              $   3,825
------------------------------------------------------------

     AIG does not guarantee any of the debt obligations of ILFC.

     (iv) Notes and Debentures Issued by Original SunAmerica: Original SunAmerica issued unsecured obligations which may not be redeemed prior to maturity.

     As of December 31, 1998, Notes and Debentures in aggregate principal amount of $989 million were outstanding with maturity dates from 1999 to 2097 at interest rates ranging from 5.60 percent to 9.95 percent.

     At December 31, 1998, the maturity schedule for Original SunAmerica's Notes and Debentures was as follows:

(IN MILLIONS)
------------------------------------------------------------
                                                   PRINCIPAL
                                                    AMOUNT
------------------------------------------------------------
1999                                               $     556
Remaining years after 2003(a)                            433
------------------------------------------------------------
Total                                              $     989
------------------------------------------------------------

(a) Net of unamortized discount of $43 million at December 31, 1998.

     (v) Notes and Bonds Payable Issued by AIGFP: At December 31, 1998, AIGFP's bonds outstanding, the proceeds of which are invested in a segregated portfolio of securities available for sale, were as follows:

(DOLLARS IN MILLIONS)
-----------------------------------------------------------------
    YEAR OF                             INTEREST      U.S. DOLLAR
ISSUE  MATURITY   CURRENCY                  RATE   CARRYING VALUE
-----------------------------------------------------------------
 1993      1999   French franc              4.60%  $          515
 1998      1999   United Kingdom pound      6.91              414
 1998      1999   Denmark krone             3.56              115
 1997      2002   US dollar                 5.16              150
 1997      1999   Irish punt                6.20              158
 1997      2000   Irish punt                6.19              294
 1997      2000   Irish punt                5.95              148
 1997      2002   New Zealand dollar        8.52              125
 1998      1999   Italian lire              7.19              327
 1998      2020   US dollar                 8.75              129
 1998      2020   US dollar                 8.75              378
 1997      1999   New Zealand dollar        9.43              117
 1996      1999   New Zealand dollar        8.51              354
 1998      2000   Irish punt                6.51              141
 1995      2000   Italian lire              7.76              123
 1998      2001   US dollar                 5.47              500
 1998      2001   US dollar                 5.45              850
 1998      2003   US dollar                 5.47            1,000
 1998      2022   US dollar                 7.25              120
 1998      1999   US dollar                 5.63              210
 1998      2002   Japanese yen              4.50              190
-----------------------------------------------------------------
Total                                              $        6,358
-----------------------------------------------------------------

     AIGFP is also obligated under various notes maturing from 1999 through 2026. The majority of these notes are denominated in U.S. dollars and bear interest at various interest rates. At

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9.  DEBT OUTSTANDING (continued)
December 31, 1998, these notes had a U.S. dollar carrying value of $907 million.

     AIG guarantees all of AIGFP's debt.

     (E) LOANS AND MORTGAGES PAYABLE: Loans and mortgages payable at December 31, 1998, consisted of the following:

(in millions)
---------------------------------------------------------------
                                       CONSUMER
                         ILFC    SPC    FINANCE    AIG    TOTAL
---------------------------------------------------------------
Uncollateralized loans
  payable                $ --   $532   $    254   $123   $  909
Collateralized loans
  and mortgages payable   811     --         --    211    1,022
---------------------------------------------------------------
Total                    $811   $532   $    254   $334   $1,931
---------------------------------------------------------------

     At December 31, 1998, ILFC's capital lease obligations were $811 million. Fixed interest rates with respect to these obligations range from 6.18 percent to 6.89 percent; variable rates are referenced to LIBOR. These obligations mature through 2005. The flight equipment associated with the capital lease obligations had a net book value of $1.14 billion.

     (F) REVOLVING CREDIT FACILITIES: AIG and Funding have entered into two syndicated revolving credit facilities (the Facilities) aggregating $1 billion. The Facilities consist of a $500 million 364 day revolving credit facility and a $500 million five year revolving credit facility. The Facilities can be used for general corporate purposes and also provide backup for AIG's commercial paper programs administered by Funding. There are currently no borrowings outstanding under either of the Facilities, nor were any borrowings outstanding as of December 31, 1998.

     (G) INTEREST EXPENSE FOR ALL INDEBTEDNESS: Total interest expense for all indebtedness, net of capitalized interest, aggregated $1.99 billion in 1998, $1.81 billion in 1997 and $1.59 billion in 1996. Dividends on the preferred shareholders' equity in subsidiary companies of ILFC and certain SunAmerica subsidiaries are accounted for as interest expense and included as minority interest in the consolidated statement of income. The dividends for ILFC for December 31, 1998, 1997 and 1996 were approximately $17 million in each of the three years. The dividends for the SunAmerica subsidiaries were approximately $40 million for December 31, 1998 and 1997 and approximately $20 million for 1996.

10.  PREFERRED SHAREHOLDERS' EQUITY IN SUBSIDIARY COMPANIES

Preferred shareholders' equity in subsidiary companies represents preferred stocks issued by ILFC and certain SunAmerica subsidiaries, wholly owned subsidiaries of AIG.

     (A) ILFC: The preferred stock consists of 4,000 shares of market auction preferred stock ("MAPS") in eight series of 500 shares each. Each of these shares has a liquidation value of $100 per share and is not convertible. The dividend rate, other than the initial rate, for each dividend period for each series is reset approximately every seven weeks (49 days) on the basis of orders placed in an auction. At December 31, 1998, the dividend rate ranged from 4.09 percent to 4.44 percent.

     (B) SUNAMERICA: The preferred stock consists of $185 million liquidation amount of 8.35% Trust Originated Preferred Securities issued by SunAmerica Capital Trust II in October 1995 and $310 million liquidation amount of 8.30% Trust Originated Preferred Securities issued by SunAmerica Capital Trust III in November 1996.

     In connection with the issuance of the 8.35% Trust Originated Preferred Securities and the related purchase by Original SunAmerica of the grantor trust's common securities, Original SunAmerica issued to the grantor trust $191 million principal amount of 8.35% junior subordinated debentures, due 2044, which are redeemable at the option of AIG on or after September 30, 2000 at a redemption price of $25 per debenture plus accrued and unpaid interest.

     In connection with the issuance of the 8.30% Trust Originated Preferred Securities and the related purchase by Original SunAmerica of the grantor trust's common securities, Original SunAmerica issued to the grantor trust $321 million principal amount of 8.30% junior subordinated debentures, due 2045, which are redeemable at the option of AIG on or after November 13, 2001 at a redemption price of $25 per debenture plus accrued and unpaid interest.

     The interest and other payment dates on the debentures correspond to the distribution and other payment dates on the preferred and common securities. The preferred and common securities will be redeemed on a pro rata basis, to the same extent as the debentures are repaid. Under certain circumstances involving a change in law or legal interpretation, the debentures may be distributed to holders of the preferred and common securities in liquidation of the grantor trust(s). AIG's obligations under the debentures and related agreements, taken together, provide a full and unconditional guarantee of payments due on the preferred securities.

     The grantor trusts are wholly owned subsidiaries of AIG. The debentures issued to the grantor trusts and the common securities purchased by Original SunAmerica from the grantor trusts are eliminated in the consolidated balance sheet.

11.  CAPITAL FUNDS

(a) AIG parent depends on its subsidiaries for cash flow in the form of loans, advances and dividends. AIG's insurance subsidiaries are subject to regulatory restrictions on the amount of dividends which can be remitted to AIG parent. These restrictions vary by state. For example, unless permitted by the New York Superintendent of Insurance, general insurance companies domiciled in New York may not pay dividends to shareholders which in any twelve month period exceed the lesser of 10 percent of the company's statutory policyholders' surplus or 100 percent of its "adjusted net

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

11.  CAPITAL FUNDS (continued)
investment income", as defined. Generally, less severe restrictions applicable to both general and life insurance companies exist in most of the other states in which AIG's insurance subsidiaries are domiciled. Certain foreign jurisdictions have restrictions which generally cause only a temporary delay in the remittance of dividends. There are also various local restrictions limiting cash loans and advances to AIG by its subsidiaries. Largely as a result of the restrictions, approximately 68 percent of consolidated capital funds were restricted from immediate transfer to AIG parent at December 31, 1998.

     (b) At December 31, 1998, there were 6,000,000 shares of AIG's $5 par value serial preferred stock authorized, issuable in series.

     (c) The activity for preferred stock issued by Original SunAmerica prior to the merger with AIG for the three years ended September 30, 1998 was as follows:

---------------------------------------------------------------
                              1998         1997         1996
---------------------------------------------------------------
Shares outstanding at
  beginning of year         4,000,000    8,001,565    9,004,065
Issuance of Series E
  Depositary Shares                --           --    4,000,000
Redemption of Series D
  Depositary Shares                --           --   (5,002,500)
Redemption of Series B
  Preferred Shares                 --   (3,514,765)          --
Redemption of Series C
  Preferred Shares                 --     (486,800)          --
---------------------------------------------------------------
Shares outstanding at end
  of year                   4,000,000    4,000,000    8,001,565
---------------------------------------------------------------

     Prior to the merger, Original SunAmerica was authorized to issue 20,000,000 shares of preferred stock ("Preferred Stock"). All preferred shares of Original SunAmerica ranked on a parity with each other and ranked senior to common stock of Original SunAmerica as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Original SunAmerica.

     On November 1, 1995, Original SunAmerica issued 4,000,000 $3.10 Depositary Shares (the "Series E Depositary Shares"), each representing one-fiftieth of a share of Series E Mandatory Conversion Premium Dividend Preferred Stock, with a liquidation preference of $62 per share. On September 22, 1998, Original SunAmerica announced that it would redeem all of its Series E Depositary Shares. The redemption was completed on October 30, 1998 and resulted in the issuance of 11,250,709 shares of Original SunAmerica's common stock and cash payment of all accrued and unpaid dividends through the redemption date.

     On March 10, 1993, Original SunAmerica issued 5,002,500 $2.78 Depositary Shares (the "Series D Depositary Shares"), each representing one-fiftieth of a share of Series D Mandatory Conversion Premium Dividend Preferred Stock, with a liquidation preference of $37 per share. On January 2, 1996, Original SunAmerica redeemed all of the Series D Depositary Shares for a call price equal to $49.95 per share plus accrued and unpaid dividends to the redemption date. The call price was paid with 5,112,529 shares of Original SunAmerica's common stock.

     At September 30, 1996, Original SunAmerica had outstanding 486,800 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Shares"), with a liquidation preference of $100 per share. On October 4, 1996, Original SunAmerica redeemed all of the Series C Preferred Shares for a cash payment equal to the total liquidation amount of $49 million plus accrued and unpaid dividends to the redemption date.

     In 1992, Original SunAmerica issued 5,620,000 shares of 9 1/4% Preferred Stock, Series B (the "Series B Preferred Shares"), with a liquidation preference of $25 per share. On June 13, 1995, Original SunAmerica exchanged 2,105,235 Series B Preferred Shares with a liquidation preference of $53 million for $53 million liquidation amount of 9.95% Trust Originated Preferred Securities of SunAmerica Capital Trust I. On June 16, 1997, Original SunAmerica redeemed all of the remaining Series B Preferred Shares for a cash payment equal to the total liquidation amount of approximately $88 million plus accrued and unpaid dividends to the redemption date.

     (d) The common stock activity for the three years ended December 31, 1998 was as follows:

-----------------------------------------------------------------
                              1998(A)       1997(A)       1996(A)
-----------------------------------------------------------------
Shares outstanding
  beginning of year       866,541,676   571,572,606   520,709,051
Acquired during the
  year                       (974,815)   (4,657,254)   (5,384,672)
Common shares issued               --     9,122,850            --
Redemption of
  depositary shares                --            --     4,371,615
Issued under stock
  option and purchase
  plans                     1,556,136     1,082,647       756,228
Issued in connection
  with acquisition                 --         4,391       100,824
Issued under
  contractual
  obligations                  37,123         1,967            --
Stock split effected
  as stock dividend       379,536,828   308,708,094    51,053,760
Other(b)                  (29,560,131)  (19,293,625)      (34,200)
-----------------------------------------------------------------
Shares outstanding at
  end of year           1,217,136,817   866,541,676   571,572,606
-----------------------------------------------------------------

(a) Outstanding shares have been adjusted to reflect the conversion of all outstanding Original SunAmerica shares by converting each outstanding share of Original SunAmerica to .855 shares of AIG.

(b) Shares issued to AIG and subsidiaries as part of stock split effected as stock dividend and conversion of Original SunAmerica non-transferrable Class B stock to common stock.

     Common stock increased and retained earnings decreased $949 million in 1998 and $633 million in 1997 as a result of common

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

11.  CAPITAL FUNDS (continued)
stock splits in the form of 50 percent common stock dividends paid July 31, 1998 and July 25, 1997, respectively.

     (e) On November 6, 1996, Original SunAmerica issued 11,500,000 8 1/2% Premium Equity Redemption Cumulative Security Units (the "Units") with a stated amount of $37.50 per Unit. Each Unit consisted of a stock purchase contract (the "Contract") and a United States Treasury Note (the "Treasury Note") having a principal amount equal to the stated amount and maturing on October 31, 1999. The holders of the Units received interest on the Treasury Notes payable by the United States Government at a rate of 7 1/2% per annum and Contract fees payable at a rate of 1% per annum (both, the "Unit Payments") based upon the stated amount. The Contract obligated Original SunAmerica to deliver on October 31, 1999 to the holder of each Unit one and one-half shares of common stock of Original SunAmerica, subject to adjustment under certain defined circumstances, and obligated the holder of the Unit to pay to Original SunAmerica $37.50 per Unit. The Treasury Notes were held by a collateral agent to secure payment to Original SunAmerica as required under the Contract, but could be redeemed by the holders of the Units under certain defined circumstances. Original SunAmerica redeemed all of its Units on December 6, 1998. In connection with this redemption, Original SunAmerica issued 10,108,229 shares of Original SunAmerica's common stock and made a cash payment for all accrued and unpaid Contract fees.

     (f) Statement of Accounting Standards No. 130 "Comprehensive Income" (FASB
130) was adopted by AIG effective January 1, 1998. FASB 130 establishes standards for reporting comprehensive income and its components as part of capital funds. The reclassification adjustments with respect to available for sale securities were $124 million, $90 million and $57 million for December 31, 1998, 1997 and 1996, respectively.

12.  COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, various commitments and contingent liabilities are entered into by AIG and certain of its subsidiaries. In addition, AIG guarantees various obligations of certain subsidiaries.

     (a) Commitments to extend credit are agreements to lend subject to certain conditions. These commitments generally have fixed expiration dates or termination clauses and typically require payment of a fee. These commitments, made principally by AIG Capital Corp., approximated $92 million for both December 31, 1998 and December 31, 1997. AIG uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. AIG evaluates each counterparty's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by AIG upon extension of credit, is based on management's credit evaluation of the counterparty.

     (b) AIG and certain of its subsidiaries become parties to financial instruments with market risk resulting from both dealer and end user activities and to reduce currency, interest rate, equity and commodity exposures. To the extent those instruments are carried at their estimated fair value, the elements of currency, interest rate, equity and commodity risks are reflected in the consolidated balance sheet. In addition, these instruments involve, to varying degrees, elements of credit risk not explicitly recognized in the consolidated balance sheet. Collateral is required, at the discretion of AIG, on certain transactions based on the creditworthiness of the counterparty.

     (c) AIGFP becomes a party to off-balance sheet financial instruments in the normal course of its business and to reduce its currency, interest rate and equity exposures. Interest rate, currency and equity risks related to such instruments are reflected in the consolidated financial statements to the extent these instruments are carried at a market or a fair value, whichever is appropriate. Because of limited liquidity of certain of these instruments, the recorded estimated fair values of such instruments may be different than the values that might be realized if AIGFP were to sell or close out the transactions prior to maturity.

     AIGFP, as principal and for its own account, enters into interest rate, currency and equity swaps, swaptions and forward commitments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. AIGFP typically becomes a principal in the exchange of interest payments between the parties and, therefore, may be exposed to loss, if counterparties default. Currency and equity swaps are similar to interest rate swaps, but may involve the exchange of principal amounts at the beginning and end of the transaction. Swaptions are options where the holder has the right but not the obligation to enter into a swap transaction or cancel an existing swap transaction. At December 31, 1998, the notional principal amount of the sum of the swap pays and receives approximated $345.5 billion, primarily related to interest rate swaps of approximately $255.9 billion.

     The following tables provide the contractual and notional amounts of derivatives transactions of AIGFP and AIGTG at December 31, 1998.

     The notional amounts used to express the extent of involvement in swap transactions represent a standard of measurement of the volume of swaps business of AIGFP and AIGTG. Notional amount is not a quantification of market risk or credit risk and it may not necessarily be recorded on the balance sheet. Notional amounts represent those amounts used to calculate contractual cash flows to be exchanged and are not paid or received, except for certain contracts such as currency swaps.

     The timing and the amount of cash flows relating to AIGFP's and AIGTG's foreign exchange forwards and exchange traded futures and options contracts are determined by each of the respective contractual agreements.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)
     The following table presents AIGFP's derivatives portfolio by maturity and type of derivative at December 31, 1998 and December 31, 1997:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                       REMAINING LIFE
                                                     ---------------------------------------------------
                                                       ONE       TWO THROUGH    SIX THROUGH    AFTER TEN     TOTAL       TOTAL
                                                       YEAR      FIVE YEARS      TEN YEARS       YEARS        1998        1997
--------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE, CURRENCY AND EQUITY/COMMODITY SWAPS
  AND SWAPTIONS:
NOTIONAL AMOUNT:
  Interest rate swaps                                $ 85,379       $105,850        $57,556     $ 7,132     $255,917    $200,491
  Currency swaps                                       27,943         26,154         16,916       2,881       73,894      54,748
  Swaptions and equity swaps                            2,306          6,102          5,780       1,497       15,685      11,217
--------------------------------------------------------------------------------------------------------------------------------
Total                                                $115,628       $138,106        $80,252     $11,510     $345,496    $266,456
--------------------------------------------------------------------------------------------------------------------------------

     Futures and forward contracts are contracts for delivery of foreign currencies or financial indices in which the seller/purchaser agrees to make/take delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise as a result of movements in current market prices from contracted prices and the potential inability of counterparties to meet their obligations under the contracts. At December 31, 1998, the contractual amount of AIGFP's futures and forward contracts approximated $51.2 billion.

     The following table presents AIGFP's futures and forward contracts portfolio by maturity and type of derivative at December 31, 1998 and December 31, 1997:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                              REMAINING LIFE
                                            --------------------------------------------------
                                              ONE      TWO THROUGH    SIX THROUGH    AFTER TEN     TOTAL      TOTAL
                                             YEAR      FIVE YEARS      TEN YEARS       YEARS       1998       1997
--------------------------------------------------------------------------------------------------------------------
Futures and forward contracts:
Exchange traded futures contracts
  contractual amount                        $ 8,290             --             --           --    $ 8,290    $ 4,411
--------------------------------------------------------------------------------------------------------------------
Over the counter forward contracts
  contractual amount                        $42,825            $61            $12           --    $42,898    $13,271
--------------------------------------------------------------------------------------------------------------------

     These instruments involve, to varying degrees, elements of credit risk not explicitly recognized in the consolidated financial statements. The gross exposure to credit risk with respect to these instruments was $20.50 billion at December 31, 1998.

     AIGFP utilizes various credit enhancements, including collateral, credit triggers and credit derivatives to reduce the credit exposure relating to these off-balance sheet financial instruments. AIGFP requires credit enhancements in connection with specific transactions based on, among other things, the creditworthiness of the counterparties and the transaction's size and maturity. In addition, AIGFP's derivative transactions are generally documented under ISDA Master Agreements. Such agreements provide for legally enforceable set-off and close out netting of exposures to specific counterparties. Under such agreements, in connection with an early termination of a transaction, AIGFP is permitted to set off its receivables from a counterparty against its payables to the same counterparty arising out of all included transactions. As a result, the net replacement value represents the net sum of estimated positive fair values after the application of such strategies, agreements and collateral held. The net replacement value most closely represents the net credit risk to AIGFP or the maximum amount exposed to potential loss. The net replacement value of all interest rate, currency, and equity swaps, swaptions and forward commitments at December 31, 1998, approximated $8.76 billion. The net replacement value for futures and forward contracts at December 31, 1998, approximated $469 million.

     AIGFP independently evaluates the creditworthiness of its counterparties, taking into account credit ratings assigned by recognized statistical rating organizations. In addition, AIGFP's credit approval process involves pre-set counterparty, country and industry credit exposure limits and, for particularly credit intensive transactions, obtaining approval from AIG's Credit Risk Committee. The average credit rating of AIGFP's counterparties as a whole (as measured by AIGFP) is equivalent to AA. The maximum potential loss will increase or decrease during the life of the derivative commitments as a function of maturity and market conditions.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     AIGFP determines counterparty credit quality by reference to ratings from independent rating agencies or internal analysis. At December 31, 1998 and December 31, 1997, the counterparty credit quality by derivative product with respect to the net replacement value of AIGFP's derivatives portfolio was as follows:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                    NET REPLACEMENT VALUE
                                                              ---------------------------------
                                                              SWAPS AND         FUTURES AND          TOTAL       TOTAL
                                                              SWAPTIONS      FORWARD CONTRACTS        1998        1997
-----------------------------------------------------------------------------------------------------------------------
Counterparty credit quality:
  AAA                                                            $2,360                     $--      $2,360      $2,327
  AA                                                              3,358                     330       3,688       2,311
  A                                                               1,789                      94       1,883       1,165
  BBB                                                             1,040                      45       1,085         608
  Below investment grade                                            210                      --         210         290
-----------------------------------------------------------------------------------------------------------------------
Total                                                            $8,757                    $469      $9,226      $6,701
-----------------------------------------------------------------------------------------------------------------------

     At December 31, 1998 and December 31, 1997, the counterparty breakdown by industry with respect to the net replacement value of AIGFP's derivatives portfolio was as follows:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                   NET REPLACEMENT VALUE
                                                              --------------------------------
                                                              SWAPS AND         FUTURES AND         TOTAL       TOTAL
                                                              SWAPTIONS      FORWARD CONTRACTS       1998        1997
----------------------------------------------------------------------------------------------------------------------
Non-U.S. banks                                                   $2,708                   $169      $2,877      $2,263
Insured municipalities                                              784                     --         784         757
U.S. industrials                                                  1,120                      5       1,125         514
Governmental                                                        603                     --         603         677
Non-U.S. financial service companies                                272                     --         272          65
Non-U.S. industrials                                              1,145                     --       1,145       1,035
Special purpose                                                     423                     --         423         163
U.S. banks                                                          617                    294         911         585
U.S. financial service companies                                    931                      1         932         434
Supranationals                                                      154                     --         154         208
----------------------------------------------------------------------------------------------------------------------
Total                                                            $8,757                   $469      $9,226      $6,701
----------------------------------------------------------------------------------------------------------------------

     AIGFP has entered into commitments to provide liquidity for certain tax-exempt variable rate demand notes issued by municipal entities. The agreements allow the holders, in certain circumstances, to tender the notes to the issuer at par value. In the event a remarketing agent of an issuer is unable to resell such tendered notes, AIGFP would be obligated to purchase the notes at par value. With respect to certain notes that have been issued, AIGFP has fulfilled its liquidity commitments by arranging bank liquidity facilities. These banks agree to purchase the notes that AIGFP is otherwise obligated to purchase in connection with a failed remarketing. It is the intention of AIGFP to arrange similar liquidity with respect to the $123 million aggregate amount of notes that are expected to be issued through 1999.

     Securities sold, but not yet purchased represent obligations of AIGFP to deliver specified securities at their contracted prices, and thereby create a liability to repurchase the securities in the market at prevailing prices.

     AIGFP monitors and controls its risk exposure on a daily basis through financial, credit and legal reporting systems and, accordingly, believes that it has in place effective procedures for evaluating and limiting the credit and market risks to which it is subject. Management is not aware of any potential counterparty defaults.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     The net trading revenues for the twelve months ended December 31, 1998, 1997 and 1996 from AIGFP's operations were $550 million, $452 million and $369 million, respectively. Net trading revenues are the sum of the net gain or loss of trading activities, the net change in unrealized gain or loss, net interest revenues from forward rate agreements and interest rate swaps and where applicable, management and incentive fees from asset management activities.

     (d) AIGTG becomes a party to off-balance sheet financial instruments in the normal course of its business and to reduce its currency, interest rate and commodity exposures.

     The following tables provide the contractual and notional amounts of AIGTG's derivatives portfolio at December 31, 1998 and December 31, 1997. In addition, the estimated positive fair values associated with the derivatives portfolio are also provided and include a maturity profile for the December 31, 1998 balances based upon the expected timing of the future cash flows.

     Futures and forward contracts are contracts for delivery of foreign currencies, commodities or financial indices in which the seller/purchaser agrees to make/take delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise as a result of movements in current market prices from con-tracted prices and the potential inability of counterparties to meet their obligations under the contracts. Options are contracts that allow the holder of the option to purchase or sell the underlying commodity, currency or index at a specified price and within, or at, a specified period of time. Risks arise as a result of movements in current market prices from contracted prices, and the potential inability of the counterparties to meet their obligations under the contracts. As a writer of options, AIGTG generally receives an option premium and then manages the risk of any unfavorable change in the value of the underlying commodity, currency or index. At December 31, 1998, the contractual amount of AIGTG's futures, forward and option contracts approximated $411.71 billion.

     The gross replacement values presented represent the sum of the estimated positive fair values of all of AIGTG's derivatives contracts at December 31, 1998 and December 31, 1997. These values do not represent the credit risk to AIGTG.

     Net replacement values presented represent the net sum of estimated positive fair values after the application of legally enforceable master closeout netting agreements and collateral held. The net replacement values most closely represent the net credit risk to AIGTG or the maximum amount exposed to potential loss within a product category. At December 31, 1998, the net replacement value of AIGTG's futures, forward and option contracts and interest rate and currency swaps approximated $3.8 billion.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     The following tables present AIGTG's derivatives portfolio and the associated credit exposure, if applicable, by maturity and type of derivative at December 31, 1998 and December 31, 1997:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                       REMAINING LIFE
                                                     ---------------------------------------------------
                                                       ONE       TWO THROUGH    SIX THROUGH    AFTER TEN     TOTAL       TOTAL
                                                       YEAR      FIVE YEARS      TEN YEARS       YEARS        1998        1997
--------------------------------------------------------------------------------------------------------------------------------
Contractual amount of futures, forwards and
  options:
  Exchange traded futures and options                $  9,777         $1,985            $74     $   --      $ 11,836    $ 24,579
--------------------------------------------------------------------------------------------------------------------------------
  Forwards                                           $263,312        $17,306         $1,539     $   --      $282,157    $267,959
--------------------------------------------------------------------------------------------------------------------------------
  Over the counter purchased options                 $ 31,039        $21,300         $5,213     $1,308      $ 58,860    $ 60,274
--------------------------------------------------------------------------------------------------------------------------------
  Over the counter sold options(a)                   $ 31,922        $20,374         $5,091     $1,474      $ 58,861    $ 58,190
--------------------------------------------------------------------------------------------------------------------------------
Notional amount:
  Interest rate swaps and forward rate agreements    $ 77,872        $24,605         $7,334     $  980      $110,791    $ 77,503
  Currency swaps                                        1,488          4,854          1,170         --         7,512       6,489
  Swaptions                                                81          1,377          1,889      2,419         5,766       1,634
--------------------------------------------------------------------------------------------------------------------------------
Total                                                $ 79,441        $30,836        $10,393     $3,399      $124,069    $ 85,626
--------------------------------------------------------------------------------------------------------------------------------
Credit exposure:
  Futures, forwards swaptions and purchased options
    contracts and interest rate and currency swaps:
    Gross replacement value                          $  7,274         $1,806           $544     $  167      $  9,791    $ 11,020
    Master netting arrangements                        (4,224)          (930)          (306)      (150)       (5,610)     (5,798)
    Collateral                                           (313)           (29)           (15)        (2)         (359)       (225)
--------------------------------------------------------------------------------------------------------------------------------
Net replacement value(b)                             $  2,737           $847           $223     $   15      $  3,822    $  4,997
--------------------------------------------------------------------------------------------------------------------------------

(a) Sold options obligate AIGTG to buy or sell the underlying item if the option purchaser chooses to exercise. The amounts do not represent credit exposure.

(b) The net replacement values with respect to exchange traded futures and options, forward contracts and purchased over the counter options are presented as a component of trading assets in the accompanying balance sheet. The net replacement values with respect to interest rate and currency swaps are presented as a component of unrealized gain on interest rate and currency swaps, options and forward transactions in the accompanying balance sheet.

     AIGTG independently evaluates the creditworthiness of its counterparties, taking into account credit ratings assigned by recognized statistical rating organizations. In addition, AIGTG's credit approval process involves pre-set counterparty, country and industry credit exposure limits and, for particularly credit intensive transactions, obtaining approval from AIG's Credit Risk Committee. The maximum potential loss will increase or decrease during the life of the derivative commitments as a function of maturity and market conditions.

     AIGTG determines counterparty credit quality by reference to ratings from independent rating agencies or internal analysis. At December 31, 1998 and December 31, 1997, the counterparty credit quality and counterparty breakdown by industry with respect

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

12. COMMITMENTS AND CONTINGENT LIABILITIES (continued) to the net replacement value of AIGTG's derivatives portfolio was as follows:

(IN MILLIONS)

------------------------------------------------------------
                                                 NET
                                          REPLACEMENT VALUE
                                          ------------------
                                           1998        1997
------------------------------------------------------------
Counterparty credit quality:
  AAA                                     $  462      $  753
  AA                                       1,821       2,503
  A                                        1,066       1,024
  BBB                                        221         343
  Below investment grade                      26          98
  Not externally rated, including
    exchange traded futures and options*     226         276
------------------------------------------------------------
Total                                     $3,822      $4,997
------------------------------------------------------------
Counterparty breakdown by industry:
  Non-U.S. banks                          $1,253      $2,686
  U.S. industrials                           381         164
  Governmental                               184         135
  Non-U.S. financial service companies       406         260
  Non-U.S. industrials                       150         168
  U.S. banks                                 593         560
  U.S. financial service companies           629         748
  Exchanges*                                 226         276
------------------------------------------------------------
Total                                     $3,822      $4,997
------------------------------------------------------------

* Exchange traded futures and options are not deemed to have significant credit exposure as the exchanges guarantee that every contract will be properly settled on a daily basis.

     Spot commodities sold but not yet purchased represent obligations of AIGTG to deliver spot commodities at their contracted prices and thereby create a liability to repurchase the spot commodities in the market at prevailing prices.

     AIGTG limits its risks by holding offsetting positions. In addition, AIGTG monitors and controls its risk exposures through various monitoring systems which evaluate AIGTG's market and credit risks, and through credit approvals and limits. At December 31, 1998, AIGTG did not have a significant concentration of credit risk from either an individual counterparty or group of counterparties.

     The net trading revenues for the twelve months ended December 31, 1998, 1997 and 1996 from AIGTG's operations were $374 million, $562 million and $289 million, respectively.

     At December 31, 1998, AIGTG had issued and outstanding $140 million principal amount of letters of credit. These letters of credit were issued primarily to various exchanges.

     AIG has issued unconditional guarantees with respect to the prompt payment, when due, of all present and future obligations and liabilities of AIGFP and AIGTG arising from transactions entered into by AIGFP and AIGTG.

     (e) As a component of its asset and liability management strategy, SunAmerica utilizes Swap Agreements to match assets more closely to liabilities. Swap Agreements are agreements to exchange with a counterparty interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. SunAmerica typically utilizes Swap Agreements to create a hedge that effectively converts floating-rate assets and liabilities into fixed-rate instruments. At September 30, 1998, Original SunAmerica had 38 outstanding Swap Agreements with an aggregate notional principal amount of $1.87 billion. These agreements mature in various years through 2010 and have an average remaining maturity of 43 months. With respect to swaps that hedge assets, net interest received (paid) amounted to ($7 million), ($1 million) and $5 million for the years ended September 30, 1998, 1997 and 1996, respectively. With respect to swaps that hedge liabilities, net interest paid amounted to $5 million, $2 million and $168 thousand for the years ended September 30, 1998, 1997 and 1996, respectively, and were charged to operating income.

     For investment purposes, Original SunAmerica also has entered into various Total Return Agreements with an aggregate notional principal amount of $533 million (the "Notional Amount") at September 30, 1998. The Total Return Agreements effectively exchange a fixed rate of interest (the "Payment Amount") on the Notional Amount for the coupon income plus or minus the increase or decrease in the fair value (the "Total Return") of specified non-investment-grade bonds (the "Bonds"). The Total Return Agreements mature in March 1999; however, SunAmerica intends to enter into other similar agreements. SunAmerica is exposed to potential loss, due to credit risk on the underlying non-investment-grade bonds and bond market fluctuations, equal to the Payment Amount plus any reduction in the aggregate fair value of the Bonds below the Notional Amount. SunAmerica is also exposed to potential credit loss in the event of nonperformance by the investment-grade-rated counterparty with respect to any increase in the aggregate market value of the Bonds above the Notional Amount. However, nonperformance is not anticipated and, therefore, no collateral is held or pledged. Net amounts received (paid) were included in operating income and totaled ($34 million), $35 million, and $32 million for the years ended September 30, 1998, 1997 and 1996, respectively.

     (f) At December 31, 1998, ILFC had committed to purchase or had secured positions for 303 aircraft deliverable from 1999 through 2006 at an estimated aggregate purchase price of $17.4 billion. ILFC will be required to find customers for any aircraft presently on order and any aircraft to be ordered, and it must arrange financing for portions of the purchase price of such equipment.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)
     (g) AIG and its subsidiaries, in common with the insurance industry in general, are subject to litigation, including claims for punitive damages, in the normal course of their business. AIG does not believe that such litigation will have a material effect on its operating results and financial condition.

     AIG continues to receive claims asserting injuries from toxic waste, hazardous substances, and other environmental pollutants and alleged damages to cover the cleanup costs of hazardous waste dump sites (hereinafter collectively referred to as environmental claims) and indemnity claims asserting injuries from asbestos. Estimation of asbestos and environmental claims loss reserves is a difficult process, as these claims, which emanate from policies written in 1984 and prior years, cannot be estimated by conventional reserving techniques. Asbestos and environmental claims development is affected by factors such as inconsistent court resolutions, the broadening of the intent of policies and scope of coverage and increasing number of new claims. AIG and other industry members have and will continue to litigate the broadening judicial interpretation of policy coverage and the liability issues. If the courts continue in the future to expand the intent of the policies and the scope of the coverage, as they have in the past, additional liabilities would emerge for amounts in excess of reserves held. This emergence cannot now be reasonably estimated, but could have a material impact on AIG's future operating results. The reserves carried for these claims as at December 31, 1998 ($2.5 billion gross; $865 million net) are believed to be adequate as these reserves are based on known facts and current law.

     A summary of reserve activity, including estimates for applicable incurred but not reported losses and loss expenses, relating to asbestos and environmental claims separately and combined at December 31, 1998, 1997 and 1996 follows. The 1998 reserve activity includes Transatlantic.

                                                   (IN MILLIONS)
-------------------------------------------------------------------------------------------------------------------
                                                                   1998               1997               1996
                                                              ---------------    ---------------    ---------------
                                                              GROSS      NET     GROSS      NET     GROSS      NET
-------------------------------------------------------------------------------------------------------------------
Asbestos:
Reserve for losses and loss expenses at beginning of year     $  842    $ 195    $  876    $ 172    $  744    $ 127
Losses and loss expenses incurred                                375      111       238       68       393      103
Losses and loss expenses paid                                   (253)     (47)     (272)     (45)     (261)     (58)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $  964    $ 259    $  842    $ 195    $  876    $ 172
-------------------------------------------------------------------------------------------------------------------
Environmental:
Reserve for losses and loss expenses at beginning of year     $1,467    $ 593    $1,427    $ 571    $1,198    $ 380
Losses and loss expenses incurred                                285      106       223       85       379      240
Losses and loss expenses paid                                   (216)     (93)     (183)     (63)     (150)     (49)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $1,536    $ 606    $1,467    $ 593    $1,427    $ 571
-------------------------------------------------------------------------------------------------------------------
Combined:
Reserve for losses and loss expenses at beginning of year     $2,309    $ 788    $2,303    $ 743    $1,942    $ 507
Losses and loss expenses incurred                                660      217       461      153       772      343
Losses and loss expenses paid                                   (469)    (140)     (455)    (108)     (411)    (107)
-------------------------------------------------------------------------------------------------------------------
Reserve for losses and loss expenses at end of year           $2,500    $ 865    $2,309    $ 788    $2,303    $ 743
-------------------------------------------------------------------------------------------------------------------

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" (FASB 107) requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. These financial instruments may or may not be recognized in the consolidated balance sheet. In the measurement of the fair value of certain of the financial instruments, quoted market prices were not available and other valuation techniques were utilized. These derived fair value estimates are significantly affected by the assumptions used. FASB 107 excludes certain financial instruments, including those related to insurance contracts.

     The following methods and assumptions were used by AIG in estimating the fair value of the financial instruments presented:

     Cash and short-term investments: The carrying amounts reported in the consolidated balance sheet for these instruments approximate fair values.

     Fixed maturity securities: Fair values for fixed maturity securities carried at amortized cost or at market value were generally based upon quoted market prices. For certain fixed maturity securities for which market prices were not readily available, fair values were estimated using values obtained from independent pricing services. No other fair valuation techniques were applied to these securities as AIG believes it would have to expend excessive costs for the benefits derived.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)
     Equity securities: Fair values for equity securities were based upon quoted market prices.

     Mortgage loans on real estate, policy and collateral loans: Where practical, the fair values of loans on real estate and collateral loans were estimated using discounted cash flow calculations based upon AIG's current incremental lending rates for similar type loans. The fair values of the policy loans were not calculated as AIG believes it would have to expend excessive costs for the benefits derived.

     Trading assets and trading liabilities: Fair values for trading assets and trading liabilities approximate the carrying values presented in the consolidated balance sheet.

     Securities available for sale: Fair values for securities available for sale and related hedges were based on quoted market prices. For securities and related hedges for which market prices were not readily available, fair values were estimated using quoted market prices of comparable investments.

     Trading securities: Fair values for trading securities were based on current market value where available. For securities for which market values were not readily available, fair values were estimated using quoted market prices of comparable investments.

     Spot commodities: Fair values for spot commodities were based on current market prices.

     Unrealized gains and losses on interest rate and currency swaps, options and forward transactions: Fair values for swaps, options and forward transactions were based on the use of valuation models that utilize, among other things, current interest, foreign exchange and volatility rates, as applicable.

     Securities purchased (sold) under agreements to resell (repurchase), at contract value: As these securities (obligations) are short-term in nature, the contract values approximate fair values.

     Other invested assets: For assets for which market prices were not readily available, fair valuation techniques were not applied as AIG believes it would have to expend excessive costs for the benefits derived.

     Policyholders' contract deposits: Fair values of policyholder contract deposits were estimated using discounted cash flow calculations based upon interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

     GIAs: Fair values of AIG's obligations under investment type agreements were estimated using discounted cash flow calculations based on interest rates currently being offered for similar agreements with maturities consistent with those remaining for the agreements being valued. Additionally, AIG follows a policy of minimizing interest rate risks associated with GIAs by entering into swap transactions.

     Securities and spot commodities sold but not yet purchased: The carrying amounts for the financial instruments approximate fair values. Fair values for spot commodities sold short were based on current market prices.

     Trust deposits and deposits due to banks and other depositors: To the extent certain amounts are not demand deposits or certificates of deposit which mature in more than one year, fair values were not calculated as AIG believes it would have to expend excessive costs for the benefits derived.

     Commercial paper: The carrying amount of AIG's commercial paper borrowings approximates fair value.

     Notes, bonds, loans and mortgages payable: Where practical, the fair values of these obligations were estimated using discounted cash flow calculations based upon AIG's current incremental borrowing rates for similar types of borrowings with maturities consistent with those remaining for the debt being valued.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)
     The carrying values and fair values of AIG's financial instruments at December 31, 1998 and December 31, 1997 and the average fair values with respect to derivative positions during 1998 and 1997 were as follows:

                                                        (IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------
                                                                           1998                              1997
                                                              ------------------------------    ------------------------------
                                                                                     AVERAGE                           AVERAGE
                                                              CARRYING     FAIR       FAIR      CARRYING     FAIR       FAIR
                                                               VALUE       VALUE      VALUE      VALUE       VALUE      VALUE
------------------------------------------------------------------------------------------------------------------------------
Fixed maturities                                              $79,980     $80,955    $   --     $69,488     $70,616    $   --
Equity securities                                               6,268       6,268        --       5,608       5,608        --
Mortgage loans on real estate, policy and collateral loans     11,741      11,871        --      11,134      11,311        --
Securities available for sale                                  10,674      10,674     8,855       9,145       9,145     8,653
Trading securities                                              5,668       5,668     5,682       3,975       3,975     2,905
Spot commodities                                                  476         476       442         460         460       450
Unrealized gain on interest rate and currency swaps, options
  and forward transactions                                      9,881       9,881     9,997       7,422       7,422     7,226
Trading assets                                                  6,229       6,229     6,048       6,715       6,715     5,481
Securities purchased under agreements to resell                 4,838       4,838        --       4,551       4,551        --
Other invested assets                                           8,692       9,040        --       6,618       7,052        --
Short-term investments                                          6,739       6,739        --       4,326       4,326        --
Cash                                                              303         303        --          87          87        --
Policyholders' contract deposits                               33,924      33,906        --      30,321      29,754        --
Borrowings under obligations of guaranteed investment
  agreements                                                    9,188      10,146        --       8,000       8,676        --
Securities sold under agreements to repurchase                  4,473       4,473        --       2,706       2,706        --
Trading liabilities                                             4,664       4,664     4,824       5,366       5,366     4,549
Securities and spot commodities sold but not yet purchased      4,457       4,457     5,614       5,172       5,172     3,648
Unrealized loss on interest rate and currency swaps, options
  and forward transactions                                      7,055       7,055     6,805       5,980       5,980     5,270
Trust deposits and deposits due to banks and other
  depositors                                                    1,682       1,759        --       1,399       1,399        --
Commercial paper                                                4,636       4,636        --       3,375       3,375        --
Notes, bonds, loans and mortgages payable                      18,086      18,527        --      15,022      15,132        --
------------------------------------------------------------------------------------------------------------------------------

     Off-balance sheet financial instruments: Financial instruments which are not currently recognized in the consolidated balance sheet of AIG are principally commitments to extend credit and financial guarantees. The unrecognized fair values of these instruments represent fees currently charged to enter into similar agreements, taking into account the remaining terms of the current agreements and the counterparties' credit standings. No valuation was made as AIG believes it would have to expend excessive costs for the benefits derived.

14.  STOCK COMPENSATION PLANS

(a) At December 31, 1998, AIG had two types of stock-based compensation plans. One was a stock option plan; the other, an employee stock purchase plan. AIG applies APB Opinion 25 "Accounting for Stock Issued to Employees" and related Interpretations (APB25) in accounting for its plans. Accordingly, no compensation costs have been recognized for either plan.

     Had compensation costs for these plans and the Original SunAmerica plans been determined consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Awards of Stock Based Compensation to Employees" (FASB123), AIG's net income and earnings per share for the years ended December 31, 1998, 1997 and 1996 would have been reduced to the pro forma amounts as follows:

           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------------------
                                    1998      1997      1996
-------------------------------------------------------------
Net income:
  As reported(a)                   $4,282    $3,711    $3,171
  Pro forma                         4,235     3,690     3,162
Earnings per share -- diluted:(b)
  As reported                      $ 3.44    $ 3.00    $ 2.56
  Pro forma                          3.41      2.99      2.55
-------------------------------------------------------------

(a) Post merger amounts.

(b) Includes Original SunAmerica shares which were exchanged for AIG shares at an exchange ratio of 0.855 shares of AIG common stock for each share of Original SunAmerica common stock.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

14.  STOCK COMPENSATION PLANS (continued)
     (I) STOCK OPTION PLAN: On December 19, 1991, the AIG Board of Directors adopted a 1991 employee stock option plan (the 1991 Plan), which provided that options to purchase a maximum of 10,125,000 shares of common stock could be granted to officers and other key employees at prices not less than fair market value at the date of grant. Both the 1991 Plan, and the options with respect to 252,870 shares granted thereunder on December 19, 1991, were approved by shareholders at the 1992 Annual Meeting. An amendment to the 1991 Plan, approved by shareholders at the 1997 Annual Meeting, increased the aggregate number of shares available for grant to 17,718,750 shares to assure that adequate shares are available for grant during the remaining term of the 1991 Plan. A second amendment to the 1991 Plan limits the maximum number of shares as to which stock options may be granted to any employee in any one year to 202,500 shares. At December 31, 1998, 9,184,869 shares were reserved for future grants under the amended 1991 Plan. As of March 18, 1992, no further options could be granted under the 1987 employee stock option plan (the 1987 Plan), but outstanding options granted under the 1987 Plan continue in force until exercise or expiration. At December 31, 1998, there were 8,882,557 shares reserved for issuance under these plans.

     Under each plan, 25 percent of the options granted become exercisable on the anniversary of the date of grant in each of the four years following that grant and all options expire 10 years from the date of the grant. As of December 31, 1998, outstanding options granted with respect to 5,762,938 shares qualified for Incentive Stock Option treatment under the Economic Recovery Tax Act of 1981.

     Additional information with respect to AIG's plans at December 31, 1998, and changes for the three years then ended, was as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                  1998                            1997                           1996
                                      ----------------------------    ----------------------------    ---------------------------
                                                       WEIGHTED                        WEIGHTED                       WEIGHTED
                                                       AVERAGE                         AVERAGE                        AVERAGE
                                        SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------------------
Shares Under Option:
Outstanding at beginning of year       9,310,014        $32.65         9,705,984        $26.12        9,294,103        $21.73
Granted                                  915,319         87.42         1,115,325         70.52        1,402,650         48.25
Exercised                             (1,192,871)        18.33        (1,402,982)        17.41         (887,740)        14.83
Forfeited                               (149,905)        46.86          (108,313)        34.73         (103,029)        28.22
---------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year             8,882,557        $39.98         9,310,014        $32.65        9,705,984        $26.12
---------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year-end        6,282,271        $28.38         6,342,378        $23.01        6,531,486        $19.17
---------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value per
  share of options granted                              $30.67                          $26.21                         $18.23
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14.  STOCK COMPENSATION PLANS (continued)

     Information about stock options outstanding at December 31, 1998, is summarized as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                             OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                              --------------------------------------------------    -----------------------------
                                                                 WEIGHTED            WEIGHTED                         WEIGHTED
                                                NUMBER       AVERAGE REMAINING       AVERAGE          NUMBER          AVERAGE
          RANGE OF EXERCISE PRICES            OUTSTANDING    CONTRACTUAL LIFE     EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------------------
$11.58 -- 19.11                                1,987,821         2.0 years            $14.61         1,987,821         $14.61_
 23.56 -- 30.89                                2,691,004         5.0 years             26.36         2,671,978         26.33_
 32.44 -- 44.72                                1,037,071         6.9 years             40.85           759,892         40.84_
 48.72 -- 58.17                                1,212,551         7.9 years             48.86           601,157         48.79_
 66.00 -- 78.33                                1,058,216         8.9 years             70.91           261,423         70.83_
 80.17 -- 98.46                                  895,894         9.9 years             87.65                --             --
---------------------------------------------------------------------------------------------------------------------------------
                                               8,882,557                              $39.98         6,282,271         $28.38
---------------------------------------------------------------------------------------------------------------------------------

     The fair values of stock options granted during the years ended December 31, 1998, 1997 and 1996 were $28 million, $29 million and $26 million, respectively. The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model.

     The following weighted average assumptions were used for grants in 1998, 1997 and 1996, respectively: dividend yields of 0.24 percent, 0.30 percent and
0.33 percent; expected volatilities of 22.0 percent, 20.0 percent and 20.0 percent; risk-free interest rates of 4.73 percent, 6.03 percent and 6.29 percent and expected terms of 7 years.

     (II) EMPLOYEE STOCK PURCHASE PLAN: AIG's 1984 employee stock purchase plan was adopted at its 1984 shareholders' meeting and became effective as of July 1, 1984. Eligible employees could receive privileges to purchase up to an aggregate of 4,429,687 shares of AIG common stock, at a price equal to 85 percent of the fair market value on the date of grant of the purchase privilege. Purchase privileges were granted annually and were limited to the number of whole shares that could be purchased by an amount equal to 5 percent of an employee's annual salary or $5,500, whichever was less.

     AIG's 1996 employee stock purchase plan was adopted at its 1996 shareholders' meeting and became effective as of July 1, 1996, replacing the 1984 plan. Eligible employees may receive privileges to purchase up to an aggregate of 2,250,000 shares of AIG common stock, at a price equal to 85 percent of the fair market value on the date of the grant of the purchase privilege. Purchase privileges are granted annually and are limited to the number of whole shares that can be purchased by an amount equal to 5 percent of an employee's annual salary or $5,500, whichever is less. Beginning with the January 1, 1998 subscription, the maximum allowable purchase limitation increased to 10 percent of an employee's annual salary or $10,000 per year, whichever is less, and the eligibility requirement was reduced from two years to one year. In all other respects, the 1996 plan is identical to the 1984 plan.

     There were 104,008 shares and 328,988 shares issued under the 1984 plan at weighted average prices of $35.17 and $29.73 for the years ended December 31, 1997 and 1996, respectively. There were 340,419 shares and 220,627 shares issued under the 1996 plan at weighted average prices of $53.89 and $38.51 for the years ended December 31, 1998 and 1997, respectively. The excess or deficit of the proceeds over the par value or cost of the common stock issued under these plans was credited or charged to additional paid-in capital.

     As of December 31, 1998, there were 396,285 shares of common stock subscribed to at a weighted average price of $71.63 per share pursuant to grants of privileges under the 1996 plan. There were 1,292,668 shares available for the grant of future purchase privileges under the 1996 plan at December 31, 1998.

     The fair values of purchase privileges granted during the years ended December 31, 1998, 1997 and 1996 were $10 million, $4 million and $3 million, respectively. The weighted average fair values per share of those purchase rights granted in 1998, 1997 and 1996 were $19.33, $13.35 and $8.76, respectively. The fair value of each purchase right is estimated on the date of the subscription using the Black-Scholes model.

     The following weighted average assumptions were used for grants in 1998, 1997 and 1996, respectively: dividend yields of 0.24 percent, 0.30 percent and
0.37 percent; expected volatilities of 33.0 percent, 26.0 percent and 21.9 percent; risk-free interest rates of 5.26 percent, 5.81 percent and 5.54 percent; and expected terms of 1 year.

     (b) The following are disclosures with respect to the stock compensation plans of Original SunAmerica prior to its merger into AIG. Both share information and exercise price information have been recalculated to reflect the exchange ratio of .855 shares of AIG common stock for each outstanding share of Original SunAmerica

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

14.  STOCK COMPENSATION PLAN (continued)
common stock. At September 30, 1998, Original SunAmerica had five stock-based compensation plans, which are described below. Original SunAmerica applied APB 25, in accounting for such plans, and, accordingly, no compensation cost has been recognized for stock options granted pursuant to these plans. As of the merger date, no further options or stock awards may be granted under such plans.

     The following weighted average assumptions were used for grants in 1998, 1997 and 1996, respectively: dividend yields of 0.7 percent, 0.9 percent and 1.3 percent; expected volatilities of 40.6 percent, 39.3 percent and 40.3 percent; risk free interest rates of 5.9 percent, 6.2 percent and 6.0 percent and expected terms of 8.0 years, 7.0 years and 6.6 years.

     Original SunAmerica's five stock plans were the 1997 Employee Incentive Stock Plan (the "1997 Plan"), the 1995 Performance Stock Plan (the "1995 Plan"), the 1988 Employee Stock Plan (the "1988 Plan"), the Long-Term Performance-Based Incentive Plan (the "CEO Plan") and the Non-Employee Directors' Stock Option Plan. The 1988 Plan was replaced by the 1997 Plan. Under these stock plans, Original SunAmerica could grant an aggregate of 36,450,830 shares to its employees in the form of either stock option restricted stock or stock units. At September 30, 1998, 8,805,157 shares remained available for future grant. Options granted under the plans have an exercise price equal to the market price at the date of grant, have a maximum term of 10 years and generally became exercisable ratably over a five-year period. Under the terms of the stock option agreements, the merger with AIG constituted a change in control and caused all unvested stock options to become immediately exercisable.

     Under its CEO Plan, Original SunAmerica could grant shares of its common stock to Original SunAmerica's Chief Executive Officer ("CEO") in the form of stock options. Prior to amendment of the CEO Plan, which was approved by Original SunAmerica's shareholders in fiscal 1997, awards under this plan were also made in the form of restricted stock or deferred shares. The actual number of options granted were predicated upon defined performance of Original SunAmerica's common stock relative to defined performance of the S&P 500 Index. Restricted shares are held in escrow until the earlier of the CEO's death, disability or retirement, or change in control of Original SunAmerica. Deferred shares are held in escrow until 18 months after the earlier of CEO's death, disability or retirement, or change in control of Original SunAmerica. Stock options granted under this plan have an exercise price equal to the market price at the date of grant, have a maximum term of 10 years and are immediately exercisable.

     Additional information with respect to Original SunAmerica's plans at September 30, 1998 and changes for the three years then ended was as follows:

                                                      (SHARES IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
                                                          1998                         1997                        1996
                                                -------------------------    ------------------------    ------------------------
                                                              WEIGHTED                    WEIGHTED                    WEIGHTED
                                                              AVERAGE                     AVERAGE                     AVERAGE
                                                SHARES     EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------------------
Shares Under Option:
Outstanding at beginning of year                 12,821        $16.69        10,646        $10.80         8,823        $ 7.98
Granted                                           2,456         53.79         2,939         35.68         2,217         21.43
Exercised                                          (805)         9.70          (652)         5.42          (262)         5.85
Forfeited                                          (591)        25.50          (112)        19.67          (132)        10.33
---------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                       13,881        $23.29        12,821        $16.69        10,646        $10.80
---------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year-end                  10,011        $17.63         8,302        $11.29         6,859        $ 7.82
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14.  STOCK COMPENSATION PLAN (continued)

     Information about Original SunAmerica stock options outstanding at September 30, 1998, is summarized as follows:

(SHARES IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
                                                             OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                              --------------------------------------------------    -----------------------------
                                                                 WEIGHTED            WEIGHTED                         WEIGHTED
                                                NUMBER       AVERAGE REMAINING       AVERAGE          NUMBER          AVERAGE
          RANGE OF EXERCISE PRICES            OUTSTANDING    CONTRACTUAL LIFE     EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------------------
$1.01 -- 2.75                                    1,849           1.8 years            $ 2.34           1,849           $ 2.34
5.26 -- 8.36                                     1,405           4.2 years              6.71           1,405             6.71
9.49 -- 14.40                                    3,557           6.2 years             11.72           2,909            11.38
17.51 -- 23.93                                   1,955           7.4 years             21.15           1,226            19.72
29.63 -- 38.98                                   1,825           8.1 years             30.75             961            29.72
46.02 -- 70.65                                   3,290           9.2 years             51.80           1,661            46.26
---------------------------------------------------------------------------------------------------------------------------------
                                                13,881                                $23.29          10,011           $17.63
---------------------------------------------------------------------------------------------------------------------------------

     At September 30, 1998, 1,854,738 shares of unvested restricted stock were outstanding, and deferred shares and stock units representing 1,813,776 shares of stock were outstanding. Original SunAmerica granted restricted stock and stock units aggregating 316,449 shares in the year ended September 30, 1997 and 451,127 shares in the year ended September 30, 1996. No restricted stock or stock units were granted in the year ended September 30, 1998. The weighted average per share fair value of such stock at the date of grant was $26.99 in 1997 and $18.51 in 1996. Restrictions generally lapsed either on an accelerated basis, upon achievement of defined performance goals, upon a change in control of Original SunAmerica, or over a defined length of service. Compensation cost charged to operations for all outstanding restricted stock, deferred shares and stock units amounted to $11 million for the year ended September 30, 1998, $24 million for the year ended September 30, 1997 and $21 million for the year ended September 30, 1996. The merger with AIG constituted a change in control of Original SunAmerica under the terms of the various stock compensation plans and all unvested restricted stock and 538,650 stock units vested.

15.  EMPLOYEE BENEFITS

(a) Employees of AIG, its subsidiaries and certain affiliated companies, including employees in foreign countries, are generally covered under various funded and insured pension plans. Eligibility for participation in the various plans is based on either completion of a specified period of continuous service or date of hire, subject to age limitation.

     AIG's U.S. retirement plan is a qualified, noncontributory, defined benefit plan. All qualified employees, other than those of SunAmerica, who have attained age 21 and completed twelve months of continuous service are eligible to participate in this plan. An employee with 5 or more years of service is entitled to pension benefits beginning at normal retirement at age 65. Benefits are based upon a percentage of average final compensation multiplied by years of credited service limited to 44 years of credited service. The average final compensation is subject to certain limitations. Annual funding requirements are determined based on the "projected unit credit" cost method which attributes a pro rata portion of the total projected benefit payable at normal retirement to each year of credited service.

     AIG has adopted a Supplemental Executive Retirement Program (Supplemental
Plan) to provide additional retirement benefits to designated executives and key employees. Under the Supplemental Plan, the annual benefit, not to exceed 60 percent of average final compensation, accrues at a percentage of average final pay multiplied for each year of credited service reduced by any benefits from the current and any predecessor retirement plans, Social Security, if any, and from any qualified pension plan of prior employers. The Supplemental Plan also provides a benefit equal to the reduction in benefits payable under the AIG retirement plan as a result of Federal limitations on benefits payable thereunder. Currently, the Supplemental Plan is unfunded.

     Eligibility for participation in the various non-U.S. retirement plans is either based on completion of a specified period of continuous service or date of hire, subject to age limitation. Where non-U.S. retirement plans are defined benefit plans, they are generally based on the employees' years of credited service and average compensation in the years preceding retirement.

     In addition to AIG's defined benefit pension plan, AIG and its subsidiaries provide a postretirement benefit program for medical care and life insurance, domestically and in certain foreign countries. Eligibility in the various plans is generally based upon completion of a specified period of eligible service and reaching a specified age. Benefits vary by geographic location.

     AIG's U.S. postretirement medical and life insurance benefits are based upon the employee electing immediate retirement and having a minimum of ten years of service. Retirees and their

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

15.  EMPLOYEE BENEFITS (continued)
dependents who were age 65 by May 1, 1989 participate in the medical plan at no cost. Employees who retired after May 1, 1989 and on or prior to January 1, 1993 pay the active employee premium if under age 65 and 50 percent of the active employee premium if over age 65. Retiree contributions are subject to adjustment annually. Other cost sharing features of the medical plan include deductibles, coinsurance and Medicare coordination and a lifetime maximum benefit of $1 million. The lifetime maximum benefit of the medical plan was increased to $1.5 million effective January 1, 1999. The maximum life insurance benefit prior to age 70 is $32,500, with a maximum of $25,000 thereafter.

     Effective January 1, 1993, both plans' provisions were amended. Employees who retire after January 1, 1993 are required to pay the actual cost of the medical benefits premium reduced by a credit which is based upon age and years of service at retirement. The life insurance benefit varies by age at retirement from $5,000 for retirement at ages 55 through 59 to $15,000 for retirement at ages 65 and over. These plans also benefit Transatlantic's employees.

     (b) AIG sponsors a voluntary savings plan for domestic employees (a 401(k) plan), which, during the three years ended December 31, 1998, provided for salary reduction contributions by employees and matching contributions by AIG of up to 6 percent of annual salary depending on the employees' years of service.

     (c) SunAmerica sponsors a voluntary savings plan for its employees (the "SunAmerica 401(k) plan"), which, during the three years ended September 30, 1998, provided for salary reduction contributions by qualifying employees and matching contributions by SunAmerica of up to 4 percent of qualifying employees' annual salaries.

     (d) AIG has certain benefits provided to former or inactive employees who are not retirees. Certain of these benefits are insured and expensed currently; other expenses are provided for currently. Such uninsured expenses include long and short-term disability medical and life insurance continuation, short-term disability income continuation and COBRA medical subsidies. The provision for these benefits at December 31, 1998 was $5 million. The incremental expense was insignificant.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

15.  EMPLOYEE BENEFITS (continued)
     The following table sets forth the change in benefit obligation, change in plan assets and weighted average assumptions associated with various pension plan and postretirement benefits. The amounts are recognized in the accompanying consolidated balance sheet as of December 31, 1998 and 1997:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                   PENSION BENEFITS                OTHER BENEFITS
                                                              ---------------------------    ---------------------------
                                                              NON-U.S.     U.S.              NON-U.S.     U.S.
1998                                                            PLANS      PLANS    TOTAL      PLANS      PLANS    TOTAL
------------------------------------------------------------------------------------------------------------------------
Change in benefit obligation:
  Benefit obligation at beginning of year                         $ 330    $ 363    $ 693         $ 19    $  70    $  89
  Acquisitions(a)                                                    --       49       49           --        1        1
  Service cost                                                       32       33       65            1        2        3
  Interest cost                                                      16       29       45           --        5        5
  Participant contributions                                           4       --        4           --       --       --
  Actuarial (gain)/loss                                              21       33       54          (13)       5       (8)
  Benefits paid                                                     (18)      (8)     (26)          --       (5)      (5)
  Effect of foreign currency fluctuation                             42       --       42           --       --       --
------------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                 $ 427    $ 499    $ 926         $  7    $  78    $  85
------------------------------------------------------------------------------------------------------------------------
Change in plan assets:
  Fair value of plan assets at beginning of year                  $ 160    $ 297    $ 457         $ --    $  --    $  --
  Acquisitions(a)                                                    --       37       37           --       --       --
  Actual return on plan assets net of expenses                       20       55       75           --       --       --
  Employer contributions                                             24       18       42           --        5        5
  Participant contributions                                           4       --        4           --       --       --
  Benefits paid                                                     (18)      (8)     (26)          --       (5)      (5)
  Effect of foreign currency fluctuation                             18       --       18           --       --       --
------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year(b)                       $ 208    $ 399    $ 607         $ --    $  --    $  --
------------------------------------------------------------------------------------------------------------------------
Reconciliation of funded status:
Funded status                                                     $(219)   $(100)   $(319)        $ (7)   $ (78)   $ (85)
Unrecognized actuarial (gain)/loss                                   80       (4)      76           --       16       16
Unrecognized transition (asset)/obligation                           13        7       20           --       --       --
Unrecognized prior service cost                                      13       21       34           --      (21)     (21)
------------------------------------------------------------------------------------------------------------------------
Net amount recognized at year end                                 $(113)   $ (76)   $(189)        $ (7)   $ (83)   $ (90)
------------------------------------------------------------------------------------------------------------------------
Amounts recognized in the statement of financial position
  consist of:
  Prepaid benefit cost                                            $   4    $  --    $   4         $ --    $  --    $  --
  Accrued benefit liability                                        (175)     (83)    (258)          (7)     (83)     (90)
  Intangible asset                                                   58        7       65           --       --       --
------------------------------------------------------------------------------------------------------------------------
Net amount recognized at year end                                 $(113)   $ (76)   $(189)        $ (7)   $ (83)   $ (90)
------------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions as of December 31,
Discount rate                                                  3.0-10.0%    6.75%             6.25-7.0%    6.75%
Expected return on plan assets                                 3.5-13.0      8.5                   N/A      N/A
Rate of compensation increase                                  2.0-10.0      5.0                   N/A      N/A
------------------------------------------------------------------------------------------------------------------------

For measurement purposes, a 7.5 percent annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 1998.
The rate was assumed to decrease gradually to 5.5 percent for 2000 and remain at that level thereafter.
(a) Acquisitions include the opening balances with respect to Transatlantic and 20th Century. Transatlantic's domestic employees are and have been covered by AIG's plans.
(b) Plan assets are invested primarily in fixed-income securities and listed stocks.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

15.  EMPLOYEE BENEFITS (continued)

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                   PENSION BENEFITS                OTHER BENEFITS
                                                              ---------------------------    ---------------------------
                                                              NON-U.S.     U.S.              NON-U.S.     U.S.
                            1997                                PLANS      PLANS    TOTAL      PLANS      PLANS    TOTAL
------------------------------------------------------------------------------------------------------------------------
Change in benefit obligation:
  Benefit obligation at beginning of year                         $ 340    $273     $ 613          $17    $ 59     $  76
  Service cost                                                       21      23        44            2       1         3
  Interest cost                                                      13      21        34           --       4         4
  Participant contributions                                           4      --         4           --      --        --
  Plan amendments                                                    --       5         5           --       4         4
  Actuarial loss                                                      6      47        53           --       6         6
  Benefits paid                                                     (12)     (6)      (18)          --      (4)       (4)
  Effect of foreign currency fluctuation                            (42)     --       (42)          --      --        --
------------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                 $ 330    $363     $ 693         $ 19    $ 70     $  89
------------------------------------------------------------------------------------------------------------------------
Change in plan assets:
  Fair value of plan assets at beginning of year                  $ 171    $231     $ 402         $ --    $ --     $  --
  Asset adjustment                                                   --      (1)       (1)          --      --        --
  Actual return on plan assets net of expenses                       --      54        54           --      --        --
  Employer contributions                                             15      19        34           --      --        --
  Participant contributions                                           4      --         4           --      --        --
  Benefits paid                                                     (12)     (6)      (18)          --      --        --
  Effect of foreign currency fluctuation                            (18)     --       (18)          --      --        --
------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year*                         $ 160    $297     $ 457         $ --    $ --     $  --
------------------------------------------------------------------------------------------------------------------------
Reconciliation of funded status:
  Funded status                                                   $(170)   $(66)    $(236)        $(19)   $(70)    $ (89)
  Unrecognized actuarial (gain)/loss                                 65     (16)       49           --      11        11
  Unrecognized transition obligation                                 12       7        19           --      --        --
  Unrecognized prior service cost                                    14      21        35           --     (22)      (22)
------------------------------------------------------------------------------------------------------------------------
Net amount recognized at year end                                 $ (79)   $(54)    $(133)        $(19)   $(81)    $(100)
------------------------------------------------------------------------------------------------------------------------
Amounts recognized in the statement of financial position
  consist of:
  Prepaid benefit cost                                            $   6    $ --     $   6         $ --    $ --     $  --
  Accrued benefit liability                                        (133)    (58)     (191)         (19)    (81)     (100)
  Intangible asset                                                   48       4        52           --      --        --
------------------------------------------------------------------------------------------------------------------------
Net amount recognized at year end                                 $ (79)   $(54)    $(133)        $(19)   $(81)    $(100)
------------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions as of December 31,
Discount rate                                                  3.5-10.0%    7.0%              7.0-10.0%    7.0%
Expected return on plan assets                                  4.0-9.2     9.0                    N/A     N/A
Rate of compensation increase                                  2.5-10.0     5.0                    N/A     N/A
------------------------------------------------------------------------------------------------------------------------

For measurement purposes, an 8.5 percent annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 1997.
The rate was assumed to decrease gradually to 5.5 percent for 2000 and remain at that level thereafter.
*Plan assets are invested primarily in fixed-income securities and listed stocks.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

15.  EMPLOYEE BENEFITS (continued)

     The net benefit cost for the years ended December 31, 1998, 1997, and 1996 included the following components:

(IN MILLIONS)
--------------------------------------------------------------------------------

                                                                   PENSION BENEFITS              OTHER BENEFITS
                                                              --------------------------   --------------------------
                                                              NON-U.S.    U.S.             NON-U.S.    U.S.
                                                               PLANS      PLANS    TOTAL    PLANS      PLANS    TOTAL
---------------------------------------------------------------------------------------------------------------------
1998
Components of net period benefit cost:
  Service cost                                                $     32    $ 33     $ 65    $      1     $ 2      $ 3
  Interest cost                                                     16      29       45           1       5        6
  Expected return on assets                                         (9)    (29)     (38)         --      --       --
  Amortization of prior service cost                                 2       2        4          --      (1)      (1)
  Amortization of transitional (asset)/liability                     2       1        3          (1)     --       (1)
  Recognized actuarial loss                                          3       1        4          --      --       --
---------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                     $     46    $ 37     $ 83    $      1     $ 6      $ 7
---------------------------------------------------------------------------------------------------------------------
1997
Components of net period benefit cost:
  Service cost                                                $     21    $ 23     $ 44    $      1     $ 2      $ 3
  Interest cost                                                     13      21       34           1       4        5
  Expected return on assets                                         (9)    (20)     (29)         --      --       --
  Amortization of prior service cost                                 2       2        4          --      (1)      (1)
  Amortization of transitional liability                             2       2        4          --      --       --
  Recognized actuarial loss                                          2      --        2          --      --       --
---------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                     $     31    $ 28     $ 59    $      2     $ 5      $ 7
---------------------------------------------------------------------------------------------------------------------
1996
Components of net period benefit cost:
  Service cost                                                $     23    $ 21     $ 44    $      1     $ 1      $ 2
  Interest cost                                                     14      18       32           1       4        5
  Expected return on assets                                         (9)    (17)     (26)         --      --       --
  Amortization of prior service cost                                 2       1        3          --      (1)      (1)
  Amortization of transitional liability                             2       2        4          --      --       --
  Recognized actuarial loss                                          2      --        2          --      --       --
---------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                     $     34    $ 25     $ 59    $      2     $ 4      $ 6
---------------------------------------------------------------------------------------------------------------------

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $460 million, $394 million and $196 million, respectively, as of December 31, 1998 and $314 million, $268 million and $119 million as of December 31, 1997.

     On December 31, 1998, the company amended its retirement and postretirement healthcare plan to provide increased benefits to certain employees who retire prior to age 65.

     Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plan. A one-percentage-point change in assumed healthcare cost trend rates would have the following effects:

(IN MILLIONS)
------------------------------------------------------------------

                               1-PERCENTAGE      1-PERCENTAGE
                              POINT INCREASE    POINT DECREASE
--------------------------------------------------------------
Effect on total of service
  and interest cost
  components                  $            1    $           --
Effect on postretirement
  benefit obligation                       4                (3)
--------------------------------------------------------------

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

16.  LEASES

(a) AIG and its subsidiaries occupy leased space in many locations under various long-term leases and have entered into various leases covering the long-term use of data processing equipment.

     At December 31, 1998, the future minimum lease payments under operating leases were as follows:

(IN MILLIONS)
------------------------------------------------------------------

1999                                                  $  267
2000                                                     208
2001                                                     166
2002                                                     124
2003                                                     123
Remaining years after 2003                               427
------------------------------------------------------------
Total                                                 $1,315
------------------------------------------------------------

     Rent expense approximated $287 million, $252 million and $228 million for the years ended December 31, 1998, 1997 and 1996, respectively.

     (b) Minimum future rental income on noncancelable operating leases of flight equipment which have been delivered at December 31, 1998 was as follows:

(IN MILLIONS)
------------------------------------------------------------
1999                                                  $1,589
2000                                                   1,391
2001                                                   1,237
2002                                                   1,055
2003                                                     803
Remaining years after 2003                             1,173
------------------------------------------------------------
Total                                                 $7,248
------------------------------------------------------------

     Flight equipment is leased, under operating leases, for periods ranging from one to 12 years.

17. OWNERSHIP AND TRANSACTIONS WITH RELATED PARTIES

(A) OWNERSHIP: The directors and officers of AIG, the directors and holders of common stock of C.V. Starr & Co., Inc. (Starr), a private holding company, The Starr Foundation, Starr International Company, Inc. (SICO), a private holding company, and Starr own or otherwise control approximately 28 percent of the voting stock of AIG. Six directors of AIG also serve as directors of Starr and SICO.

     (B) TRANSACTIONS WITH RELATED PARTIES: During the ordinary course of business, AIG and its subsidiaries pay commissions to Starr and its subsidiaries for the production and management of insurance business. There are no significant receivables from/payables to related parties at December 31, 1998. Net commission payments to Starr aggregated approximately $46 million in 1998 and 1997 and $48 million in 1996, from which Starr is required to pay commissions due originating brokers and its operating expenses. AIG also received approximately $13 million in 1998, $14 million in 1997 and $15 million in 1996 from Starr and paid approximately $37,000 in 1998 and $35,000 in 1997 and $34,000 in 1996 to Starr in rental fees. AIG also received approximately $1 million in 1998, 1997 and 1996 from SICO and paid approximately $1 million in each of the years 1998, 1997 and 1996 to SICO as reimbursement for services rendered at cost. AIG also paid to SICO $4 million in 1998, 1997 and 1996 in rental fees.

18. SEGMENT INFORMATION

(a) AIG's operations are conducted principally through four business segments. These segments and their respective operations are as follows:

     General Insurance -- AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in approximately 100 foreign countries.

     DBG writes substantially all classes of business insurance accepting such business mainly from insurance brokers. This provides DBG the opportunity to select specialized markets and retain underwriting control. Any licensed broker is able to submit business to DBG without the traditional agent-company contractual relationship, but such broker usually has no authority to commit DBG to accept a risk. Transatlantic's domestic operations are included in this group.

     AIG's Foreign General insurance group accepts risks primarily underwritten through AIU, a marketing unit consisting of wholly owned agencies and insurance entities. The Foreign General insurance group also includes business written by AIG's foreign-based insurance subsidiaries for their own accounts. The Foreign General group uses various marketing methods to write both business and personal lines insurance with certain refinements for local laws, customs and needs. AIU operates in over 70 countries in Asia, the Pacific Rim, Europe, Africa, Middle East and Latin America. Transatlantic's foreign operations are included in this group.

     Life Insurance -- AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in over 70 foreign countries. Traditional products consist of individual and group life, annuity, endowment and accident and health policies. Financial and investment products consist of single premium annuity, variable annuities, guaranteed investment contracts, universal life and pensions.

     AIG's three principal overseas life operations are ALICO, AIA and Nan Shan. ALICO is incorporated in Delaware and all of its business is written outside of the United States. ALICO has operations either directly or through subsidiaries in approximately 50 countries located in Europe, Africa, Latin America, the Caribbean, the Middle East, and the Far East, with Japan being the largest territory. AIA operates primarily in Hong Kong, Singapore,

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

18. SEGMENT INFORMATION (continued)
Malaysia and Thailand. Nan Shan operates in Taiwan. AIG's domestic life operations are comprised of two separate operations, AIG's domestic life companies and the life insurance subsidiaries of SunAmerica. Both of these operations sell primarily financial and investment type products.

     Financial Services -- AIG's financial services subsidiaries engage in diversified financial products and services including premium financing, banking services and consumer finance services.

     ILFC engages primarily in the acquisition of new and used commercial jet aircraft and the leasing and remarketing of such aircraft to airlines around the world.

     AIGFP structures financial transactions, including long-dated interest rate and currency swaps and structures borrowings through notes, bonds and guaranteed investment agreements.

     AIGTG engages in various commodities trading, foreign exchange trading, interest rate swaps and market making activities.

     Asset Management -- AIG's asset management operations offer a wide variety of investment vehicles and services, including variable annuities, mutual funds, trust services and investment asset management. Such products and services are offered to individuals and institutions both domestically and internationally.

     AIG's three principal asset management operations are SAMCO, Global Investment and Cap Partners. SAMCO develops and sells variable annuities and other investment products, sells and manages mutual funds and provides financial and trust services. Global Investment manages invested assets of institutions, including insurance companies and pension funds, and provides custodial and other trust services. Cap Partners organizes, and manages the invested assets of institutional investment funds and may also invest in such funds. Each of these subsidiary operations receive fees for investment products and services provided.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

18.  SEGMENT INFORMATION (continued)

     (b) The following table summarizes the operations by major operating segment for the years ended December 31, 1998, 1997 and 1996:

                                                 -----------------------------------------------------------------------------
                                                                          OPERATING SEGMENTS -- 1998
                                                 -----------------------------------------------------------------------------
                                                  GENERAL       LIFE       FINANCIAL      ASSET
(IN MILLIONS)                                    INSURANCE    INSURANCE    SERVICES     MANAGEMENT    OTHER(A)    CONSOLIDATED
------------------------------------------------------------------------------------------------------------------------------
Revenues(b)                                      $  16,495    $  15,420    $   3,044    $      707    $     50    $     35,716
Interest revenue                                        --           --        1,203            63          --           1,266
Interest expense                                         7          184        1,835            14          36           2,076
Realized capital gains (losses)                        205          (74)          --            --          (7)            124
Operating income (loss) before minority
  interest                                           2,928        2,373          869           191         (84)          6,277
Income taxes                                           646          728          297            45          69           1,785
Equity in income of minority-owned insurance
  operations                                            57           --           --            --          --              57
Depreciation expense                                   109           72          662            14          95             952
Capital expenditures                                   220          277        3,233            33         142           3,905
Identifiable assets                                 73,226      103,611       59,198           915      (3,274)        233,676
------------------------------------------------------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------
                                                                          OPERATING SEGMENTS -- 1997
                                                 -----------------------------------------------------------------------------
                                                  GENERAL       LIFE       FINANCIAL      ASSET
(IN MILLIONS)                                    INSURANCE    INSURANCE    SERVICES     MANAGEMENT    OTHER(A)    CONSOLIDATED
------------------------------------------------------------------------------------------------------------------------------
Revenues(b)                                      $  14,403    $  14,468    $   3,042    $      555    $     85    $     32,553
Interest revenue                                        --           --          992            55          --           1,047
Interest expense                                         2          135        1,682            17          34           1,870
Realized capital gains (losses)                        128           (9)          --            --         (29)             90
Operating income (loss) before minority
  interest                                           2,472        2,048          671           127          (8)          5,310
Income taxes                                           514          625          244            48          94           1,525
Equity in income of minority-owned insurance
  operations                                           114           --           --            --          --             114
Depreciation expense                                    89           62          650            10          74             885
Capital expenditures                                   166          346        3,515             4         174           4,205
Identifiable assets                                 62,386       87,747       51,110           646      (2,275)        199,614
------------------------------------------------------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------
                                                                          OPERATING SEGMENTS -- 1996
                                                 -----------------------------------------------------------------------------
                                                  GENERAL       LIFE       FINANCIAL      ASSET
(IN MILLIONS)                                    INSURANCE    INSURANCE    SERVICES     MANAGEMENT    OTHER(A)    CONSOLIDATED
------------------------------------------------------------------------------------------------------------------------------
Revenues(b)                                      $  13,611    $  12,804    $   2,379    $      444    $     87    $     29,325
Interest revenue                                        --           --          846            58          --             904
Interest expense                                         2           87        1,478            25          29           1,621
Realized capital gains (losses)                         65            4           --            --         (12)             57
Operating income before minority interest            2,206        1,657          501           101           3           4,468
Income taxes                                           456          505          186            32          55           1,234
Equity in income of minority-owned insurance
  operations                                            99           --           --            --          --              99
Depreciation expense                                    85           61          588             9          74             817
Capital expenditures                                   133          237        3,342            16         167           3,895
Identifiable assets                                 58,792       72,275       43,074           787      (2,598)        172,330
------------------------------------------------------------------------------------------------------------------------------

(a) Includes AIG Parent and other operations which are not required to be reported separately, other income (deductions)-net and adjustments and eliminations.

(b) Represents the sum of general net premiums earned, life premium income, net investment income, financial services commissions, transactions and other fees, asset management commissions and other fees, equity in income of minority-owned insurance operations and realized capital gains (losses).

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

18.  SEGMENT INFORMATION (continued)

     (c) The following table summarizes AIG's general insurance operations by major internal reporting group for the years ended December 31, 1998, 1997 and 1996

                                                                        GENERAL INSURANCE -- 1998
                                                              ---------------------------------------------
                                                              DOMESTIC                              TOTAL
                                                              BROKERAGE    FOREIGN                 GENERAL
                       (IN MILLIONS)                            GROUP      GENERAL    OTHER(A)    INSURANCE
-----------------------------------------------------------------------------------------------------------
Net premiums written                                            $ 8,002    $ 4,799      $1,785      $14,586
Net premiums earned                                               7,814      4,627      1,657        14,098
Losses & loss expenses incurred                                   6,862      2,678      1,117        10,657
Underwriting expenses                                             1,169      1,427        314         2,910
Adjusted underwriting profit (loss)(b)                             (217)       522        226           531
Net investment income                                             1,570        438        184         2,192
Operating income before realized capital gains(c)                 1,353        960        410         2,723
Equity in income of minority-owned insurance operations              57         --         --            57
Depreciation expense                                                 34         63         12           109
Capital expenditures                                                 66        110         44           220
Identifiable assets                                              53,844     16,060      3,322        73,226
-----------------------------------------------------------------------------------------------------------

                                                                        GENERAL INSURANCE -- 1997
                                                              ---------------------------------------------
                                                              DOMESTIC                              TOTAL
                                                              BROKERAGE    FOREIGN                 GENERAL
                       (IN MILLIONS)                            GROUP      GENERAL    OTHER(A)    INSURANCE
-----------------------------------------------------------------------------------------------------------
Net premiums written                                            $ 7,885    $ 4,370      $1,153      $13,408
Net premiums earned                                               7,207      4,069      1,145        12,421
Losses & loss expenses incurred                                   6,268      2,304        784         9,356
Underwriting expenses                                             1,080      1,268        227         2,575
Adjusted underwriting profit (loss)(b)                             (141)       497        134           490
Net investment income                                             1,356        369        129         1,854
Operating income before realized capital gains(c)                 1,215        866        263         2,344
Equity in income of minority-owned insurance operations             114         --         --           114
Depreciation expense                                                 27         57          5            89
Capital expenditures                                                 61         94         11           166
Identifiable assets                                              46,548     13,405      2,433        62,386
-----------------------------------------------------------------------------------------------------------

                                                                        GENERAL INSURANCE -- 1996
                                                              ---------------------------------------------
                                                              DOMESTIC                              TOTAL
                                                              BROKERAGE    FOREIGN                 GENERAL
                       (IN MILLIONS)                            GROUP      GENERAL    OTHER(A)    INSURANCE
-----------------------------------------------------------------------------------------------------------
Net premiums written                                            $ 7,324    $ 4,325      $1,043      $12,692
Net premiums earned                                               6,763      4,033      1,059        11,855
Losses & loss expenses incurred                                   5,886      2,332        779         8,997
Underwriting expenses                                               916      1,303        189         2,408
Adjusted underwriting profit (loss)(b)                              (39)       398         91           450
Net investment income                                             1,242        339        110         1,691
Operating income before realized capital gains(c)                 1,203        737        201         2,141
Equity in income of minority-owned insurance operations              99         --         --            99
Depreciation expense                                                 27         54          4            85
Capital expenditures                                                 41         86          6           133
Identifiable assets                                              43,718     13,025      2,049        58,792
-----------------------------------------------------------------------------------------------------------

(a) Includes other operations which are not required to be reported separately and adjustments and eliminations.
(b) Adjusted underwriting profit (loss) represents statutory underwriting profit or loss adjusted primarily for changes in deferred acquisition costs.
(c) Realized capital gains are not deemed to be an integral part of AIG's general insurance operations' internal reporting groups.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

18.  SEGMENT INFORMATION (continued)

     (d) The following table summarizes AIG's life insurance operations by major reporting group for the years ended December 31, 1998, 1997 and 1996:

                                                                               LIFE INSURANCE -- 1998
                                                              --------------------------------------------------------
                                                                           AIA                                 TOTAL
                                                                           AND       DOMESTIC                  LIFE
                       (IN MILLIONS)                           ALICO     NAN SHAN      LIFE      OTHER(A)    INSURANCE
----------------------------------------------------------------------------------------------------------------------
Premium income                                                $ 3,212    $  6,052    $    784     $  245     $  10,293
Net investment income                                           1,019       1,189       2,889        104         5,201
Operating income before realized capital gains(b)                 576       1,040         782         49         2,447
Depreciation expense                                               31          25          11          5            72
Capital expenditures                                              201          64           1         11           277
Identifiable assets                                            23,495      23,860      54,869      1,387       103,611
----------------------------------------------------------------------------------------------------------------------

                                                                               LIFE INSURANCE -- 1997
                                                              --------------------------------------------------------
                                                                           AIA                                 TOTAL
                                                                           AND       DOMESTIC                  LIFE
                       (IN MILLIONS)                           ALICO     NAN SHAN      LIFE      OTHER(A)    INSURANCE
----------------------------------------------------------------------------------------------------------------------
Premium income                                                $ 2,811    $  6,278    $    583    $   284     $   9,956
Net investment income                                             754       1,188       2,464        115         4,521
Operating income before realized capital gains(b)                 461         895         632         69         2,057
Depreciation expense                                               24          25           8          5            62
Capital expenditures                                              197         132           1         16           346
Identifiable assets                                            16,745      20,003      49,729      1,270        87,747
----------------------------------------------------------------------------------------------------------------------

                                                                               LIFE INSURANCE -- 1996
                                                              --------------------------------------------------------
                                                                           AIA                                 TOTAL
                                                                           AND       DOMESTIC                  LIFE
                       (IN MILLIONS)                           ALICO     NAN SHAN      LIFE      OTHER(A)    INSURANCE
----------------------------------------------------------------------------------------------------------------------
Premium income                                                $ 2,595    $  5,592    $    552    $   256     $   8,995
Net investment income                                             663         979       2,059        104         3,805
Operating income before realized capital gains(b)                 396         731         464         62         1,653
Depreciation expense                                               21          24          10          6            61
Capital expenditures                                              199          29           1          8           237
Identifiable assets                                            14,839      20,474      35,402      1,560        72,275
----------------------------------------------------------------------------------------------------------------------

(a) Includes other operations which are not required to be reported separately and adjustments and eliminations.

(b) Realized capital gains are not deemed to be an integral part of AIG's life insurance operations' internal reporting groups.

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

18.  SEGMENT INFORMATION (continued)

     (e) The following table summarizes AIG's financial services operations by major reporting group for the years ended December 31, 1998, 1997 and 1996:

                                                                            FINANCIAL SERVICES -- 1998
                                                              -------------------------------------------------------
                                                                                                              TOTAL
                                                                                                            FINANCIAL
                       (IN MILLIONS)                           ILFC      AIGFP(A)     AIGTG     OTHER(B)    SERVICES
---------------------------------------------------------------------------------------------------------------------
Commissions, transactions and other fees                      $ 2,002      $  550     $  374       $ 118      $ 3,044
Interest revenue                                                   49         941         74         139        1,203
Interest expense                                                  694         997         59          85        1,835
Operating income (loss)                                           496         323        123         (73)         869
Depreciation expense                                              581           6          8          67          662
Capital expenditures                                            3,160           3         13          57        3,233
Identifiable assets                                            16,846      28,080     10,526       3,746       59,198
---------------------------------------------------------------------------------------------------------------------

                                                                            FINANCIAL SERVICES -- 1997
                                                              -------------------------------------------------------
                                                                                                              TOTAL
                                                                                                            FINANCIAL
                       (IN MILLIONS)                           ILFC      AIGFP(A)     AIGTG     OTHER(B)    SERVICES
---------------------------------------------------------------------------------------------------------------------
Commissions, transactions and other fees                      $ 1,857      $  452     $  562       $ 171      $ 3,042
Interest revenue                                                   41         768         88          95          992
Interest expense                                                  691         857         42          92        1,682
Operating income (loss)                                           382         241        127         (79)         671
Depreciation expense                                              576           7          6          61          650
Capital expenditures                                            3,436           5          9          65        3,515
Identifiable assets                                            15,028      22,941     10,017       3,124       51,110
---------------------------------------------------------------------------------------------------------------------

                                                                            FINANCIAL SERVICES -- 1996
                                                              ------------------------------------------------------
                                                                                                             TOTAL
                                                                                                           FINANCIAL
                       (IN MILLIONS)                           ILFC      AIGFP(A)    AIGTG     OTHER(B)    SERVICES
--------------------------------------------------------------------------------------------------------------------
Commissions, transactions and other fees                      $ 1,560      $  369    $  289      $  161      $ 2,379
Interest revenue                                                   44         675        38          89          846
Interest expense                                                  624         737        26          91        1,478
Operating income (loss)                                           307         189        80         (75)         501
Depreciation expense                                              526           9         6          47          588
Capital expenditures                                            3,254          10        16          62        3,342
Identifiable assets                                            14,394      20,288     5,115       3,277       43,074
--------------------------------------------------------------------------------------------------------------------

(a) AIGFP's interest revenue and interest expense are reported as net revenues.

(b) Includes other operations which are not required to be reported separately and adjustments and eliminations.

--------------------------------------------------------------------------------
                             American International Group, Inc. and Subsidiaries

18.  SEGMENT INFORMATION (continued)

     (f) A substantial portion of AIG's operations is conducted in countries other than the United States and Canada. The following table summarizes AIG's operations by major geographic segment. Allocations have been made on the basis of the location of operations and assets.

                                                                         GEOGRAPHIC SEGMENTS -- 1998
                                                              --------------------------------------------------
                                                                                           OTHER
(IN MILLIONS)                                                 DOMESTIC(A)    FAR EAST    FOREIGN    CONSOLIDATED
----------------------------------------------------------------------------------------------------------------
Revenues(b)                                                     $18,238      $10,571     $6,907     $    35,716
Real estate and other fixed assets, net of accumulated
  depreciation                                                    1,062          895        781           2,738
Flight equipment primarily under operating leases, net of
  accumulated depreciation                                       16,330           --         --          16,330
----------------------------------------------------------------------------------------------------------------
                                                                         GEOGRAPHIC SEGMENTS -- 1997
                                                              --------------------------------------------------
                                                                                           OTHER
(in millions)                                                 DOMESTIC(A)    FAR EAST    FOREIGN    CONSOLIDATED
----------------------------------------------------------------------------------------------------------------
Revenues(b)                                                     $16,092      $11,671     $4,790     $    32,553
Real estate and other fixed assets, net of accumulated
  depreciation                                                      949          779        696           2,424
Flight equipment primarily under operating leases, net of
  accumulated depreciation                                       14,438           --         --          14,438
----------------------------------------------------------------------------------------------------------------
                                                                         GEOGRAPHIC SEGMENTS -- 1996
                                                              --------------------------------------------------
                                                                                           OTHER
(in millions)                                                 DOMESTIC(A)    FAR EAST    FOREIGN    CONSOLIDATED
----------------------------------------------------------------------------------------------------------------
Revenues(b)                                                     $14,337      $10,691     $4,297     $    29,325
Real estate and other fixed assets, net of accumulated
  depreciation                                                      916          748        564           2,228
Flight equipment primarily under operating leases, net of
  accumulated depreciation                                       13,809           --         --          13,809
----------------------------------------------------------------------------------------------------------------

(a) Including general insurance operations in Canada.

(b) Represents the sum of general net premiums earned, life premium income, net investment income, financial services commissions, transactions and other fees, asset management commissions and other fees, equity in income of minority-owned insurance operations and realized capital gains (losses).

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

19.  SUMMARY OF QUARTERLY FINANCIAL INFORMATION -- UNAUDITED

The following quarterly financial information for each of the three months ended March 31, June 30, September 30 and December 31, 1998 and 1997 is unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the results of operations for such periods, have been made for a fair presentation of the results shown.

                                                                 THREE MONTHS ENDED
                                         -------------------------------------------------------------------
                                             MARCH 31,                JUNE 30,              SEPTEMBER 30,
                                         ------------------      ------------------      -------------------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)    1998        1997        1998        1997      1998(A)        1997
------------------------------------------------------------------------------------------------------------
Revenues                                 $8,277      $7,593      $8,740      $8,187      $9,039       $8,242
Net income                                1,010         861       1,076         913       1,076          934
------------------------------------------------------------------------------------------------------------
Net income per common share:
  Basic                                  $ 0.83      $ 0.71      $ 0.88      $ 0.75      $ 0.89       $ 0.78
  Diluted                                  0.81        0.70        0.86        0.74        0.87         0.75
Average shares outstanding:
  Basic                                   1,214       1,207       1,215       1,204       1,215        1,202
  Diluted                                 1,244       1,232       1,245       1,231       1,242        1,230
------------------------------------------------------------------------------------------------------------

                                         THREE MONTHS ENDED
                                         -------------------
                                            DECEMBER 31,
                                         -------------------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)  1998(A)        1997
---------------------------------------  -------------------
Revenues                                 $9,660       $8,531
Net income                                1,120        1,003
-------------------------------------------------------------------
Net income per common share:
  Basic                                  $ 0.91       $ 0.82
  Diluted                                  0.90         0.81
Average shares outstanding:
  Basic                                   1,215        1,213
  Diluted                                 1,241        1,241
---------------------------------------------------------------------------

(a) Including the operations of Transatlantic and 20th Century.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (C)  EXHIBITS.


     12              Computation of Ratios of Earnings to Fixed Changes
     23              Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN INTERNATIONAL GROUP, INC.
                                         (Registrant)

                                  By /s/ HOWARD I. SMITH
                                  ----------------------------------------------
                                     Name: Howard I. Smith
                                     Title:  Executive Vice President,
                                             Chief Financial Officer &
                                             Comptroller

Date: June 3, 1999

--------------------------------------------------------------------------------

                                                                      SCHEDULE I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES AS OF DECEMBER 31, 1998

(in millions)
--------------------------------------------------------------------------------

                                                                                            AMOUNT AT
                                                                                           WHICH SHOWN
                                                                                             IN THE
                                                                                             BALANCE
                     TYPE OF INVESTMENT                          COST*         VALUE          SHEET
------------------------------------------------------------------------------------------------------
Fixed maturities:
  Bonds:
     United States Government and government agencies and
      authorities                                               $  2,893      $ 3,098       $  3,096
     States, municipalities and political subdivisions            19,415       20,762         19,789
     Foreign governments                                          11,202       11,846         11,846
     Public utilities                                              3,874        4,213          4,213
     All other corporate                                          40,137       41,036         41,036
------------------------------------------------------------------------------------------------------
  Total bonds                                                     77,521       80,955         79,980
  Preferred stocks                                                    --           --             --
------------------------------------------------------------------------------------------------------
Total fixed maturities                                            77,521       80,955         79,980
------------------------------------------------------------------------------------------------------
Equity securities:
  Common stocks:
     Public utilities                                                249          275            275
     Banks, trust and insurance companies                            760          828            828
     Industrial, miscellaneous and all other                       4,456        4,545          4,545
------------------------------------------------------------------------------------------------------
  Total common stocks                                              5,465        5,648          5,648
  Non-redeemable preferred stocks                                    628          620            620
------------------------------------------------------------------------------------------------------
Total equity securities                                            6,093        6,268          6,268
------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans        11,741       11,741         11,741
Financial services assets:
  Flight equipment primarily under operating leases, net of
     accumulated depreciation                                     16,330           --         16,330
  Securities available for sale, at market value                  10,667       10,674         10,674
  Trading securities, at market value                                 --        5,668          5,668
  Spot commodities, at market value                                   --          476            476
  Unrealized gain on interest rate and currency swaps,
     options and forward transactions                                 --        9,881          9,881
  Trading assets                                                   6,229           --          6,229
  Securities purchased under agreements to resell, at
     contract value                                                4,838           --          4,838
Other invested assets                                              8,692           --          8,692
Short-term investments, at cost (approximates market value)        6,739           --          6,739
------------------------------------------------------------------------------------------------------
Total investments                                               $148,850           --       $167,516
------------------------------------------------------------------------------------------------------

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

--------------------------------------------------------------------------------
AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES                 Schedule III
SUPPLEMENTARY INSURANCE INFORMATION
AS OF DECEMBER 31, 1998, 1997 AND 1996 AND FOR THE YEARS THEN ENDED

                                                    (IN MILLIONS)
---------------------------------------------------------------------------------------------------------------------
                                        RESERVES FOR
                                          LOSSES AND                                                      LOSSES AND
                        DEFERRED                LOSS    RESERVE         POLICY                               LOSS
                         POLICY            EXPENSES,      FOR              AND                   NET       EXPENSES
                       ACQUISITION     FUTURE POLICY   UNEARNED       CONTRACT    PREMIUM    INVESTMENT    INCURRED,
       SEGMENT            COSTS          BENEFITS(A)   PREMIUMS      CLAIMS(B)    REVENUE      INCOME      BENEFITS
---------------------------------------------------------------------------------------------------------------------
1998
  General insurance         $1,852           $38,310      $10,009        $  --      $14,098       $2,192      $10,657
  Life insurance             6,229            29,571           --        1,135       10,293        5,201       10,242
---------------------------------------------------------------------------------------------------------------------
                            $8,081           $67,881      $10,009       $1,135      $24,391       $7,393      $20,899
---------------------------------------------------------------------------------------------------------------------
1997
  General insurance         $1,637           $33,400      $ 8,739        $  --      $12,421       $1,854      $ 9,356
  Life insurance             5,515            24,502           --          795        9,956        4,521        9,770
---------------------------------------------------------------------------------------------------------------------
                            $7,152           $57,902      $ 8,739        $ 795      $22,377       $6,375      $19,126
---------------------------------------------------------------------------------------------------------------------
1996
  General insurance         $1,416           $33,430      $ 7,599        $  --      $11,855       $1,691      $ 8,997
  Life insurance             5,403            24,003           --          794        8,995        3,805        8,765
---------------------------------------------------------------------------------------------------------------------
                            $6,819           $57,433      $ 7,599        $ 794      $20,850       $5,496      $17,762
---------------------------------------------------------------------------------------------------------------------

                                     (IN MILLIONS)
---------------------  ------------------------------------------

                           AMORTIZATION
                            OF DEFERRED
                                 POLICY     OTHER         NET
                            ACQUISITION   OPERATING    PREMIUMS
       SEGMENT                 COSTS(C)   EXPENSES      WRITTEN
---------------------  ------------------------------------------
1998
  General insurance              $1,358       $1,552      $14,586
  Life insurance                    759        2,046           --
-----------------------------------------------------------------------------
                                 $2,117       $3,598      $14,586
------------------------------------------------------------------------------------------
1997
  General insurance              $1,216       $1,359      $13,408
  Life insurance                    874        1,776           --
-------------------------------------------------------------------------------------------------------
                                 $2,090       $3,135      $13,408
--------------------------------------------------------------------------------------------------------------------
1996
  General insurance              $1,180       $1,228      $12,692
  Life insurance                    664        1,718           --
---------------------------------------------------------------------------------------------------------------------
                                 $1,844       $2,946      $12,692
---------------------------------------------------------------------------------------------------------------------

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $551 million, $294 million and $62 million for 1998, 1997 and 1996, respectively.
(b) Reflected in insurance balances payable on the accompanying balance sheet.
(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                       S-2